Exhibit 10.6

EXECUTION VERSION

FIRST LIEN CREDIT AGREEMENT

Dated as of April 1, 2014

among

GYP HOLDINGS III CORP.

as the Borrower,

GYP HOLDINGS II CORP.

as Holdings,

CREDIT SUISSE AG

as Administrative Agent and Collateral Agent

The Other Lenders Party Hereto,

CREDIT SUISSE SECURITIES (USA) LLC

RBC CAPITAL MARKETS(1)

UBS SECURITIES LLC

as Joint Lead Arrangers and Joint Bookrunners

(1)  RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions to Initial Credit Extension	89
4.02	Conditions to All Credit Extensions	93

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	94
5.02	Authorization; No Contravention	94
5.03	Governmental Authorization; Other Consents	95
5.04	Binding Effect	95
5.05	Financial Statements; No Material Adverse Effect	95
5.06	Litigation	96
5.07	No Default	96
5.08	Ownership of Property; Liens	96
5.09	Environmental Matters	97
5.10	Taxes	97
5.11	ERISA Compliance	98
5.12	Subsidiaries; Equity Interests	98
5.13	Margin Regulations; Investment Company Act	99
5.14	Disclosure	99
5.15	Compliance with Laws	99
5.16	Intellectual Property	100
5.17	Solvency	100
5.18	Labor Matters	100
5.19	Perfection, Etc.	100
5.20	OFAC and PATRIOT Act Compliance	101
5.21	Anti-Corruption Compliance	101
5.22	OFAC	101
5.23	Designation as Senior Debt	101
5.24	Tax Reporting Compliance	101

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	102
6.02	Certificates; Other Information	103
6.03	Notices	105
6.04	Payment of Obligations	106
6.05	Preservation of Existence, Etc.	106
6.06	Maintenance of Properties	106
6.07	Maintenance of Insurance	106
6.08	Compliance with Laws	107
6.09	Books and Records	107
6.10	Inspection Rights	107

6.11	Use of Proceeds	107
6.12	Covenant to Guarantee Obligations and Give Security	107
6.13	Compliance with Environmental Laws	110
6.14	Further Assurances, Post Closing Obligations	110
6.15	Maintenance of Ratings	113
6.16	Conference Calls	113
6.17	ERISA	113

ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens	113
7.02	Investments	117
7.03	Indebtedness	121
7.04	Fundamental Changes	124
7.05	Dispositions	125
7.06	Restricted Payments	127
7.07	Change in Nature of Business	131
7.08	Transactions with Affiliates	131
7.09	Burdensome Agreements	132
7.10	Use of Proceeds	133
7.11	Amendments of Organization Documents	133
7.12	Accounting Changes	133
7.13	Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments	133
7.14	Holding Companies	134

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	135
8.02	Remedies Upon Event of Default	138
8.03	Application of Funds	138

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01	Appointment and Authorization of Agents	139
9.02	Delegation of Duties	140
9.03	Liability of Agents	140
9.04	Reliance by Agents	141
9.05	Notice of Default	141
9.06	Credit Decision; Disclosure of Information by Agents	141
9.07	Indemnification of Agents	142
9.08	Agents in their Individual Capacities	142
9.09	Successor Agents	143
9.10	Administrative Agent May File Proofs of Claim	144
9.11	Collateral and Guaranty Matters	145

9.12	Secured Hedge Agreements	146
9.13	Other Agents; Arranger and Managers	146
9.14	Appointment of Supplemental Administrative Agents	146
9.15	Withholding	147

ARTICLE X
MISCELLANEOUS

10.01	Amendments, Etc.	147
10.02	Notices; Effectiveness; Electronic Communications	151
10.03	No Waiver; Cumulative Remedies; Enforcement	153
10.04	Expenses and Taxes	154
10.05	Indemnification by the Borrower	154
10.06	Payments Set Aside	156
10.07	Successors and Assigns	156
10.08	Confidentiality	162
10.09	Setoff	163
10.10	Interest Rate Limitation	164
10.11	Counterparts	164
10.12	Integration; Effectiveness	164
10.13	Survival of Representations and Warranties	165
10.14	Severability	165
10.15	Governing Law; Jurisdiction; Etc.	165
10.16	WAIVER OF RIGHT TO TRIAL BY JURY	166
10.17	Binding Effect	166
10.18	No Advisory or Fiduciary Responsibility	167
10.19	Affiliate Activities	167
10.20	Electronic Execution of Assignments and Certain Other Documents	168
10.21	USA PATRIOT ACT; “Know Your Customer” Checks	168
10.22	Keepwell	169
10.23	Intercreditor Agreements	169

SCHEDULES

I	Guarantors
II	Immaterial Subsidiaries
2.01	Term Commitments and Pro Rata Shares
4.01(a)(viii)	Local Counsel
5.08(b)	Material Real Property
5.09	Environmental Matters
5.11(d)	Pension Plans
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property
5.18	Labor Matters
6.14	Initial Mortgaged Properties
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliated Lender Assignment and Assumption
E-3	Administrative Questionnaire
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement
H	Intellectual Property Security Agreement
I	Opinion Matters — Counsel to the Loan Parties
J	Solvency Certificate
K	Discounted Prepayment Option Notice
L	Lender Participation Notice
M	Discounted Voluntary Prepayment Notice
N	U.S. Tax Compliance Certificate
O	Secured Hedge Notice
P	Intercompany Note
Q	Term Intercreditor Agreement
R	ABL/Term Intercreditor Agreement

v

FIRST LIEN CREDIT AGREEMENT

This FIRST LIEN CREDIT AGREEMENT (this “Agreement”) is entered into as of April 1, 2014, among GYP HOLDINGS III CORP., a Delaware corporation (the “Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), CREDIT SUISSE AG, as Administrative Agent and as Collateral Agent.

PRELIMINARY STATEMENTS

Pursuant to the terms and conditions set forth in the Acquisition Agreement (as hereinafter defined), the Borrower will acquire (the “Acquisition”) 100% of the Shares other than Rollover Shares (each as defined in the Acquisition Agreement) of Gypsum Management and Supply, Inc., a Georgia corporation (“GMS”), from each of the persons set forth on Schedule A to the Acquisition Agreement (collectively, the “Seller”).

The Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Article IV below, the Lenders lend to the Borrower $390,000,000 in the form of a term loan facility.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“ABL Administrative Agent” means the administrative agent under the ABL Facility.

“ABL Cap” means the greater of (i) $345,000,000 and (ii) an amount equal to the sum of 90% of the book value of all inventory and 90% of the book value of all accounts receivable, in each case, owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent in accordance with Section 6.01(a) or (b) and calculated in accordance with GAAP.

“ABL Collateral Agent” means the collateral agent under the ABL Facility.

“ABL Facility” means the ABL Revolving Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms of the ABL/Term Intercreditor Agreement), among the Borrower, Holdings, Wells Fargo Bank, N.A., as administrative agent thereunder, the other agents party thereto and the ABL Lenders, including any replacement thereof entered into in connection with one or more refinancings thereof permitted under the ABL/Term Intercreditor Agreement (so long as the documents governing such replacement constitute “ABL Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“ABL Lender” means a lender under the ABL Facility.

“ABL Loan” means a “Loan” as defined in the ABL Facility.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Facility.

“ABL Obligations” means the “ABL Obligations” as defined in the ABL Facility.

“ABL Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“ABL/Term Intercreditor Agreement” means the ABL/Term Intercreditor Agreement substantially in the form of Exhibit R, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent.

“Acquisition” has the meaning specified in the “Preliminary Statements.”

“Acquisition Agreement” means the Stock Purchase Agreement (including the schedules and exhibits thereto), dated as of February 11, 2014, among the Borrower, as Buyer, GMS, as Company and the Seller.

“Acceptable Discount” has the meaning specified in Section 2.03(a)(iii)(C).

“Acceptance Date” has the meaning specified in Section 2.03(a)(iii)(B).

“Accepting Lenders” has the meaning specified in Section 2.03(c).

“Acquired Business” has the meaning specified in Section 7.02(i).

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under the Term Facility, and any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-3 or any other form approved by the Administrative Agent.

“AEA” means AEA Investors LP and its Affiliates, other than any portfolio company of any of the foregoing.

“Affected Facility” has the meaning specified in Section 10.01(B).

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lenders” means, collectively, the Borrower and its Subsidiaries, Non-Debt Fund Affiliates and Debt Fund Affiliates.

Affiliated Lender Assignment and Assumption” means an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit E-2.

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, partners, members, representatives, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates and their respective successors and assigns.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Term Commitments of all the Lenders.

“Agreement” means this First Lien Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

“Applicable Discount” has the meaning specified in Section 2.03(a)(iii)(C).

“Applicable Rate” means a percentage per annum equal to 3.75% per annum for Eurodollar Rate Loans, and 2.75% per annum for Base Rate Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each of CS Securities, RBC Capital Markets, and UBS Securities LLC, in their capacities as exclusive joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(c)).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the one-month Eurodollar Rate (after giving effect to any applicable “floor”) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London Time) by reference to the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) as an authorized vendor for the purpose of displaying such rates).  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, as the case may be.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means: (a) with respect to Holdings, the Borrower or any other corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Notice” has the meaning specified in Section 6.12(d).

“Borrower Purchasing Party” means the Borrower and any of its Restricted Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, is a day that is also a London Banking Day.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (subject to Section 1.03(c)), recorded as a capitalized lease.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Credit Suisse or a financial institution selected by the Administrative Agent, in the name of the Borrower and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)                                 direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of the United States (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the United States, and which are not callable or redeemable at the issuer’s option;

(b)                                 overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of the United States; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;

(c)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(d)                                 marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(e)                                  repurchase obligations with a term of not more than 30 days for underlying Investments of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(f)                                   Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a), through (e) of this definition;

(g)                                  investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and

(h)                                 (x) such local currencies in those countries in which the Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in which Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CFC Holdco” means a Subsidiary (a) that has no material assets other than the equity of one or more Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, standard or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, standards or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, standards or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(i)                                     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended)) other than one or more Permitted Holders; or

(ii)                                  the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower; or

(iii)                               the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined in clause (i) above) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of Holdings or the Borrower measured by voting power rather than number of shares; or

(iv)                              the first day on which a majority of the members of the Board of Directors of Holdings or the Borrower are not Continuing Directors; or

(v)                                 Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Borrower; or

(vi)                              a “Change of Control” (as defined in the ABL Facility or the Second Lien Credit Agreement) shall occur.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders holding Term Loans and (ii) Lenders holding an Incremental First Lien Term Loan Tranche, and (b) with respect to Term Loans, each of the following classes of Term Loans: (i) Term Loans and (ii) Incremental First Lien Term Loans of any Incremental First Lien Term Loan Tranche.  For the avoidance of doubt, any Term Loans or Term Commitments created pursuant to a Permitted Amendment shall constitute a separate Class.

“Closing Date” means the first date on which all of the conditions precedent in Article IV are satisfied or waived in accordance with Article IV.

“Closing Material Adverse Effect” means any material adverse change, effect, event, occurrence, fact or condition in or on the business, results of operation, condition (financial or otherwise) or assets of the Target, taken as a whole, provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Closing Material Adverse Effect: any material adverse facts, circumstances, events, changes, effects or occurrences (a) resulting from or relating to the identity of Buyer or any of its Affiliates as the Buyer of the Target or the announcement of or execution of the Acquisition Agreement or the pendency of the transactions contemplated by the Acquisition Agreement, including losses or threatened losses of employees, customers, suppliers or others having relationships with the Target; (b) resulting from or relating to political conditions or any acts of terrorism or war; (c) relating to generally applicable economic conditions (including the state of the financial, debt, credit or securities markets, in the United States or elsewhere) or the industries in which the Target operates in general; (d) resulting from or relating to any change in Laws or GAAP or authoritative interpretations thereof; (e) resulting from or relating to the failure of the Business to meet projections, forecasts or estimates delivered to any Person (provided that the underlying causes of such failures may be considered in determining whether there is a Closing Material Adverse Effect unless otherwise provided in this definition);  (f) resulting from or relating to any natural or man-made disaster or acts of God, or (g) resulting from or relating to actions of the Target or any of its Affiliates which Buyer has expressly requested or to which Buyer has expressly consented; except, in the case of clauses (b), (c), (d) or (f), where such change, effect, event, occurrence, fact or condition disproportionately affects the Target, taken as a whole, relative to other participants in the industries in which the Target operates.  Capitalized terms used above in the definition of “Closing Material Adverse Effect” without definition shall have the meanings assigned to them in the Acquisition Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, the Intercreditor Agreements, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the First Lien Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment Letter” means the Commitment Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Commitment Letter, dated as of February 25, 2014), among Holdings, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Plan” means a Plan other than a Multiemployer Plan.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means (a) Taxes that are imposed on or measured by net income (however denominated) or (b) that are franchise Taxes, in each case that are imposed as a result of a present or former connection between Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets that, in accordance with GAAP, would be classified as current assets on the consolidated balance sheet of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding any payment of contract-related costs (customarily referred to as costs in excess of billing), cash, Cash Equivalents and Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding any advanced payments received for contracts (customarily referred to as billings in excess of costs), the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (other than clause (xix)), without duplication,

(i)                                    total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations,

(ii)                                 provision for taxes based on income, profits or capital of the Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)                              depreciation and amortization expense (including amortization of intangible assets),

(iv)                             non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(v)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(vi)                              all extraordinary, non-recurring or unusual losses and charges,

(vii)                          costs and expenses in connection with branch startups, provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below),

(viii)                       cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions,

(ix)                             cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and clause (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below),

(x)                                 transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents, the ABL Loan Documents or the Second Lien Loan Documents, in each case, whether or not consummated),

(xi)                             any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

(xii)                          any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period),

(xiii)                       management fees (or special dividends in lieu thereof) permitted under Section 7.08(d),

(xiv)                      any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02,

(xv)                          non-cash losses from Joint Ventures and non-cash minority interest reductions,

(xvi)                       fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.13,

(xvii)                   other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,

(xviii)                losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and

(xix)                       the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Borrower or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transactions, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of

Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix)), minus

(c)                      an amount which, in the determination of Consolidated Net Income, has been included for:

(i)                                     federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense),

(ii)                                  non-recurring income or gains from discontinued operations,

(iii)                               all extraordinary, non-recurring or unusual gains and non-cash income during such period,

(iv)                              any gains realized upon the disposition of property outside of the ordinary course of business, and

(v)                                 the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated pursuant to this definition), plus or minus

(d)                     unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP.

Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $21,900,000 for the fiscal quarter ended on April 30, 2013, $22,900,000 for the fiscal quarter ended on July 31, 2013, $27,400,000 for the fiscal quarter ended on October 31, 2013 and $21,000,000 for the fiscal quarter ended on January 31, 2014.

“Consolidated Funded First Lien Indebtedness” means (A) all Consolidated Funded Indebtedness constituting ABL Obligations and (B) all other Consolidated Funded Indebtedness that is secured by a Lien on any Collateral (other than Liens permitted under Section 7.01(i)) that is not subordinated to the Lien on such Collateral securing the First Lien Obligations; provided that (x) such Consolidated First Lien Indebtedness is not subordinated in right of payment to the First Lien Obligations and (y) for purposes of the definition of “Permitted Other First Lien Indebtedness”, the definition of “Permitted Other Second Lien Indebtedness” and clause (y) of the second proviso in Section 2.12(a) only, all Incremental First Lien Term Facilities and all Permitted Other First Lien Indebtedness (and any Permitted Refinancing thereof) shall be deemed to be (a) secured by a Lien on the Collateral that is not subordinated to the Lien on such Collateral securing the First Lien Obligations, whether or not so secured and (b)

not subordinated in right of payment to the First Lien Obligations, whether or not so subordinated.

“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit, bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one (1) Business Day after such amount is drawn.  The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset.

“Consolidated Funded Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on assets of the Borrower or any of its Restricted Subsidiaries, provided that (x) such Consolidated Funded Indebtedness is not subordinated in right of payment to the First Lien Obligations and (y) for purposes of the definition of “Permitted Other First Lien Indebtedness”, the definition of “Permitted Other Second Lien Indebtedness”, the definition of “Secured Leverage Ratio” as used in the definition of “Second Lien Cap” and clause (y) of the second proviso in Section 2.12(a) only, all Incremental First Lien Term Facilities and all Permitted Other Indebtedness (and any Permitted Refinancing thereof) shall be deemed to be (a) secured by a Lien on the assets of the Borrower and its Restricted Subsidiaries, whether or not so secured and (b) not subordinated in right of payment to the First Lien Obligations, whether or not so subordinated.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by such Person and its Restricted Subsidiaries, (iii) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (v) net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period (or, for purposes of calculating Cumulative Credit, either during such period or in respect of any future period) there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent that such net income is distributed in cash during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction, (vi) cancellation of Indebtedness income arising out of prepayments made in accordance with Section 2.03(a)(iii) and (vii) any income (loss) for such period attributable to the early extinguishment of (a) Indebtedness, (b) obligations under any Swap Contracts or (c) other derivative instruments), as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments of such Funded Debt (including as required pursuant to Section 2.03) as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Continuing Directors” means the directors of each of Holdings and the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings or the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Sponsor in his or her election by the stockholders of Holdings or of the Borrower.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means a Term Borrowing.

“Credit Suisse” means Credit Suisse AG, acting through such of its affiliates or branches as it deems appropriate, and its successors.

“CS Securities” means Credit Suisse Securities (USA) LLC and its successors.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate (except to the extent resulting from the operation of clause (e)), determined on a cumulative basis equal to:

(a)                                 the sum of a percentage of Excess Cash Flow for each full fiscal quarter ended after the Closing Date and prior to such date of determination, equal to, for each such fiscal quarter:

(i) 50% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was greater than or equal to 5.50:1.00,

(ii) 75% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was less than 5.50:1.00 but greater than or equal to 5.00:1.00 or

(iii) 100% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was less than 5.00:1.00, plus

(b)                                 the sum of any Declined Amounts, plus

(c)                                  in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) (any such Investment for purposes of this clause (c) being an “Original Investment” and the amount of any such reduction for purposes of this clause (c) being the “Reduction Amount” in respect of such Investment) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or the acquisition of any Investments, an amount equal to the lesser of (A) the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents from:  (i) the sale (other than to the Borrower or any such Restricted Subsidiary) of any such Equity Interests of an Unrestricted Subsidiary or any such Investments, or (ii) any dividend or other distribution by any such Unrestricted Subsidiary received in respect of any such Investments, or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investments, and (B) the Reduction Amount in respect of such Original Investment; plus

(d)                                 in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary (any such designation being the “Original Designation” and the amount of any such reduction for purposes of this clause (d) being the “Reduction Amount” in respect of such designation), in the event any such Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, an amount equal to the lesser of (A) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the Reduction Amount in respect of such Original Designation, minus

(e)                                  the aggregate excess (or plus any shortfall) in respect of each fiscal year of the Borrower (commencing with the first full fiscal year ending after the Closing Date) completed prior to such date of (i) the cumulative amount of Cumulative Credit attributable to and determined in accordance with clause (a) of this definition for all four fiscal quarters of each such fiscal year over (ii) such cumulative amount for each such fiscal year attributable to clause (a) of this definition but determined on an annual (and not quarterly) basis for each such fiscal year (for the avoidance of doubt, based on the Total Leverage Ratio as of the last day of each such fiscal year), as such amount may be reduced from time to time to the extent that all or a portion of Cumulative Credit is applied to make Investments, Restricted Payments or prepayments of Junior Financing pursuant to Section 7.02(t), 7.06(f)(2) or 7.13(a)(i), respectively.

“Cure Amount” has the meaning specified in the ABL Facility.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

“Declined Amounts” has the meaning specified in Section 2.03(c).

“Declining Lender” has the meaning specified in Section 2.03(c).

“Debt Fund Affiliate” means any Affiliate of the Sponsor that is a bona fide diversified debt fund primarily engaged in, or advising funds or other investment vehicles that are engaged in making, purchasing or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle that are independent of their duties to the equity holders of Holdings.

“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the Eurodollar Rate plus the Applicable Rate applicable to such Eurodollar Rate Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two (2) Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender of a Lender’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Defaulting Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.03(a)(iii)(B).

“Discount Range” has the meaning specified in Section 2.03(a)(iii)(B).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.03(a)(iii)(A).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.03(a)(iii)(E).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other First Lien Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Latest Maturity Date of all Term Loans then in effect; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Holdings (other than any CFC Holdco) that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees or binding judicial or administrative decisions relating to pollution and the protection of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface or subsurface land, plant and animal life or any other natural resource), and public and worker health and safety as it relates to Hazardous Materials, including those related to the generation, use, handling, storage, transportation, treatment, recycling, labeling or Environmental Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, investigation or monitoring, consulting costs and attorney fees, and fines or penalties) resulting from or based upon (a) any Environmental Law, including any noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) an Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dispersal, dumping or disposing into or through the indoor or outdoor environment.

“Equity Contribution” has the meaning specified in the definition of the “Transactions.”

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated), that together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is in at-risk status, as defined in Section 430 of the Code or Section 303 of ERISA, or the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; or (j) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to (i) the rate determined by the Administrative Agent to be the applicable Screen Rate at approximately 11:00 a.m. (London Time), two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the rates per annum at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London Time) on the date that is two (2) Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Term Loan that bears interest at the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurodollar funding

(currently referred to as “Eurodollar liabilities”).  The Eurodollar Rate for each outstanding Term Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” has the meaning specified in Section 6.12(d).

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount equal to (a) Consolidated Net Income of the Borrower and its Restricted Subsidiaries minus (b) without duplication (in each case, for the Borrower and its Restricted Subsidiaries on a consolidated basis),

(i)                                    Capital Expenditures, except to the extent made using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period,

(ii)                                 Consolidated Scheduled Funded Debt Payments and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes,

(iii)                              Restricted Payments made by the Borrower and its Restricted Subsidiaries to the extent that such Restricted Payments are permitted to be made under Section 7.06(e) or 7.06(i), solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income,

(iv)                              the aggregate amount of voluntary or mandatory permanent principal payments or repurchases of Indebtedness of the Borrower and its Restricted Subsidiaries (excluding the First Lien Obligations, the ABL Loans and the Second Lien Obligations); provided that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase and (C) such prepayments or repurchases are not made, directly or indirectly, using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period or (2) the Cumulative Credit,

(v)                                 cash payments made in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) or non-cash charges in a prior period, in each case, not made directly or indirectly using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period or (2) the Cumulative Credit,

(vi)                             to the extent not deducted in arriving at Consolidated Net Income, cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance,

(vii)                          cash from operations used or to be used to consummate a Permitted Acquisition (if such Permitted Acquisition has been consummated, or committed to be consummated, prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.03(b)(i) with respect to such fiscal year period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (vii) with respect to a fiscal year as a result of a Permitted Acquisition that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then (A) for the avoidance of doubt, no amount shall be deducted from Excess Cash Flow pursuant to this clause (vii) as a result of such Permitted Acquisition being actually consummated for the Relevant Deduction Amount, and (B) if such Permitted Acquisition is not actually consummated for the Relevant Deduction Amount prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.03(b)(i) with respect to the immediately following fiscal year period, an amount equal to such Relevant Deduction Amount shall be added to Excess Cash Flow for such immediately following fiscal year period,

(viii)                       to the extent not deducted in arriving at Consolidated Net Income, cash contributions to pension and other employee benefits plans,

(ix)                             to the extent not deducted in arriving at Consolidated Net Income, any cash losses from extraordinary, unusual or non-recurring items,

(x)                                 to the extent not deducted in arriving at Consolidated Net Income, cash payments in respect of any hedging obligations,

(xi)                              net non-cash gains and credits to the extent included in arriving at Consolidated Net Income, plus

(c) net non-cash charges and losses to the extent deducted in arriving at Consolidated Net Income; plus

(d) decreases in Net Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), minus

(e) increases in Net Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting).

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the first full fiscal year ended after the Closing Date.

“Excluded Subsidiary” means any Subsidiary of the Borrower that is (i) a Foreign Subsidiary or a Foreign Subsidiary of a Domestic Subsidiary or a CFC Holdco, (ii) an Immaterial Subsidiary, (iii) prohibited by applicable law, regulation or by any Contractual Obligation existing on the Closing Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization in order to grant such Subsidiary Guaranty (to the extent that the Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (iv) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (v) captive insurance companies, (vi) a not-for-profit Subsidiary, (vii) a Subsidiary not wholly-owned (other than any such Subsidiary described in the parenthetical in clause (ii) of the definition of Guarantor) by the Borrower and/or one or more of its wholly owned Restricted Subsidiaries, (viii) any Unrestricted Subsidiary and (ix) a Subsidiary to the extent that the burden or cost of obtaining a Subsidiary Guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Borrower).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 14 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) its overall net income or overall gross income (however denominated) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any United States federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01(a), (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(g) or Section 3.01(h) and (e) any United States federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Credit Suisse on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Fee Letter, dated as of February 25, 2014), among Holdings, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“First Lien Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded First Lien Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4)

consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).

“First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan or Secured Hedge Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and costs that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the First Lien Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party; provided that the First Lien Obligations shall not include Excluded Swap Obligations.

“Flood Determination Form” has the meaning specified in Section 6.12(d).

“Flood Hazard Property” has the meaning specified in Section 6.12(d).

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Disposition” has the meaning specified in Section 2.03(b)(vi).

“Foreign Lender” means any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GMS” has the meaning specified in the “Preliminary Statements.”

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any (a) obligation, contingent or otherwise, of such Person Guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) Holdings, (ii) each wholly-owned Domestic Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned domestic Restricted Subsidiaries in which (x) the minority interests are held solely by management and employees of such Restricted Subsidiary and (y) the Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Borrower that is a Restricted Subsidiary and is listed on Schedule I, and (iii) each other wholly-owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable, explosive or radioactive substances, and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law.

“Hedge Bank” means (i) any Person that at the time it enters into a Secured Hedge Agreement, is an Agent, an ABL Agent, an Arranger, a Lender, an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender or (ii) any Person that is, as of the Closing Date, an Agent, an ABL Agent, an Arranger, a Lender, an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender and a party to a Secured Hedge Agreement, in each case, in its capacity as a party to such Secured Hedge Agreement.  For the avoidance of doubt, such Person shall continue to be a Hedge Bank with respect to the applicable Secured Hedge Agreement even if it ceases to be an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender after the date on which it entered into such Secured Hedge Agreement.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Borrower to the Administrative Agent and the Collateral Agent in writing that meets all of the following criteria calculated on the Pro Forma Basis by reference to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a):  (a) the aggregate gross assets (excluding goodwill) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 5% of the Consolidated Total Assets of the Restricted Group as of such date; (b) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 5% of the Consolidated EBITDA of the Restricted Group for such period; (c) the aggregate gross assets (excluding goodwill) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 10% of the Consolidated Total Assets of the Restricted Group as of such date; and (d) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 10% of the Consolidated EBITDA of the Restricted Group for such period; provided that if, at any time after the delivery of such financial statements, (i) with respect to any Restricted Subsidiary designated as an Immaterial Subsidiary at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (a) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (b) or (ii) with respect to all Restricted Subsidiaries designated as Immaterial Subsidiaries at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (c) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (d), then the Borrower shall, not later than thirty (30) days after the date by which financial statements for the fiscal quarter or the fiscal year, as applicable, in which such excess occurs must be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) notify the Administrative Agent and the Collateral Agent in writing that one or more of such Restricted Subsidiaries no longer constitutes an Immaterial Subsidiary and (B) comply with the provisions of Section 6.12 applicable to such Subsidiary.  All Immaterial Subsidiaries as of the Closing Date are set forth on Schedule II.

“Incremental First Lien Lender” has the meaning specified in Section 2.12(c).

“Incremental First Lien Term Commitment” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Commitments Amendment” has the meaning specified in Section 2.12(d).

“Incremental First Lien Term Commitments Effective Date” has the meaning specified in Section 2.12(e).

“Incremental First Lien Term Facilities” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Loan Tranche” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Loans” has the meaning specified in Section 2.12(a).

“Incremental Second Lien Term Loans” has the meaning specified in the Second Lien Credit Agreement.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments issued or created by or for the account of such Person;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   all Attributable Indebtedness;

(g)                                  all obligations of such Person in respect of Disqualified Equity Interests; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Ineligible Assignee” has the meaning specified in Section 10.07(b).

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means Credit Suisse, Royal Bank of Canada, and UBS.

“Initial Mortgaged Properties” means the properties listed on Schedule 6.14.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit H hereto together with each intellectual property security agreement supplement, including any such supplement executed and delivered pursuant to Section 6.12.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit P evidencing Indebtedness owed among the Loan Parties and their respective Subsidiaries.

“Intercreditor Agreements” means the ABL/Term Intercreditor Agreement and the Term Intercreditor Agreement.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date of the applicable Class of Term Loans under the Term Facility; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each January, April, July and October and the Maturity Date of the applicable Class of Term Loans under the Term Facility.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Lenders, twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such

Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date of the applicable Class of Term Loans under the Term Facility.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(e), (i) and (k)).  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns representing a return of capital with respect to such Investment received by the Borrower or a Restricted Subsidiary.

“Investors” has the meaning specified in the definition of the “Transactions.”

“IP Rights” has the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means the Second Lien Loan Documents and any documentation governing any other Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Term Loans or Term Commitments at such time, including, for the avoidance of doubt, the latest maturity date of any Class of Term Loans or Incremental First Lien Term Loans established pursuant to any Incremental First Lien Term Commitments Amendment, in each case as extended from time to time in accordance with this Agreement (including pursuant to any Permitted Amendment in accordance with Section 10.01).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph to this Agreement.

“Lender Participation Notice” has the meaning specified in Section 2.03(a)(iii)(C).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, lease, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) any Incremental First Lien Term Commitments Amendment and (vii) any Loan Modification Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) any Incremental First Lien Term Commitments Amendment, (vii) any Loan Modification Agreement, and (viii) each Secured Hedge Agreement.

“Loan Modification Accepting Lender” has the meaning specified in Section 10.01(B).

“Loan Modification Agreement” has the meaning specified in Section 10.01(B).

“Loan Modification Offer” has the meaning specified in Section 10.01(B).

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“London Time” means Greenwich Mean Time or British Summer Time, as applicable.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under any Loan Document.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $2,500,000) owned in fee by the Borrower or a Guarantor.

“Maturity Date” means: the earliest of (i) April 1, 2021, (ii) the date of termination in whole of the Term Commitments pursuant to Section 2.04(a) prior to any Term Borrowing and (iii) the date that the Term Loans are declared due and payable pursuant to Section 8.02.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance satisfactory to the Collateral Agent.

“Mortgage Policies” has the meaning specified in Section 6.14(b)(ii).

“Mortgaged Properties” means (i) the Initial Mortgaged Properties listed on Schedule 6.14 and (ii) each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.12(a)(iii).

“Multiemployer Plan” means any Plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management of the Borrower for the fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate.

“Net Cash Proceeds” means:

(a)                                 with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.  It being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve;

(b)                                 with respect to the issuance of any Equity Interest by the Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (i) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such issuance; and

(c)                                  with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“Net Working Capital” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“New York Time” means Eastern Standard Time or Eastern Daylight Time, as applicable.

“NFIP” has the meaning specified in Section 6.12(d).

“No Undisclosed Information Representation” by a Person means a representation that such Person is not in possession of any material non-public information with respect to Holdings, the Borrower, their respective Subsidiaries or their respective securities.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of the Sponsor other than (i) Holdings, (ii) any Subsidiary of Holdings, (iii) any Debt Fund Affiliate and (iv) any natural person.

“Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans made or held by such Term Lender.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Loans” has the meaning specified in Section 2.03(a)(iii)(C).

“OID” has the meaning specified in Section 2.12(b).

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Designation” has the meaning specified in the definition of “Cumulative Credit.”

“Original Investment” has the meaning specified in the definition of “Cumulative Credit.”

“Other Equity” has the meaning specified in the definition of the “Transactions.”

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning set forth in Section 10.07(k).

“PATRIOT Act” has the meaning specified in Section 10.21.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Permits” has the meaning specified in Section 5.01.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Amendments” has the meaning specified in Section 10.01(B).

“Permitted Encumbrances” means any Liens or other encumbrances on any Mortgaged Property permitted under the applicable Mortgage Policy.

“Permitted Equity” has the meaning specified in the definition of the “Transactions.”

“Permitted Equity Issuance” means (a) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of Holdings the proceeds of which are contributed to the common equity of the Borrower, (b) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of the Borrower to Holdings or (c) any capital contribution to the Borrower.

“Permitted Holders” means the Sponsor and the members of the management of Holdings and its Subsidiaries (the “Management Shareholders”); provided that in no event shall the Management Shareholders be treated as Permitted Holders with respect to more than 10% of the Voting Stock of Holdings.

“Permitted Other First Lien Indebtedness” means Indebtedness, that is either unsecured or secured by Permitted Other Indebtedness Liens, and the aggregate principal amount of which, together with the aggregate principal amount of (i) all increases in the Term Facility incurred and outstanding in reliance on Section 2.12(a)(x), (ii) all increases in the Second Lien Loans incurred and outstanding in reliance on Section 2.12(a)(x) of the Second Lien Credit Agreement and (iii) all Permitted Other Second Lien Indebtedness incurred in reliance on clause (x) of the definition thereof, does not exceed the sum of (x) $100,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the First Lien Leverage Ratio (without netting the cash and Cash Equivalent constituting proceeds of the applicable Permitted Other First Lien Indebtedness) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent to exceed (I) 4.20:1.00 or (II) if such Permitted Other Indebtedness is incurred to finance a Permitted Acquisition, the First Lien Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition (it being understood and agreed that the Borrower may incur such Indebtedness under either clause (x) or (y) in such order as it may elect in its sole discretion); provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and, with respect to such Indebtedness incurred in the form of loans, customary amortization payments, subject to clause (B) below); (B) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Term Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (C) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (E) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent and the ABL Administrative Agent.

“Permitted Other Indebtedness” means Permitted Other First Lien Indebtedness and Permitted Other Second Lien Indebtedness.

“Permitted Other Indebtedness Liens” means Liens on the Collateral that secure Permitted Other Indebtedness and, in the case of any such Liens on the Term Priority Collateral, that are pari passu with or junior to the Liens on the Term Priority Collateral securing the First Lien Obligations, provided that (w) all such Liens on the Term Priority Collateral securing any Permitted Other Second Lien Indebtedness must be junior to the Liens securing the First Lien Obligations, (x) all such Liens on the Term Priority Collateral that are junior to the Liens on the Term Priority Collateral securing the First Lien Obligations will be pari passu with, or junior to, the Liens on the Term Priority Collateral securing the Second Lien Obligations, (y) such Liens are granted under security documents to a collateral agent for the benefit of the holders of the Permitted Other Indebtedness and subject to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent, the ABL Administrative Agent, the Second Lien Administrative Agent, the Collateral Agent, the ABL Collateral Agent, and the Second Lien Collateral Agent, and that are entered into among the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the senior, junior or pari passu treatment of such Liens with the Liens securing, as applicable, the First Lien Obligations, the ABL Obligations or Second Lien Obligations and (z) all such Liens on the ABL Priority Collateral shall be (i) junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, (ii) pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the First Lien Obligations and (iii) pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the Second Lien Obligations.

“Permitted Other Second Lien Indebtedness” means Indebtedness, that is either unsecured or secured by Permitted Other Indebtedness Liens, and the aggregate principal amount of which, together with the aggregate principal amount of (i) all increases in the Second Lien Loans incurred and outstanding in reliance on Section 2.12(a)(x) of the Second Lien Credit Agreement, (ii) all Incremental First Lien Term Commitments incurred and outstanding in reliance on Section 2.12(a)(x) of this Agreement (assuming the full funding thereof) and (iii) all Permitted Other First Lien Indebtedness (assuming the full funding thereof) incurred in reliance on clause (x) of the definition thereof, does not exceed the sum of (x) $100,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the Secured Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Permitted Other Second Lien Indebtedness) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Second Lien Administrative Agent to exceed (I) 6.00:1.00 or (II) if the Permitted Other Second Lien Indebtedness is incurred to finance a Permitted Acquisition, the Secured Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition (it being understood and agreed that the Borrower may incur such Indebtedness under either clause (x) or (y) in such order as it may elect in its sole discretion); provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date (as defined in the Second Lien Credit Agreement) of all Second Lien Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (B) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Second Lien Loans then in effect (and, if for any reason there are no Second Lien Loans outstanding, not shorter than the Latest Maturity Date of all First Lien Loans) and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Second Lien Loans; (C) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in the Second Lien Credit Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (E) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent, the ABL Administrative Agent and the Second Lien Administrative Agent.

“Permitted Ratio Debt” means unsecured Indebtedness in the form of notes or loans under credit agreements, indentures or other similar agreements or instruments; provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety one (91) days after the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (B) the covenants, events of default, Guarantees and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (B), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (C) if such Indebtedness is subordinated, the Term Facility has been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness; (D) in the case of any such Indebtedness of the Borrower or any Restricted Subsidiary owed to the seller of any property acquired in a Permitted Acquisition, such Indebtedness is expressly subordinated to the prior payment in full in cash of the First Lien Obligations on terms and conditions that are reasonably acceptable to the Administrative Agent; (E) immediately before and immediately after giving Pro Forma Effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (F) immediately after giving effect to the incurrence of such Indebtedness, the Borrower and its Restricted Subsidiaries shall be in Pro Forma Compliance with a maximum Total Leverage Ratio of 7.00:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail.

“Permitted Refinancing” means, with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest, unpaid reasonable premium thereon and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the First Lien Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the First Lien Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are, (A) either (x) customary for similar debt in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that any negative covenants shall be incurrence-based) or (y) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (B) when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in the foregoing clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (vi) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Surviving Debt” has the meaning specified in the definition of the “Transactions.”

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Interests” has the meaning specified in the Security Agreement.

“Prepayment Amount” has the meaning specified in Section 2.03(c).

“Prepayment Date” has the meaning specified in Section 2.03(c).

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse (or any successor to Credit Suisse in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City and notified to the Borrower.  Each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Private Lenders” has the meaning specified in Section 6.02.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.13), the numerator of which is the amount of the Term Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided, that if the commitment of each Lender to make Term Loans has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Productive Asset” means any real estate, building and equipment that is to be used by the Borrower or a Restricted Subsidiary in connection with providing services to a third party pursuant to a written contract, the benefits of which the Borrower believes in good faith warrant the incurrence of the Attributable Indebtedness described in Section 7.03(e)(ii) incurred to finance all or any part of such Productive Asset.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.03(a)(iii)(B).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Borrower” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lenders” has the meaning specified in Section 2.03(a)(iii)(D).

“Qualifying Loans” has the meaning specified in Section 2.03(a)(iii)(D).

“Reduction Amount” has the meaning set forth in the definition of “Cumulative Credit.”

“Refinancing” has the meaning specified in the definition of the “Transactions.”

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Transaction” has the meaning specified in Section 2.03(b)(ii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means any refinancing, replacement or repricing, in whole or in part, of any of the Term Loans under this Agreement, directly or indirectly, (x) from, or in anticipation of, the receipt of proceeds of any Indebtedness (including, without limitation, any Incremental First Lien Term Loans or any new or additional loans under this Agreement), or (y) pursuant to any amendment to this Agreement, in any case, having or resulting in a weighted average yield (to be determined by the Administrative Agent, after giving effect to margins, interest rate floors, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof generally and in their capacity as lenders or holders) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in the Eurodollar Rate or Base Rate), less than the weighted average yield of (to be determined by the Administrative Agent, on the same basis as above) such Term Loans immediately prior to such refinancing, replacement or repricing, excluding in each case any refinancing, replacement or repricing of Term Loans in connection with a Change of Control transaction or any Permitted Acquisition for an aggregate consideration in excess of $300,000,000.

“Request for Credit Extension” means with respect to a Term Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments; provided that the unused Term Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party and, as to any document delivered on the Closing Date, any vice president, secretary or assistant secretary.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to the Collateral Documents (or the Liens created thereunder)) or (b) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(b), 7.01(i), 7.01(o), 7.01(p), 7.01(v) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents), 7.01(w) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents), 7.01(ee) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents) and 7.01(ff) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents)) in favor of any Person other than the Collateral Agent, any Lender, the ABL Collateral Agent, the Second Lien Collateral Agent, any Second Lien Lender, or any ABL Lender.

“Restricted Group” means the Borrower and its Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Proceeds” has the meaning specified in Section 2.03(b)(vi).

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly owned or controlled by a country, or (d) a Person resident in, or determined to be resident in, a country with which dealings by U.S. Persons are prohibited pursuant to a country sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) a Person owned or controlled by a Person named on the list of Specially Designated Nationals or Blocked Persons.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial, and any successor thereto.

“Screen Rate” means the Intercontinental Exchange Benchmark Administration Ltd. (or (x) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (y) any service selected by such Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) Interest Settlement Rate for Dollars for the relevant Interest Period.  If the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) ceases to establish such rate, the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.

“Seasonal ABL Indebtedness” means, as of the last day of any fiscal quarter, Indebtedness outstanding under the ABL Facility used to finance seasonal working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower in good faith) as of such day.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Cap” means (a) the sum of (x) $260,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the Secured Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Second Lien Obligations) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Second Lien Administrative Agent to exceed 6.00:1.00, minus (b) the sum of (i) all Permitted Other Second Lien Indebtedness incurred in reliance on clause (x) of the definition thereof, (ii) all Incremental First Lien Term Commitments incurred and outstanding in reliance on Section 2.12(a)(x) of this Agreement (assuming the full funding thereof) and (iii) all Permitted Other First Lien Indebtedness (assuming the full funding thereof) incurred in reliance on clause (x) of the definition thereof.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the Intercreditor Agreements), among Holdings, the Borrower, the Second Lien Lenders, the Second Lien Administrative Agent and the Second Lien Collateral Agent, including any replacement thereof entered into in connection with one or more refinancings thereof permitted hereunder (so long as the documents governing such replacement constitute “Term Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“Second Lien Lender” means any “Lender” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” means the “Loans” as defined in the Second Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental Second Lien Loans.

“Second Lien Obligations” means the “Second Lien Obligations” as defined in the Second Lien Credit Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank and for which (a) written notice substantially in the form of Exhibit O has been delivered by the Loan Party or the Hedge Bank to the Administrative Agent and the Collateral Agent, which (i) specifies that such Swap Contract is intended to be secured on a pari passu basis with the other First Lien Obligations and is a Secured Hedge Agreement, and (ii)  acknowledges and accepts Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto, and (b) the Loan Party and/or Hedge Bank provides to the Administrative Agent and the Collateral Agent such supporting documentation as the Administrative Agent or the Collateral Agent may reasonably request.

“Secured Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Secured Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(b).

“Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Seller” has the meaning specified in the “Preliminary Statements.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Affiliate Indebtedness” has the meaning specified in Section 7.03(r).

“Specified Refinancing Debt” means Indebtedness that is either unsecured or secured by Specified Refinancing Liens, provided that: (A) an amount equal to the principal amount of such Indebtedness is applied concurrently with the incurrence thereof to prepay the Term Loans pursuant to Section 2.03(b)(iii) or any previously incurred Specified Refinancing Debt; (B) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and, with respect to such Indebtedness incurred in the form of loans, customary amortization payments, subject to clause (C) below); (C) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Classes of Term Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (D) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (D), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (E) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; (F) there shall be no borrowers or guarantors in respect of such Indebtedness that are not the Borrower or a Guarantor, and the borrower with respect to such Indebtedness shall be the borrower of the Indebtedness being refinanced; (G) if secured, such Indebtedness shall not be secured by any assets that do not constitute Collateral; and (H) the terms relating to the holding of loans under such Indebtedness by an Affiliated Lender shall be no less restrictive to such Affiliated Lender than those in Sections 10.01 and 10.07.

“Specified Refinancing Liens” means Liens on the Collateral that secure Specified Refinancing Debt and, in the case of any such Liens on the Term Priority Collateral, that are junior to, or pari passu with, the Liens on the Term Priority Collateral securing the First Lien Obligations, provided that (x) such Liens are granted under security documents to a collateral agent for the benefit of the holders of such Specified Refinancing Debt that are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than the Collateral Documents (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the security documents with respect to such Specified Refinancing Debt or drafts of such security documents, stating that the Borrower has determined in good faith that such security documents satisfy the requirement set forth in the first proviso above, shall be conclusive evidence that such security documents satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period) and are subject to the Intercreditor Agreements or an intercreditor agreement that is reasonably satisfactory to the Administrative Agent and the Collateral Agent and that is entered into among the Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu treatment, as the case may be, of such Liens with and relative to the Liens securing the First Lien Obligations and (y) all such Liens on the ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, and pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the First Lien Obligations.

“Specified Representations” means those representations made in Sections 5.01(a) and (b)(ii), 5.02(a), 5.04, 5.13, 5.17 (as evidenced by the certificate delivered pursuant to Section 4.01(a)(xii)), 5.19 (subject to the last paragraph of Section 4.01), 5.20, 5.21, and 5.22.

“Specified Second Lien Refinancing Debt” means, “Specified Refinancing Debt” (as defined in the Second Lien Credit Agreement).

“Specified Second Lien Refinancing Liens” means, to the extent permitted by the Intercreditor Agreements, “Specified Refinancing Liens” (as defined in the Second Lien Credit Agreement).

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of initiative not in the ordinary course of business and described in reasonable detail in the officer’s certificate of the Borrower.

“Sponsor” means AEA.

“Sponsor Management Agreement” means the Management Agreement, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time), by and among GYP Holdings I Corp., a Delaware corporation, the Borrower and AEA Investors LP.

“Subject Acquisition Agreement” has the meaning specified in Section 2.12(f).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other Guaranty and Guaranty supplement delivered pursuant to Section 6.12.

“Supplemental Administrative Agent” has the meaning specified in Section 9.14(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Agent, an Arranger or a Lender or any Affiliate of an Agent, an Arranger or a Lender).

“Target” means GMS and its Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments of all Term Lenders shall be $390,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Term Facility” means, at any time, (a) prior to the Closing Date, the aggregate Term Commitments of all Term Lenders at such time, and (b) thereafter, the aggregate Term Loans of all Term Lenders at such time.

“Term Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit Q, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the Collateral Agent and the Second Lien Collateral Agent.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“Threshold Amount” means $20,000,000.

“Total Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Indebtedness (net of (i) cash  and Cash Equivalents on hand that are not Restricted, (ii) cash  and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Collateral Agent, the ABL Administrative Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender, or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Transaction Costs” has the meaning specified in the definition of the “Transactions”.

“Transactions” means the acquisition of the Target by the Borrower and associated funds and certain other investors (collectively, the “Investors”), together with each of the following transactions consummated or to be consummated in connection therewith:

(a)                                 The Acquisition.

(b)                                 Equity contributions in the form of common equity (“Permitted Equity”) being made in cash directly or indirectly to Holdings (which shall be contributed in cash by Holdings to the Borrower in the form of common equity) by the Investors (the “Equity Contribution”), in an aggregate amount that, when taken together with all Permitted Equity rolled over or directly or indirectly invested in Permitted Equity of Holdings and all Permitted Equity of Holdings, the Borrower, or the Guarantors issued to, or otherwise directly or indirectly held or acquired by, any existing shareholders and management of the Target (the “Other Equity”) will be not less than 25% of the sum of (i) the aggregate principal amount of the Term Facility made available on the Closing Date, (ii) the aggregate principal amount of Second Lien Loans borrowed on the Closing Date, (iii) the aggregate principal amount of ABL Loans borrowed on the Closing Date, (iv) the aggregate amount of existing Indebtedness of Holdings and its Subsidiaries not subject to the Refinancing (as defined below), (v) the Equity Contribution and (vi) the Other Equity.

(c)                                  Substantially all existing Indebtedness for borrowed money of the Target, other than intercompany indebtedness and existing capital leases, other Indebtedness permitted to exist beyond the Closing Date under the Acquisition Agreement and certain limited indebtedness that the Arrangers and Holdings reasonably agree may remain outstanding after the Closing Date (collectively, the “Permitted Surviving Debt”), will be refinanced by the Term Loans made on the Closing Date, the Second Lien Loans made on the Closing Date, and the ABL Facility, terminated or discharged and satisfied and all liens securing any such indebtedness will be released (the “Refinancing”) at the closing of the Acquisition. For the avoidance of doubt, letters of credit outstanding on the Closing Date no longer available to the Target may be backstopped or replaced by letters of credit issued under the ABL Facility on the Closing Date.

(d)                                 The Borrower obtaining the Term Facility.

(e)                                  The Borrower obtaining the ABL Facility in an aggregate principal amount of $200,000,000.

(f)                                   The Borrower obtaining the Second Lien Loans in an aggregate principal amount of $160,000,000.

(g)                                  All fees, premiums and expenses incurred in connection with the Transactions (the “Transaction Costs”) being paid.

“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UBS” means UBS AG, Stamford Branch acting through such of its affiliates or branches as it deems appropriate, and its successors.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and the Collateral Agent; provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02 and the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s (as applicable) Investment therein, (c) without duplication of clause (b), any assets owned by such Unrestricted

Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (d) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the ABL Facility, Second Lien Credit Agreement and any then outstanding Specified Second Lien Refinancing Debt, (e) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated and (f) the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (e), and (2) any subsidiary of an Unrestricted Subsidiary.  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness owed by such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.03 on the date of such Subsidiary Redesignation, (iii) any Liens on the property or assets of such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.01 on the date of such Subsidiary Redesignation and (iv) the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) through (iii).  Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.  As of the Closing Date, all Subsidiaries of the Borrower are Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower, any Loan Party, or the Administrative Agent, as applicable.

“Yield Differential” has the meaning specified in Section 2.12(b)(iii).

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)                               The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)                                  Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)                               The term “including” is by way of example and not limitation.

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP,  except as otherwise specifically prescribed herein.

(b)                                 If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

(c)                                  Notwithstanding anything to the contrary in this Section 1.03, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capitalized Lease or Attributable Indebtedness on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a Capitalized Lease or Attributable Indebtedness as a result of the adoption of changes in GAAP or changes in the application of GAAP.

1.04                        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement or the Intercreditor Agreements; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York Time.

1.07                        Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.10 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.08                        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Credit Suisse at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

1.09                        Pro Forma Calculations.  Notwithstanding anything to the contrary herein, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Total Leverage Ratio shall be calculated (including, but not limited to, for purposes of Section 2.12) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Total Leverage Ratio for purposes of determining the applicable percentage of Excess Cash Flow set forth in Section 2.03, the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

1.10                        Basket Calculations.  If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of either (x) fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII or (y) fluctuations in applicable currency exchange rates after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations; provided that, for the avoidance of doubt, the provisions of Section 1.09 shall otherwise apply to such baskets, including with respect to determining whether any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.13 may be incurred or made at any time under Article VII; provided, further, that, once incurred or made, the amount of such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.13 shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

1.11                        Classification of Term Loans and Term Borrowings.  For purposes of this Agreement, Term Loans may be classified and referred to by Class  or by Type (e.g., a “Eurodollar Rate Loan”).  Term Borrowings also may be classified and referred to by Class or by Type (e.g., a “Eurodollar Term Borrowing”).

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        The Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single term loan denominated in Dollars to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Term Commitment.  The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments.  Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                        Term Borrowings, Conversions and Continuations of Term Loans.

(a)                                 Term Loans and Incremental First Lien Term Loans.  Each Term Borrowing of Term Loans or Incremental First Lien Term Loans, each conversion of Term Loans or Incremental First Lien Term Loans from a Base Rate Loan to a Eurodollar Rate Loan (or vice versa) and each continuation of Eurodollar Rate Term Loans or Eurodollar Rate Incremental First Lien Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may initially be given by telephone and promptly confirmed in writing by delivering to the Administrative Agent a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, prior to the applicable time specified in the immediately succeeding sentence.  Each such notice must be received by the Administrative Agent not later than (A) with respect  to Term Borrowings of Term Loans on the Closing Date, 10:00 a.m. (New York time) one Business

Day prior to the Closing Date, (B) with respect to Term Borrowings of Incremental First Lien Term Loans consisting of Eurodollar Rate Loans, conversions of Term Loans or Incremental First Lien Term Loans from one Type to the other and each continuation of Eurodollar Rate Loans, 2:00 p.m. (New York Time) three (3) Business Days prior to the requested date of such Term Borrowing, conversion or continuation or (C) with respect to Term Borrowings of Incremental First Lien Term Loans consisting of Base Rate Loans, 10:00 a.m. (New York Time) on the requested date of such Term Borrowing; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:30 p.m. (New York Time) four (4) Business Days prior to the requested date of such Term Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 12:30 p.m. (New York Time) three (3) Business Days before the requested date of such Term Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Term Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (1) whether the Borrower is requesting a Term Borrowing of Term Loans or Incremental First Lien Term Loans, a conversion of Term Loans or Incremental First Lien Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (2) the requested date of such Term Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Term Loans or Incremental First Lien Term Loans to be borrowed, converted or continued, (4) the Type of Term Loans or Incremental First Lien Term Loans to be borrowed or to which existing Term Loans or Incremental First Lien Term Loans are to be converted and (5) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Term Loan or Incremental First Lien Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Incremental First Lien Term Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Term Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  Each Lender shall make the amount of its Term Loan or Incremental First Lien Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon (New York Time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Term Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due under Section 3.05 in connection therewith.  During the existence of an Event of Default, no Term Loans may be converted to or continued as Eurodollar Rate Loans and the Required Lenders or the Administrative Agent acting with the consent of the Required Lenders may demand that any or all of the then outstanding Term Loans be prepaid and/or any or all of the then outstanding Eurodollar Rate Loans be converted into Base Rate Loans, in each case on the last day of the then current Interest Period with respect thereto or such other day as the Required Lenders may demand.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate and the Screen Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e)                                  After giving effect to all Term Borrowings or all conversions of Term Loans from one Type to the other, and all continuations to Term Loans of the same Type, there shall not be more than five (5) Interest Periods in effect.

(f)                                   The failure of any Lender to make the Term Loan to be made by it as part of any Term Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Term Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Term Borrowing.

2.03                        Prepayments.

(a)                                 Optional.

(i)                                     The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class of Term Loans or Incremental First Lien Term Loans in whole or in part without premium or penalty (subject to Section 2.03(d)); provided that (a) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York Time), (x) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) one (1) Business Day prior to the date of prepayment of Base Rate Loans; (b) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share of the Term Facility).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.13, each prepayment of the outstanding Term Loans pursuant to this Section 2.03(a) shall be applied in direct order of maturities to the principal repayment installments (or proportional fractions thereof) applicable to each of the Term Loans pursuant to Sections 2.05(a) or as otherwise directed by the Borrower; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.  All prepayments under this Section 2.03(a)(i) shall be subject to Section 2.03(d).

(ii)                                  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment would have resulted from a refinancing of the Term Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iii)                               Voluntary Non-Pro-Rata Prepayments.

(A)                               Notwithstanding anything to the contrary herein, any Borrower Purchasing Party shall have the right at any time and from time to time to prepay any Class of Term Loans at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) without premium or penalty (but subject to Section 3.05) pursuant to the procedures described in this Section 2.03(a)(iii), provided that, on the date of any such Discounted Voluntary Prepayment, such Borrower Purchasing Party shall deliver to the Administrative Agent a certificate of a Responsible Officer stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.03(a)(iii) has been satisfied, (3) the aggregate principal amount of Term Loans so prepaid pursuant to such Discounted Voluntary Prepayment and (4) that such Borrower Purchasing Party does not have any material non-public information with respect to Holdings, the Borrower, or any of its Subsidiaries or any of their respective securities that either (A) has not been disclosed to the Lenders (other than Lenders that do not wish to receive such information) or has not otherwise been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, prior to such time or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings, the Borrower and the Restricted Subsidiaries.

(B)                               To the extent any Borrower Purchasing Party seeks to make a Discounted Voluntary Prepayment, such Borrower Purchasing Party will provide written notice to the Administrative Agent substantially in the form of Exhibit K hereto (each, a “Discounted Prepayment Option Notice”) that such Borrower Purchasing Party desires to prepay Term Loans in each case in an aggregate principal amount specified therein by such Borrower Purchasing Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below.  The Proposed Discounted Prepayment Amount of Term Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for the Term Loans, (B) a discount range (which may be a single percentage) selected by such Borrower Purchasing Party with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans (the “Discount Range”); provided that such Borrower Purchasing Party may elect not to include a Discount Range in the Discounted Prepayment Option Notice and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five (5) Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(C)                               Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify all Term Lenders.  On or prior to the Acceptance Date, each such Term Lender may specify by written notice substantially in the form of Exhibit L hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”), which Acceptable Discount shall be within the Discount Range, if the Discount Range is specified in the Discounted Prepayment Option Notice (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid), and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (the “Offered Loans”).  Based on the Acceptable Discounts and principal amounts of the Offered Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent and the applicable Borrower Purchasing Party, acting jointly, shall determine the applicable discount for the Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by such Borrower Purchasing Party if such Borrower Purchasing Party has selected a single percentage pursuant to Section 2.03(a)(iii)(B) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which such

Borrower Purchasing Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be (x) the highest Acceptable Discount within the Discount Range or (y) if no Discount Range was specified in the Discounted Prepayment Option Notice, the highest Acceptable Discount acceptable to such Borrower Purchasing Party.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans.  Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(D)                               The applicable Borrower Purchasing Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount,  such Borrower Purchasing Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay all Qualifying Loans.

(E)                                Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent and the applicable Borrower Purchasing Party shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (except as set forth in Section 3.05), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 noon (New York Time), one (1) Business Day prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment

Notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Qualifying Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(F)                                 To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.03(a)(iii)(C) above) established by the Administrative Agent in consultation with the applicable Borrower Purchasing Party.

(G)                               Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the applicable Borrower Purchasing Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(H)                              For the avoidance of doubt, each Discounted Voluntary Prepayment shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of the Term Loans prepaid.  With respect to each Discounted Voluntary Prepayment, (1) the applicable Borrower Purchasing Party shall pay all accrued and unpaid interest, if any, on the par principal amount of the applicable Term Loans to the date of the Discounted Voluntary Prepayment and, if any Eurodollar Rate Loan is prepaid on a date other than the scheduled last day of the Interest Period applicable thereto, such Borrower Purchasing Party shall also pay any amounts owing pursuant to Section 3.05 and (2) such Discounted Voluntary Prepayment shall not change the scheduled amortization of the Term Loans required by Section 2.05, except to reduce the amount outstanding and due and payable on the Maturity Date of the Class of Term Loans subject to such Discounted Voluntary Prepayment (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such Discounted Voluntary Prepayment).

(iv)                              In connection with any voluntary prepayment of any Class of Term Loans pursuant to this Section 2.03(a), such voluntary prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(b)                                 Mandatory.

(i)                                     Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), but in any event not later than one hundred and twenty-five (125) days after the end of each fiscal year of the Borrower beginning with the first full fiscal year ended after the Closing Date, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the first full fiscal year ended after the Closing Date minus (B) the aggregate amount of voluntary principal prepayments of (x) the Term Loans pursuant to Section 2.03(a)(i), (y) the Second Lien Loans pursuant to Section 2.03(a)(i) of the Second Lien Credit Agreement and (z) the ABL Loans pursuant to Section 2.05(a)(i) of the ABL Facility (but only to the extent accompanied by a corresponding permanent reduction in the revolving credit commitments), minus (C) the aggregate discounted amount actually paid in cash by the Borrower Purchasing Parties in connection with all Discounted Voluntary Prepayments pursuant to Section 2.03(a)(iii) and all Discounted Voluntary Prepayments (as defined in the Second Lien Credit Agreement) of the Second Lien Loans pursuant to Section 2.03(a)(iii) of the Second Lien Credit Agreement (in the case of clauses (B) and (C), to the extent financed with internally generated funds); provided that such percentage shall be reduced to 25% or 0% if the Total Leverage Ratio as of the last day of the prior fiscal year was less than 5.50:1.00 or 5.00:1.00, respectively.

(ii)                                  (A)                               If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of (i) assets comprising the ABL Priority Collateral or (ii) any property or assets by the Borrower or any of its Restricted Subsidiaries permitted by Section 7.05(a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l) or (n)) or (y) any Casualty Event (other than any Casualty Event with respect to assets comprising the ABL Priority Collateral) occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the realization or receipt by the Borrower and its Restricted Subsidiaries of Net Cash Proceeds in excess of $1,000,000 (any such transaction or series of related transactions being a “Relevant Transaction”), then if such Relevant Transaction, together with all other Relevant Transactions occurring in the same fiscal year of the Borrower, would result in the realization or receipt by the Borrower and its Restricted Subsidiaries of aggregate Net Cash Proceeds in excess of $2,500,000, the Borrower shall, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.03(b)(ii)(B) (which election may only be made if no Event of Default has occurred and is then continuing), prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received from such Relevant Transaction within two (2) Business Days of receipt thereof by the Borrower or such Restricted Subsidiary.

(B)                               With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event (other than as specifically excluded in Section 2.03(b)(ii)(A)), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower or the applicable Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if Holdings, the Borrower or the relevant

Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.03.

(iii)                               Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Specified Refinancing Debt or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

(iv)                              Subject to Sections 2.12(b)(ii) and 2.13, each prepayment of Term Loans pursuant to this Section 2.03(b) shall be applied pro rata among the Term Facility and, unless otherwise provided in the documentation governing any Incremental First Lien Term Loans, any Incremental First Lien Term Loans (or, in the case of the incurrence of Specified Refinancing Debt, to the Term Facility or an Incremental First Lien Term Facility, as designated by the Borrower, to be refinanced with the proceeds thereof and allocated among the Term Facility or such Incremental First Lien Term Facilities, as specified by the Borrower) (and within any Class of the Term Facility and the Incremental First Lien Term Loans on a pro rata basis to the applicable Lenders of such Class) and (i) in the case of the Term Facility, to the principal repayment installments thereof, in direct order of maturities,  to the remaining installments of each Class of the Term Facility, or as otherwise directed by the Borrower to the remaining installments of each Class of the Term Facility, and (ii) in the case of each Incremental First Lien Term Loan Tranche, as set forth in the Incremental First Lien Term Commitments Amendment with respect to such Incremental First Lien Term Loan Tranche; and each such prepayment shall be paid to the Term Lenders and the Incremental First Lien Lenders in accordance with their respective Pro Rata Shares.

(v)                                 Funding Losses, Etc.  All prepayments under this Section 2.03 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of Section 2.03(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.03(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 2.03(b).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with this Section 2.03(b).

(vi)                              Foreign Dispositions.  Notwithstanding any other provisions of this Section 2.03, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or such Excess Cash Flow so affected (any such portion being “Restricted Proceeds”) will not be required to be applied to repay Term Loans at the times provided in this Section 2.03(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such Restricted Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Restricted Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.03(b) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax cost consequences with respect to such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, such Net Cash Proceeds or portion of the Excess Cash Flow, as the case may be, so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any such Net Cash Proceeds or portion of Excess Cash Flow, as the case may be, so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.03(b), the Borrower applies an amount equal to such Net Cash Proceeds or such portion of Excess Cash Flow, as the case may be, to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, had been received by the Borrower rather than such Foreign Subsidiary, less, in the case of such Net Cash Proceeds only, the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated.

(vii)                           If there are no Declining Lenders pursuant to Section 2.03(c) in connection with any prepayment of any Class of Term Loans pursuant to this Section 2.03(b), such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c)                                  Term Opt-out.

With respect to any prepayment of the Term Facility and the Incremental First Lien Term Loans pursuant to Section 2.03(b) (other than prepayments pursuant to Section 2.03(b)(iii)), any Term Lender or Incremental First Lien Lender, at its option, may elect not to accept such prepayment; provided, for the avoidance of doubt, that no such Term Lender or Incremental First Lien Lender may elect to accept a partial prepayment.  Upon receipt by the Administrative Agent of any such prepayment of the Term Facility and the Incremental First Lien Term Loans, the amount of the prepayment that is available to prepay the Term Loans and the Incremental First Lien Term Loans (the “Prepayment Amount”) shall be deposited in a Cash Collateral Account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the Term Lenders and the Incremental First Lien Lenders of the amount available to prepay the Term Loans and the Incremental First Lien Lenders and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be ten (10) Business Days after the date of such receipt.  Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. (New York Time) on the Business Day immediately preceding the Prepayment Date.  On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term Lenders and the Incremental First Lien Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Term Loans and the Incremental First Lien Lenders owing to such Accepting Lenders shall be withdrawn from the applicable Cash Collateral Account and applied ratably to prepay Term Loans and Incremental First Lien Term Loans owing to such Accepting Lenders in the manner described in Section 2.03(b) for such prepayment.  Any amounts that would otherwise have been applied to prepay Term Loans or Incremental First Lien Term Loans owing to Declining Lenders (x) shall instead be made available for any mandatory prepayment of the Second Lien Loans (or any Specified Second Lien Refinancing Debt) that may be required at such time pursuant to Section 2.03(b) of the Second Lien Credit Agreement (or comparable documentation governing any Specified Second Lien Refinancing Debt) and (y) to the extent declined by the lenders under the Second Lien Credit Agreement (and any Specified Second Lien Refinancing Debt), together with the amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders but were required to be made available for any mandatory prepayment of the Second Lien Loans (or any Specified Second Lien Refinancing Debt), shall instead be retained by the Borrower (such amounts, “Declined Amounts”).

(d)                                 Prepayment Premium.  (x) Any optional prepayment of any portion of the outstanding Term Loans made pursuant to Section 2.03(a)(i) in connection with a Repricing Transaction (including any mandatory assignment pursuant to Section 3.07 in connection therewith) and (y) any prepayment of Term Loans pursuant to Section 2.03(b)(iii) in connection with a Repricing Transaction or any amendment to this Agreement in connection with a Repricing Transaction (in each case including any mandatory assignment pursuant to Section 3.07 in connection therewith), in each case of clause (x) and clause (y) on or prior to the date that is six months following the Closing Date shall be subject to a premium equal to the principal amount of Term Loans subject to such prepayment or the principal amount of Term Loans affected by such amendment (or mandatorily assigned in connection therewith), as applicable, multiplied by 1%.  Any prepayment of all or any portion of the outstanding Term Loans on or after the date that is six months following the Closing Date shall not be subject to a premium.

2.04                        Termination or Reduction of Term Commitments.

(a)                                 Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Term Commitments, or from time to time permanently reduce the unused portions of the Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof.  The Borrower shall pay to the Administrative Agent, in each case, for the account of the applicable Lenders, on the date of each termination or reduction, any fees on the amount of the Term Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(b)                                 Mandatory.  The aggregate Term Commitments shall be automatically and permanently reduced to zero after the making of the Term Borrowing, if any, on the Closing Date.

(c)                                  Application of Commitment Reductions.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitments under this Section 2.06. Upon any reduction of unused Term Commitments under the Term Facility, the Term Commitment of each Lender under such Term Facility shall be reduced by such Lender’s Pro Rata Share of the amount by which such Term Facility is reduced (other than the termination of the Term Commitment of any Lender as provided in Section 3.07).

2.05                        Repayment of Term Loans.

(a)                                 Term Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Term Loans pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Closing Date), with each such installment due and payable on each date set forth below (or, if such day is not a Business Day, on the immediately preceding Business Day):

Date	Term Loan Principal Amortization Payment
7/31/2014	$975,000
10/31/2014	$975,000
1/31/2015	$975,000
4/30/2015	$975,000
7/31/2015	$975,000
10/31/2015	$975,000

Date	Term Loan Principal Amortization Payment
1/31/2016	$975,000
4/30/2016	$975,000
7/31/2016	$975,000
10/31/2016	$975,000
1/31/2017	$975,000
4/30/2017	$975,000
7/31/2017	$975,000
10/31/2017	$975,000
1/31/2018	$975,000
4/30/2018	$975,000
7/31/2018	$975,000
10/31/2018	$975,000
1/31/2019	$975,000
4/30/2019	$975,000
7/31/2019	$975,000
10/31/2019	$975,000
1/31/2020	$975,000
4/30/2020	$975,000
7/31/2020	$975,000
10/31/2020	$975,000
1/31/2021	$975,000
Maturity Date of the Term Facility	Remaining Balance

provided, however, that the final principal repayment installment of each Class of Term Loans shall be repaid on the Maturity Date for such Class of Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

(b)                                 Incremental First Lien Term Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Incremental First Lien Lenders the aggregate principal amount of all Incremental First Lien Term Loans outstanding of each Incremental First Lien Term Loan Tranche in such installments as set forth in the Incremental First Lien Term Commitments Amendment with respect to such Incremental First Lien Term Loan Tranche (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Incremental First Lien Term Loans of such Incremental First Lien Term Loan Tranche pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth in the applicable Incremental First Lien Term Commitment Amendment for the Incremental First Lien Term Loans made as of the initial Incremental First Lien Term Commitments Effective Date with respect to such Incremental First Lien Term Loan Tranche).

2.06                        Interest.

(a)                                 Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the greater of (x) the Eurodollar Rate for such Interest Period and (y) 1.00%, plus (B) the Applicable Rate for Eurodollar Rate Loans that are Term Loans; and (ii) each Base Rate Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the greater of (x) 2.00% and (y) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans that are Term Loans.

(b)                                 The Borrower shall pay interest on the principal amount of all overdue First Lien Obligations hereunder (including, for the avoidance of doubt, following the occurrence of an Event of Default pursuant to Section 8.01(f)) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07                        Fees.

(a)                                 The Borrower shall pay to the Arrangers, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)                                 The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.  All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year).  Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided, that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09                        Evidence of Indebtedness.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the First Lien Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

(b)                                 Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to such Lender under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

2.10                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  Subject to Section 3.01, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, in each case, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York Time).  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share in respect of the Term Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. (New York Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)                                 (i)                               Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York Time) on the date of a Term Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Term Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Term Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Term Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Term Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)                                 Obligations of the Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.07 are several and not joint.  The failure of any Lender to make any Term Loan or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 9.07.

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(g)                                  Unallocated Funds.  If the Administrative Agent receives funds for application to the First Lien Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Term Loans outstanding at such time, in repayment or prepayment of such of the outstanding Term Loans or other First Lien Obligations then owing to such Lender.

2.11                        Sharing of Payments.  If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Term Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loans, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the First Lien Obligations purchased to the same extent as though the purchasing Lender were the original owner of the First Lien Obligations purchased.  For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the prepayments pursuant to Section 2.03(a)(iii), or Section 2.03(b)(iii) (out of proceeds of the Specified Refinancing Debt), the implementation of the Incremental First Lien Term Commitments Amendment or to the assignments and participations described in Section 10.07.

2.12                        Incremental First Lien Term Facilities.

(a)                                 Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Borrower may request one or more additional tranches of term loans (each an “Incremental First Lien Term Commitment” and all of them, collectively, the “Incremental First Lien Term Commitments”); provided no Lender shall be required to participate in any Incremental First Lien Facility; and provided, further that after giving effect to any such addition, the aggregate amount of Incremental First Lien Term Commitments that have been added pursuant to this Section 2.12 (together with the aggregate amount of (i) Permitted Other First Lien Indebtedness incurred in lieu of the Incremental First Lien Term Facilities pursuant to clause (x) of the definition thereof, (ii) Incremental Second Lien Term Loans incurred pursuant to Section 2.12(a)(x) of the Second Lien Credit Agreement and (iii) Permitted Other Second Lien Indebtedness incurred pursuant to clause (x) of the definition thereof) shall not exceed (x) $100,000,000, plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the First Lien Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Incremental First Lien Term Facilities) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available to exceed (I) 4.20:1.00 or (II) if the Incremental First Lien Term Facility is incurred to finance a Permitted Acquisition, the First Lien Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition, and any such addition shall be in an aggregate amount of not less than $20,000,000 or any whole multiple of $1,000,000 in excess thereof.  The Borrower may incur Incremental First Lien Term Commitments pursuant to either clause (x) or clause (y) of the second proviso of the immediately preceding sentence and shall not be obligated to initially incur Incremental First Lien Term Commitments pursuant to clause (x) prior to incurring any Incremental First Lien Term Commitments pursuant to clause (y); provided, however, that to the extent the Borrower incurs Incremental First Lien Term Commitments on any Incremental First Lien Term Commitments Effective Date pursuant to clause (y), the Borrower may not in addition rely on clause (x) for the incurrence of such Incremental First Lien Term Commitments on such Incremental First Lien Term Commitments Effective Date.    Any loans made in respect of any such Incremental First Lien Term Commitments (the “Incremental First Lien Term Loans”) may be made, at the option of the Borrower, by either (i) increasing the Term Commitments with the same terms (including pricing) as the existing Term Loans, in which case such Incremental First Lien Term Loans shall constitute Term Loans for all purposes hereunder and under the other Loan Documents or (ii) creating a new tranche of term loans (an “Incremental First Lien Term Loan Tranche”, and increases of the Term Commitments pursuant to the preceding sub-clauses (i) and (ii), each an “Incremental First Lien Term Facility”).  The Incremental First Lien Term Facilities shall rank either pari passu or junior (as elected by the Borrower in its sole discretion) in right of payment and in respect of lien priority as to the Collateral with the outstanding Term Loans under the Term Facility or any other Incremental First Lien Term Facility.  The proceeds of the Incremental First Lien Term Facilities shall be used for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) the Borrower and its Restricted Subsidiaries.

(b)                                 The Incremental First Lien Term Loans comprising each Incremental First Lien Term Loan Tranche:

(i)                                     shall have a maturity date that is not prior to the Latest Maturity Date of all Classes of Term Loans then in effect and will have a Weighted Average Life to Maturity that is not shorter than that of the Term Loans;

(ii)                                  shall share ratably (and may not share more than ratably) in any prepayments of the Term Facility (unless the Incremental First Lien Lenders with respect to such Incremental First Lien Term Loans agree to receive prepayments after the prepayments of the Term Facility or any other Incremental First Lien Term Loans);

(iii)                               except as set forth in subsection (a) above and this subsection (b) with respect to prepayment events, maturity date, interest rate, yield, fees and original issue discounts and except with respect to the amortization schedule for the Incremental First Lien Term Loans and the permitted use of proceeds thereof, shall have terms substantially the same terms as (and in any event no more favorable than) the outstanding Term Loans (and to the extent materially differing from the terms of the outstanding Term Loans, shall be reasonably satisfactory to the Administrative Agent); provided that if the initial yield (as determined by the Administrative Agent as set forth below) on any

Incremental First Lien Term Loan Tranche incurred on or prior to the date that is 18 months following the Closing Date exceeds by more than 50 basis points (the amount of such excess above 50 basis points being herein referred to as the “Yield Differential”) the yield then in effect for outstanding Term Loans (such yield, in the case of each of such Incremental First Lien Term Loan Tranche and the Term Loans, for purposes of this proviso being deemed to include all upfront or similar fees or original issue discount paid by the Borrower generally to the Lenders who provide such Incremental First Lien Term Loan Tranche or to the Lenders who provided the outstanding Term Loans in the primary syndication thereof based on an assumed four-year life to maturity), then the Applicable Rate then in effect for outstanding Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental First Lien Term Loans under the Incremental First Lien Term Loan Tranche.

For purposes of clause (iii) above, the initial yield on any Incremental First Lien Term Loan Tranche shall be determined by the Administrative Agent to be equal to the sum of (x) the interest rate margin for loans under the Incremental First Lien Term Loan Tranche that bear interest based on the Eurodollar Rate (for the avoidance of doubt, including the Eurodollar Rate and the margin or spread) and (y) if the Incremental First Lien Term Loan Tranche is originally advanced at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings or the Borrower for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental First Lien Term Loan Tranche, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of the Incremental First Lien Term Loan Tranche and (B) four); provided that for purposes of clause (x) above, if the lowest permissible Eurodollar Rate applicable to such Incremental First Lien Term Loan Tranche is greater than 1.00% or the lowest permissible Base Rate applicable to such Incremental First Lien Term Loan Tranche is greater than 2.00%, the difference between such “floor” and 1.00%, in the case of Incremental First Lien Term Loans that are Eurodollar Rate Loans, and 2.00%, in the case of Incremental First Lien Term Loans that are Base Rate Loans, shall be equated to interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Term Facility shall be required, to the extent an increase in the interest rate floor in the existing Term Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Term Facility shall be increased to the extent of such differential between interest rate floors.

(c)                                  Each notice from the Borrower pursuant to this Section 2.12 shall set forth the requested amount and proposed terms of the Incremental First Lien Term Commitments.  At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).  Incremental First Lien Term Loans (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity (but in no case (i) by any Loan Party, (ii) except in compliance with the proviso of Section 2.12(h) below, by an Affiliated Lender, (iii) by any Defaulting Lender or any of its Subsidiaries, (iv) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clause (iii), or (v) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental First

Lien Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental First Lien Lender’s, as the case may be, making such Incremental First Lien Term Loans if such consent would be required under Section 10.07 for an assignment of Term Loans, to such Lender or Incremental First Lien Lender, as the case may be.  No Lender shall be obligated to provide any Incremental First Lien Term Loans unless it so agrees.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Incremental First Lien Term Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Term Facility held by each Lender).  Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental First Lien Term Commitment.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Term Lenders pursuant to an accession agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Incremental First Lien Term Commitments shall become Term Commitments under this Agreement pursuant to an amendment (an “Incremental First Lien Term Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender, as the case may be agreeing to provide such Term Commitment, if any, each Incremental First Lien Lender, if any, and the Administrative Agent.  An Incremental First Lien Term Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

(e)                                  If any Incremental First Lien Term Commitments are added in accordance with this Section 2.12, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental First Lien Term Commitments Effective Date”) and the final allocation of such addition.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such addition and the Incremental First Lien Term Commitments Effective Date.

(f)                                   The effectiveness of any Incremental First Lien Term Commitments Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Incremental First Lien Lenders, if any, with respect to the conditions set forth in clauses (ii)(A) and (ii)(C) below as set forth in the last paragraph of this clause (f), be subject to the satisfaction on the date thereof of each of the following conditions:

(i)                                     the Administrative Agent shall have received on or prior to the Incremental First Lien Term Commitments Effective Date each of the following, each dated the applicable Incremental First Lien Term Commitments Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:  (A) the applicable Incremental First Lien Term Commitments Amendment; (B) certified copies of resolutions of each Loan Party approving the execution, delivery and performance of the Incremental First Lien Term Commitments Amendment and either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date; (C) to the extent requested by the Administrative Agent, a Mortgage modification or a new Mortgage with respect to each Mortgaged Property and the related documents, agreements and instruments (including legal opinions) set forth in Sections 6.12(a)(iii) and 6.12(a)(iv), which Mortgage modification, new Mortgage and related documents, agreements and instruments (including legal opinions) may, if agreed to by the Administrative Agent in its sole discretion, be delivered within sixty (60) days of the date of effectiveness of the applicable Incremental First Lien Term Commitments Amendment (or such longer period as agreed to by the Administrative Agent in its sole discretion); and (D) a favorable opinion of counsel for the Loan Parties dated the Incremental First Lien Term Commitments Effective Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(ii)                                  (A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Incremental First Lien Term Commitments Amendment and the additional credit extensions provided thereby, (B) such increase shall be made on the terms and conditions provided for above, and (C) both at the time of any request for Incremental First Lien Term Commitments and upon the effectiveness of any Incremental First Lien Term Commitments Amendment, no Default or Event of Default shall exist and at the time that any such Incremental Loan is made (and after giving effect thereto) no Default or Event of Default shall exist; and

(iii)                               there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental First Lien Term Commitments Amendment on the related Incremental First Lien Term Commitments Effective Date), as applicable, all fees and, to the extent required by Section 10.04, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental First Lien Term Commitments Effective Date.

If the proceeds of any Incremental First Lien Term Facility will be used to consummate a Permitted Acquisition and the terms of the definitive acquisition agreement (the “Subject Acquisition Agreement”) in respect thereof so require, (x) the condition that, at the time of any request for Incremental First Lien Term Commitments and upon the effectiveness of any Incremental First Lien Term Commitments Amendment and at the time that any such Incremental Loan is made (and after giving effect thereto), no Default or Event of Default shall exist and (y) the condition that the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) at the time that any such Incremental Loan is made (and after giving effect thereto), may in each case of the foregoing clauses (x) and (y) be waived by the lenders under such Incremental First Lien Term Facility without the consent of any other Lenders.

(g)                                  On each Incremental First Lien Term Commitments Effective Date, each Lender or Eligible Assignee which is providing an Incremental First Lien Term Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have an Incremental First Lien Term Commitment which shall become a “Term Commitment” hereunder and (iii) in the case of an Incremental First Lien Term Commitment, shall make an Incremental First Lien Term Loan to the Borrower in a principal amount equal to such Incremental First Lien Term Commitment, and such Incremental First Lien Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents (except that the interest rate applicable to any Incremental First Lien Term Loan under an Incremental First Lien Term Loan Tranche may be higher or lower).

(h)                                 This Section 2.12 shall supersede any provision of Section 2.11 or Section 10.01 to the contrary; provided that, notwithstanding the foregoing, any Affiliated Lender providing any Incremental First Lien Term Commitments or Incremental First Lien Term Loans pursuant to this Section 2.12 shall be subject to the restrictions with respect to Affiliated Lenders set forth in clauses (i) and (j) of Section 10.07.

2.13                        Defaulting Lenders.  (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” in Section 1.01 and in Section 10.01; and

(ii)                                  any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the Term Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that, if any Indemnified Taxes or Other Taxes are required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be deducted from such payments, then (i) the sum payable by the Borrower or such Loan Party shall be increased as necessary so that after all required deductions of Indemnified Taxes or Other Taxes (including any such deductions applicable to additional sums payable under this Section 3.01) each Agent and Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.07, which assignment is not at the request of the Borrower pursuant to Section 3.07.

(c)                                  The Loan Parties shall, jointly and severally, indemnify each Agent and  Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by such Agent or Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered to the Borrower by a Lender or Agent, or by the Administrative Agent on behalf of itself or a Lender or Agent, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (without interest, other than any interest paid by the relevant taxation authority with respect to such refund) to the Borrower (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party (plus any penalties, interest or other charges imposed by the relevant taxation authority) in the event such party is required to repay such refund to the relevant taxing authority.  Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential).  Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to the Borrower pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-tax position than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect thereto had never been paid.  Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)                                   Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts due under this Section 3.01, which may include the designation of another Lending Office for any Term Loan affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the First Lien Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c).

(g)                                  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Each Foreign Lender shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of (i) IRS Form W-8BEN (or successor form) certifying exemption from or a reduction in the rate of United States federal withholding tax under an applicable treaty to which the United States is a party, (ii) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (iii) IRS Form W-8EXP or W-8IMY (or successor form), together with required attachments, certifying exemption from or reduction in the rate of United States federal withholding tax, or (iv) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or

881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN (or successor form) together with a statement substantially in the form of Exhibit N.  Each Foreign Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. In addition, each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form (or any other form of certification adopted by the United States taxing authorities for such purpose).  Solely for purposes of this Section 3.01(g), the term “Foreign Lender” shall include any Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(iii)                               Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h)                                 Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of IRS Form W-9 (or successor form) establishing that such Lender or Agent is not subject to United States backup withholding tax.

(i)                                     If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 3.01(i), “FATCA” shall include any applicable intergovernmental agreements and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreements, in each case with respect to the implementation of such Sections of the Code and any amendments made to FATCA after the Closing Date.

(j)                                    Each party’s obligations under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all other First Lien Obligations hereunder and the resignation of the Administrative Agent.  For purposes of this Section 3.01 and Section 9.01, the term “applicable law” includes FATCA.

3.02                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

3.03                        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation of any of the foregoing that (a) deposits are not being offered to banks in the European interbank market, the London interbank Eurodollar market or other offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Cost and Reduced Return; Capital Adequacy.

(a)                                 If any Lender determines that as a result of the introduction of or any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of any Change in Law with respect to Taxes, any Term Loan), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document and Other Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes (other than clause (a)(ii) of the definition of Excluded Taxes), (iii) Connection Income Taxes, and (iv) reserve requirements reflected in the Eurodollar Rate), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)                                 If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of, or increasing the liquidity required to be maintained by, such Lender or any holding company of such Lender, if any, as a consequence of this Agreement and the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction or increase suffered.

(c)                                  The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05                        Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any assignment pursuant to Section 3.07, continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Term Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for Dollars in a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Matters Applicable to All Requests for Compensation

(a)                                 A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)                                 With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)                                     to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)                                  all Term Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)                                 If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Term Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Term Commitments.

3.07                        Replacement of Lenders under Certain Circumstances

(a)                                 If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07) or (iv) any Lender is an Ineligible Assignee, then the Borrower may, at its sole expense and effort, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender (or such lesser time as may be agreed by the Administrative Agent), replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person, (B) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans (or, in the case of the preceding clause (iv), the lesser of (x) the purchase price paid by such Ineligible Assignee for its Term Loans and (y) the outstanding principal thereof), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.03 (if applicable) and 3.05) in accordance with the Assignment and Assumption with respect to such assignment, (C) such assignment does not conflict with applicable Law and (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(b)                                 Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Term Loans, and (ii) deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent.  If such replaced Lender fails to execute and deliver such Assignment and Assumption within three Business Days after the receipt of notice referred to in the foregoing clause (a), the Administrative Agent is hereby authorized to execute such Assignment and Assumption instead of such replaced Lender (and each Lender, by its becoming a Lender hereunder is deemed to have granted to the Administrative Agent an irrevocable proxy, which proxy shall be deemed to be coupled with interest, to execute and deliver the Assignment and Assumption, as provided in this Section).  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Term Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Term Loans so assigned shall be paid in full to such assigning Lender in accordance with such Assignment and Assumption concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Term Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)                                  Notwithstanding anything to the contrary contained above, the Lender that acts as (or whose Affiliate acts as) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)                                 In the event that (i) the Borrower has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Term Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

3.08                        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other First Lien Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions to Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(i)                                     executed counterparts of this Agreement, a Guaranty from each Guarantor (subject to the last paragraph of this Section 4.01) and the Intercompany Note, as applicable;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               the Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01):

(A)                               certificates (including original share certificates and/or original certificates of title)  representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)                               copies of financing statements, filed or duly prepared for filing under, the Uniform Commercial Code in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(C)                               evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)                              the Intellectual Property Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Collateral Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)                                 (i) the Term Intercreditor Agreement, duly executed by the Loan Parties, the Collateral Agent and the Second Lien Collateral Agent and (ii) the ABL/Term Intercreditor Agreement, duly executed by the Loan Parties, the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent;

(vi)                              such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Collateral Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(vii)                           such documents and certifications (including, without limitation, Organization Documents and good standing certificates) as the Administrative Agent or the Collateral Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing (where such concept is applicable) and qualified to engage in business (as applicable) in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(viii)                        an opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, and (ii) each local counsel listed on Schedule 4.01(a)(viii), in each case addressed to each Agent and each Lender, as to the matters set forth in Exhibit I;

(ix)                              a customary certificate, substantially in the form of Exhibit J,  from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent;

(x)                                 (a) consolidated audited financial statements (consisting of consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity) of the Target as of April 30, 2012 and April 30, 2013, (b) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for the six (6) months’ period ended October 31, 2013, (c) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for each fiscal quarter (and the corresponding portion of the fiscal year and the preceding fiscal year) ending after October 31, 2013 and at least 45 days prior to the Closing Date (if such period is a fiscal quarter) or at least 60 days prior to the Closing Date (if such period is a fiscal year) and (d) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Target as of and for the four quarter period for which financial statements have been delivered pursuant to the preceding clauses (b) or (c), prepared by the Sponsor after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations), in each case of the foregoing clauses (a), (b), (c) and (d) prepared in accordance with GAAP.

(xi)                              a Committed Loan Notice relating to the initial Credit Extension;

(xii)                           a certificate, dated as of the Closing Date, duly executed by of a Responsible Officer of Holdings certifying that the conditions precedent set forth in Sections 4.01(d), 4.01(e), 4.01(i) and 4.01(j) have been satisfied as of the Closing Date;

(xiii)                        evidence that the Second Lien Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the Second Lien Credit Agreement) will occur on the Closing Date; and

(xiv)                       evidence that the ABL Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the ABL Facility) will occur on the Closing Date.

(b)                                                               Holdings and the Borrower shall have received the Equity Contribution and Other Equity in the manner and amount described in the definition of the “Transactions”.

(c)                                                                On the Closing Date, after giving effect to the Transactions, neither Holdings nor the Borrower nor any of their Subsidiaries shall have any outstanding Indebtedness for borrowed money other than the Term Facility, Second Lien Loans in an aggregate principal amount of $160,000,000, loans under the ABL Facility, and Permitted Surviving Debt.

(d)                                                               The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the initial funding of the Term Facility, without giving effect to any amendments thereto, waivers thereof or consents with respect thereto that are materially adverse to the Lenders in their capacity as Lenders, without the consent of each Initial Lender, such consent not to be unreasonably withheld or delayed.

(e)                                                                (a) Between November 30, 2013 and February 11, 2014, there shall not have occurred a Closing Material Adverse Effect and (b) between February 11, 2014 and the Closing Date, no fact, event or circumstance shall have occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or could reasonably be expected to have a Closing Material Adverse Effect.

(f)                                                                 The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.

(g)                                                                All fees and expenses required to be paid on the Closing Date shall have been paid in full in cash from the proceeds of the initial funding under the Term Facility.

(h)                                                               All actions necessary to establish that the Collateral Agent will have a perfected (with the priority required by the Intercreditor Agreements) security interest (subject to liens permitted by Section 7.01) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(i)                                                                   The representations made by or with respect to the Target, its subsidiaries and their respective businesses in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement, shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(j)                                                                  The Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(k)                                                               The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except, in the case of assets other than Pledged Interests, for Liens permitted under Section 7.01.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that (x) to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) customary Uniform Commercial Code Lien searches with respect to Holdings, the Borrower and the Subsidiary Guarantors, in each case, in its jurisdiction of organization, (ii) execution and delivery of a customary personal property security agreement, (iii) the perfection of Liens on Collateral that may be perfected by the filing of financing statements under the Uniform Commercial Code or by intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office and (iv) the pledge and perfection of security interests in the capital stock or other Equity Interests of the Borrower and its Restricted Subsidiaries with respect to which a Lien may be perfected by the delivery of a stock or equivalent certificate) after Holdings’ and the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or Collateral shall not constitute a condition precedent to the availability of the Term Facility on the Closing Date, but instead shall be required to be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Collateral Agent pursuant to arrangements to be mutually agreed between the Collateral Agent and the Borrower and (y) to the extent any Guarantee of any Subsidiary Guarantor cannot be provided as a condition precedent to the availability of the Term Facility on the Closing Date because the directors or managers of such Subsidiary Guarantor have not authorized such Guarantee and the election of new directors or managers to authorize such Guarantee has not taken place prior to the funding of the Term Facility (such Guarantee, a “Duly Authorized Guarantee”), such election shall take place and such Duly Authorized Guarantee shall be provided no later than 5:00 p.m., New York Time, on the Closing Date (it being understood that, notwithstanding the foregoing, the execution of all such Guarantees shall be a condition to the availability of the Term Facility on the Closing Date; provided, however, that the release of such executed Guarantees shall not be a condition to the availability of the Term Facility on the Closing Date).

4.02                        Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than on the Closing Date and other than a Committed Loan Notice requesting only a conversion of Term Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Sections 5.05(b) and (c) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)                                 No Default or Event of Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds therefrom.

(c)                                  The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Term Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

5.01                        Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite valid and subsisting governmental licenses, authorizations, consents and approvals (“Permits”) to operate its business as currently conducted; except in each case referred to in clause (b)(i) (other than with respect to the Borrower), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  There are no actions, claims or proceedings pending or to the best of the Borrower’s or any Guarantor’s knowledge, threatened in writing that seek the revocation, cancellation, suspension or modification of any of the Permits where any of the same could reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, except on the Closing Date as set forth in clause (y) of the last paragraph of Section 4.01, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) the Second Lien Credit Agreement (or any Specified Second Lien Refinancing Debt), (ii) the ABL Facility, (iii) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (iv) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b)(ii) and (b)(iii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

5.03                        Governmental Authorization; Other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by an Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

5.04                        Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The consolidated audited financial statements of the Target as of April 30, 2013, consisting of the consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity, for the year then ended have been prepared in accordance with GAAP on a consistent basis throughout the indicated period (except as may be indicated in the footnotes thereto).  During the period from April 30, 2013 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Target of any material part of the business or property of the Target and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Target, which is not reflected in the foregoing combined financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.  The financial statements delivered pursuant to Section 4.01(a)(x) fairly present in all material respects the consolidated financial condition and results of operation of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(b)                                 The unaudited consolidated financial statements described in clause (b) of Section 4.01(a)(x) and, commencing with the financial statements required to be delivered with respect to the fiscal quarter ended on or about January 31, 2014, the unaudited interim consolidated financial statements of the Target (i) were prepared in accordance with GAAP on a consistent basis throughout the indicated period, subject to normal and recurring year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the consolidated financial condition and results of operations of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(c)                                  Since April 30, 2013, there has been no change, event, occurrence, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 The forecasted financial information of the Target delivered to the Lenders pursuant to Section 4.01 or 6.01 was prepared in good faith using assumptions based on information sourced from the financial records of the Target for the periods stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery and at the time of preparation of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

5.06                        Litigation.  There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or any of its Restricted Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transactions, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07                        No Default.  Neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08                        Ownership of Property; Liens.

(a)                                 Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to (or legal and beneficial title to, as applicable in the relevant jurisdiction), or valid leasehold interests in, all real property (including leased real property) necessary in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and for Permitted Encumbrances and, in the case of leased real property, encumbrances which encumber the fee estate and do not result from a violation by the Loan Party or Restricted Subsidiary in question of the terms of its lease.

(b)                                 Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Material Real Property owned by any Loan Party or any of its Restricted Subsidiaries, as of the Closing Date, showing as of the Closing Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

5.09                        Environmental Matters.

Except as disclosed in Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)                                 There are no pending or, to the knowledge of the Borrower, threatened claims against Holdings or any of its Subsidiaries alleging either potential liability under, or responsibility for violation of, any Environmental Law or alleging potential liability with respect to any Hazardous Material, and to the knowledge of the Borrower, (i) there are no pending investigations by any Governmental Authority regarding any such potential claims and (ii) no facts or circumstances exist that would likely be the basis for any such claim.

(b)                                 (i) Neither Holdings nor any of its Subsidiaries has generated, used, stored, treated, transported, or caused any Environmental Release of, Hazardous Materials at or to any location and (ii) none of the real properties currently owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of the Borrower, the real properties formerly owned, leased or operated by Holdings or any of its Subsidiaries, contain any Hazardous Materials that, in the case of either (i) or (ii) above, are in amounts or concentrations or in a manner which (x) constitute a violation by Holdings or any of its Subsidiaries of, (y) require any investigation, remediation or response action under, or (z) are reasonably likely to give rise to liability against Holdings or any of its Subsidiaries under, Environmental Laws.

(c)                                  Neither Holdings nor any of its Subsidiaries is undertaking or, to the knowledge of the Borrower, is obliged to undertake, either individually or together with other potentially responsible parties, any investigation, remediation, or response action relating to any actual or threatened Environmental Release of Hazardous Materials at any site.

5.10                        Taxes.  Holdings  and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

5.11                        ERISA Compliance.

(a)                                 Each Company Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws.  Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received, or is entitled to rely upon, a favorable determination letter from the Internal Revenue Service or an opinion of counsel to the effect that the form of such Company Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the knowledge of the Borrower and Holdings, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                                 There are no pending or, to the knowledge of the Borrower and Holdings, threatened claims, actions or lawsuits, or action by any governing body or Governmental Authority, with respect to any Company Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Company Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate such Pension Plan, except with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)                                 Neither any Loan Party nor, to the knowledge of the Borrower, any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Closing Date, those listed on Schedule 5.11(d) hereto.

5.12                        Subsidiaries; Equity Interests.  As of the Closing Date, each Loan Party has no Subsidiaries and is not engaged in any Joint Venture or partnership other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such

Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or any Lien permitted under Sections 7.01(bb), 7.01(ee) or 7.01(ff).

5.13                        Margin Regulations; Investment Company Act.

(a)                                 The Borrower is not engaged and will not engage in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Term Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)                                 None of Holdings, the Borrower, any Person Controlling Holdings, or any other Subsidiary of Holdings is or is required to be registered as an “investment company” under the Investment Company Act of 1940.  Neither the making of any Term Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

5.14                        Disclosure.  Holdings has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such information to any Agent or Lender; it being understood that such projections may vary from actual results and that such variances may be material.

5.15                        Compliance with Laws.  Each Loan Party and its Subsidiaries is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16                        Intellectual Property.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party and each of their Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, trade dress, domain names, copyrights, patents, patent applications, franchises, licenses, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses.  Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration of any IP Rights owned or exclusively licensed by a Loan Party or any of its Subsidiaries as of the Closing Date.  To the knowledge of Holdings and the Borrower, (i) the conduct of the business of the Loan Parties and their Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any rights held by any other Person, and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed or sold, or now contemplated to be employed or sold, by any Loan Party or any Subsidiary infringes upon, misappropriates, dilutes or otherwise violates any rights held by any other Person except in each case for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, no Person is infringing, misappropriating, diluting or otherwise violating any IP Rights that are material to the operation of the business of the Loan Parties or any of their Subsidiaries.

5.17                        Solvency.  Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

5.18                        Labor Matters.  Other than mandatory national, provincial or industry-wide collective bargaining arrangements, there are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.18, covering the employees of Holdings or any of its Subsidiaries as of the Closing Date and neither Holdings nor any Subsidiary has suffered any strikes, walkouts, slowdowns, lockouts, work stoppages or other material labor difficulty within the last five years.  Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them and (b) to the knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Borrower, no union organization activity that is taking place.

5.19                        Perfection, Etc.  Subject to the last paragraph of Section 4.01, all filings and other actions necessary or desirable to create, perfect and protect the Lien in the Collateral of the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected Lien in the Collateral with the priority specified in the Intercreditor Agreements, securing the payment of the

Secured Obligations, subject to Liens permitted by Section 7.01.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

5.20                        OFAC and PATRIOT Act Compliance.  To the extent applicable, Holdings, each member of the Restricted Group and each Unrestricted Subsidiary is in compliance, in all respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

5.21                        Anti-Corruption Compliance.  Each Loan Party is in compliance in all material respects with all applicable anti-corruption Laws, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and maintains (whether internally or administered through the Seller, as the case may be) policies and procedures designed to ensure that each Loan Party will continue to be in compliance in all material respects with all applicable anti-corruption Laws.  No part of the proceeds of the Term Loans has been or will be used, directly or indirectly, by any Loan Party for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption Law.

5.22                        OFAC.  No Loan Party (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities or (c) derives revenue from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.  The proceeds of any Term Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5.23                        Designation as Senior Debt.  The First Lien Obligations constitute “Designated Senior Debt”, or any similar term under and as defined in the agreements relating to any Indebtedness of the Borrower or any Guarantor, including any subordinated Indebtedness, which contains such designation.

5.24                        Tax Reporting Compliance.  The Borrower does not intend to treat the Term Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event that the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Term Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder or any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

6.01                        Financial Statements.  Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)                                 as soon as available, but in any event within ninety (90) days (or one hundred twenty (120) days in the case of the fiscal years ending on April 30, 2014 and April 30, 2015, respectively) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Pricewaterhouse Coopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under the credit facilities provided for herein that is scheduled to occur within one year from the time such opinion is delivered or (B) any potential inability to satisfy any financial covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness on a future date or in a future period), together with a Narrative Report with respect thereto;

(b)                                 as soon as available, but in any event (x) for each of the first three fiscal quarters ended after the Closing Date (commencing with the fiscal quarter ending July 31, 2014) within sixty (60) days and (y) thereafter, within forty-five (45) days, in each case, after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, together with a Narrative Report with respect thereto; and

(c)                                  as soon as available, but in any event no later than forty-five (45) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, statements of operations and statements of cash flow of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year then ended.

To the extent Holdings designates any of its Subsidiaries as an Unrestricted Subsidiary, the financial statements referred to in this Section 6.01 shall be accompanied by reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

6.02                        Certificates; Other Information.  Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)                                 promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)                                  promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of any Indebtedness of any Loan Party or of any of its Subsidiaries in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d)                                 promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(e)                                  reasonably promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law or otherwise relating to any Hazardous

Material against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(f)                                   together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report supplementing Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) hereto, including, in the case of supplements to Schedule 5.08(b), an identification of all Material Real Property disposed of by any Loan Party since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street (if available), county or other relevant jurisdiction, state, and the record owner and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.03(b);

(g)                                  copies of any notice of default under, and any material amendment, supplement, waiver or other modification of, the ABL Facility or the Second Lien Credit Agreement;

(h)                                 promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them; and

(i)                                     promptly, such additional information regarding the business, legal, financial or corporate affairs or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Collateral Agent materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”; all other Lenders, “Private Lenders”) may have personnel who do not wish to receive material non-public information with respect to the Borrower and the Target and their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Each of Holdings and the Borrower hereby (i) acknowledges and agrees that no Borrower Material delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall contain any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws and (ii) authorizes the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to treat all Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) as not containing any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws and as suitable for distribution to Public Lenders.

6.03                        Notices.  Promptly notify the Administrative Agent and each Lender:

(a)                                 of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or otherwise relating to any Hazardous Material or in respect of IP Rights, or (iv) the occurrence of any ERISA Event;

(c)                                  of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

(d)                                 of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(iii).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Obligations.  Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

6.05                        Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing in each jurisdiction in which such qualification is required), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered or issued IP Rights to the extent appropriate consistent with its reasonable business judgment.

6.06                        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

6.07                        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of established reputation engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ (ten (10) days’ in the case of cancellation for non-payment) prior written notice to the Administrative Agent of termination, lapse or cancellation of any such insurance.

6.08                        Compliance with Laws.  Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and Permits and duly observe all requirements of any foreign, Federal, state or local Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10                        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Collateral Agent on behalf of the Administrative Agent and the Lenders may exercise rights under this Section 6.10 and the Collateral Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  The Administrative Agent, the Collateral Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

6.11                        Use of Proceeds.  Use the proceeds of the Term Borrowings on the Closing Date solely to finance the Acquisition and the Refinancing and to pay Transaction Costs in connection therewith.

6.12                        Covenant to Guarantee Obligations and Give Security.

(a)                                 Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary other than an Excluded Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property,” as defined in the Security Agreement) or any Material Real Property by any Loan Party, which real or personal property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower’s expense:

(i)                                     in connection with the formation or acquisition of a Restricted Subsidiary, within ten (10) days after such formation or acquisition or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not an Excluded Subsidiary, to duly execute and deliver to the Administrative Agent and the Collateral Agent a Guaranty or Guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered) deliver certificates representing the Equity Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Collateral Agent, together with supplements to the Security Agreement (and, if applicable, supplements to the other Collateral Documents) with respect to the pledge of any Equity Interests or Indebtedness and any additional assets of such Restricted Subsidiary in accordance with the Security Agreement, Intellectual Property Security Agreement and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all the First Lien Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(ii)                                  within ten (10) days after such formation or acquisition, or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent and the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(iii)                               within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent Mortgages (with respect to Material Real Properties only) and other agreements, documents and instruments as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement and Mortgages), securing payment of all the First Lien Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(iv)                              within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Restricted Subsidiary that is not an Excluded Subsidiary to take, whatever additional action (including, without limitation, the recording of Mortgages (with respect to Material Real Properties only), the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens (to the extent required by the Collateral Documents) on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v)                                 as promptly as practicable (but in any event no later than sixty (60) days or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion) after the request of the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property owned in fee by a Loan Party that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the Material Real Properties covered thereby), American Land Title Association/American Congress on Surveying and Mapping form surveys and environmental assessment reports in each case in scope, form and substance reasonably satisfactory to the Administrative Agent, and favorable opinions of local counsel to the Loan Parties in states in which the applicable Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)                              at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents.

(b)                                 Notwithstanding the foregoing, the Collateral Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

(c)                                  For the avoidance of doubt, changes in organization of a Loan Party or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not constitute a formation or acquisition of a Restricted Subsidiary; provided that within ten (10) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) such converted entity shall deliver such instruments and documents (including Uniform Commercial Code financing statements and affirmation of its obligations under the Loan Documents) and take all such other action as the Administrative Agent or the Collateral Agent may deem necessary or desirable in preserving the continuing validity and perfection of the Collateral Agent’s Lien on the Collateral owned by (or, in the case of Equity Interests of such Person included in the Collateral, issued by) such Person.

(d)                                 No later than five (5) days prior to the date on which a Mortgage with respect to a Material Real Property is executed and delivered pursuant to this Agreement, (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvements to the applicable improved property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification to the Borrower (“Borrower Notice”), (C) the Borrower’s written acknowledgment of receipt of Borrower Notice from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program (“NFIP”) and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Mortgaged Property is located, a copy of the flood insurance policy, copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Secured Parties (any of the foregoing being “Evidence of Flood Insurance”).

6.13                        Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and make all reasonable efforts to cause all lessees operating or occupying its owned, leased or operated properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and owned, leased or operated properties; and (c) conduct any investigation, remediation or other response action necessary to address any Environmental Release of Hazardous Materials at any of its owned, leased or operated properties, to the extent required by, and in accordance with, applicable Environmental Laws.

6.14                        Further Assurances, Post Closing Obligations.

(a)                                 Promptly upon request by the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent or any Lender through the Administrative

Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(b)                                 By the date that is ninety (90) days after the Closing Date, as such time period may be extended, by not more than an additional thirty (30) days, in the Administrative Agent’s reasonable discretion, the Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Administrative Agent, unless otherwise agreed by the Administrative Agent, the following:

(i)                                     a Mortgage with respect to each Initial Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)                                  fully paid American Land Title Association Lender’s Extended Coverage customary title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements (including zoning endorsements) and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the  Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens) and such customary coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable; provided, with respect to any property located in a state in which a zoning endorsement is either not available or is available but only at a premium that is excessive or requires a legal opinion, a customary zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resources Corporation, in each case reasonably satisfactory to the Administrative Agent, may be delivered in lieu of a zoning endorsement;

(iii)                               American Land Title Association/American Congress on Surveying and Mapping form surveys for each of the Mortgaged Properties, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the states in which the applicable Mortgaged Property is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects that could not reasonably be expected to result in a Material Adverse Effect; provided, however, notwithstanding the foregoing, new or updated surveys with respect to any of the Mortgaged Properties will not be required if an existing survey is available for any such Mortgaged Properties and the issuer of the Mortgage Policies is willing to provide survey coverage for the Administrative Agent’s Mortgage Policies on the basis of such existing survey and without the need for a new or updated survey with respect to such Mortgaged Properties;

(iv)                              reliance letter executed by ENVIRON International Corporation entitling the Administrative Agent on behalf of the Lenders to rely on its Desktop Environmental Diligence Review of Gypsum Management and Supply, Inc. prepared for the Acquisition, in scope, form and substance reasonably satisfactory to the Administrative Agent;

(v)                                 favorable opinions of local counsel to the Loan Parties in states in which the Initial Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent;

(vi)                              favorable opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance satisfactory to the Administrative Agent;

(vii)                           no later than five (5) days prior to the date on which a Mortgage with respect to each Initial Mortgaged Property is executed and delivered pursuant to this Agreement or such shorter period reasonably acceptable to the Administrative Agent: (A) a Flood Determination Form, (B) if it is a Flood Hazard Property, a Borrower Notice, (C) the Borrower’s written acknowledgment of receipt of the Borrower Notice from the Administrative Agent as to the fact that such Initial Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the NFIP and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Initial Mortgaged Property is located, Evidence of Flood Insurance;

(viii)                        evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(ix)                              evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

6.15                        Maintenance of Ratings.  Use commercially reasonable efforts to maintain a public credit rating of the Term Facility from each of S&P and Moody’s, a public corporate family rating of the Borrower from Moody’s and a public corporate credit rating of the Borrower from S&P (but, in each case, not any specific credit rating).

6.16                        Conference Calls.  With respect to each full fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), not later than twenty (20) days after the delivery of the financial statements with respect to such fiscal year pursuant to Section 6.01(a), hold, at the request of the Administrative Agent (a) a telephonic conference call with all Lenders who choose to attend such conference call, on which conference call shall be reviewed the financial results and the financial condition of the Borrower and its Restricted Subsidiaries for, and as of the last day of, such fiscal year, and (b) a telephonic conference call with all Private Lenders who choose to attend such conference call, on which conference call shall be reviewed the projections presented for the then-current fiscal year of the Borrower; it being understood that only one such call pursuant to each of clauses (a) and (b) shall be held per calendar year.

6.17                        ERISA.

(a)                                 Provide to the Administrative Agent promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their respective ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

(b)                                 Provide to the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan and (iii) such other documents or governmental reports, filings or findings relating to any Plan (or employee benefit plan sponsored or contributed to by any Loan Party), as the Administrative Agent shall reasonably request.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder or any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, (A) (except with respect to Section 7.14) the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly and (B) (with respect to Section 7.14) Holdings shall not:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)                                  Liens for taxes, assessments or governmental charges which are either (x) immaterial to the Restricted Group taken as a whole or (y) not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)                                  pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank Guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;

(f)                                   deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, individually and in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 7.03(e); provided, that (i) such Liens attach concurrently with or within two hundred and seventy (270)

days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)                                    Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(k)                                 leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(l)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m)                             Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) incurred in connection with a cash management program established in the ordinary course of business;

(n)                                 Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (o) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(o)                                 Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(f);

(p)                                 Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary (excluding Liens existing on property of any Person designated as a Restricted Subsidiary in accordance with the second sentence of the definition of “Unrestricted Subsidiary”, provided, however, the foregoing exclusion shall not apply to Liens existing on property that would have otherwise been permitted by this Section 7.01(p) had such Unrestricted Subsidiary been a Restricted Subsidiary at the time such property was acquired by such Unrestricted

Subsidiary) after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(k)(B);

(q)                                 Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)                                    any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

(s)                                   Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)                                    Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(u)                                 Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)                                 Permitted Other Indebtedness Liens;

(w)                               Specified Refinancing Liens and Specified Second Lien Refinancing Liens;

(x)                                 Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(y)                                 (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(z)                                  Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(bb)                          Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(cc)                            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(dd)                          other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets;

(ee)                                                                      Liens on the Collateral securing the Second Lien Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(C); provided, that such Liens (i) shall be subject to the Term Intercreditor Agreement and shall be subordinated to the Liens securing the First Lien Obligations pursuant to the Term Intercreditor Agreement and (ii) shall be subject to the ABL/Term Intercreditor Agreement and shall rank relative to the Liens securing the ABL Obligations as provided in the ABL/Term Intercreditor Agreement; and

(ff)                              Liens on the Collateral securing the ABL Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(B); provided, that such Liens shall be subject to the ABL/Term Intercreditor Agreement and shall rank relative to the Liens securing the First Lien Obligations and the Second Lien Obligations as provided in the ABL/Term Intercreditor Agreement.

7.02                        Investments.  Make or hold any Investments, except:

(a)                                 Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)                                 loans or advances to officers, directors and employees of Holdings and its Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business), and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount not to exceed $3,000,000;

(c)                                  Investments (i) by any Loan Party in the Borrower or any Subsidiary Guarantor (including any new Restricted Subsidiary which becomes a Subsidiary Guarantor), (ii) by any Restricted Subsidiary of the Borrower that is not a Loan Party in any Loan Party (other than Holdings) or in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary of the Borrower that is not a Loan Party; provided that the aggregate amount of Investments made pursuant to this clause (iii) shall not exceed $60,000,000 at any one time outstanding;

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(e)                                  Investments arising out of transactions permitted under Sections 7.01, 7.03 (other than Section 7.03(d)(B)(2)), 7.04 (other than Sections 7.04(a)(ii)(B), 7.04(c)(ii) and 7.04(d)), 7.05 (other than Section 7.05(f)(C)), 7.06 (other than Section 7.06(d) with respect to Investments under Section 7.02) and 7.13;

(f)                                   Investments existing on the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)                                  Investments in Swap Contracts permitted under Section 7.03(g);

(h)                                 promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(f));

(i)                                     the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person (such assets or Person being referred to herein as the “Acquired Business”) that, upon the consummation thereof, will be a Restricted Subsidiary (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A)                               each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12;

(B)                               in the case of any purchase or other acquisition (in one transaction or series of related transactions) of (x) any Person that does not become a Guarantor or (y) any assets that do not become Collateral because such assets are owned by a Person that is not, and is not required to be, a Guarantor, after giving effect thereto on a Pro Forma Basis, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) the First Lien Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed the greater of (x) 4.20:1.00 and (y) the First

Lien Leverage Ratio immediately preceding the consummation of such purchase or other acquisition;

(C)                               immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing;

(D)                               the Acquired Business shall be an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that the Target is engaged in on the Closing Date;

(E)                                in the case of the acquisition of the Equity Interests of another Person, the Board of Directors of such other Person to be acquired shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition and shall not have commenced any action which alleges that such acquisition will violate applicable Law; and

(F)                                 The Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j)                                    Investments in Joint Ventures, such Investments not to exceed $20,000,000 at any one time outstanding; provided that prior to making any Investments under this Section 7.02(j), the Borrower shall have delivered a statement in reasonable detail from the Borrower setting out the business rationale for such Investment;

(k)                                 Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(l)                                     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)                             the licensing, sublicensing or contribution of IP Rights pursuant to joint research development or marketing arrangements with Persons other than the Borrower and its Restricted Subsidiaries consistent with past practices;

(n)                                 loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Sections 7.06(e), 7.06(f) or 7.06(i) (so long as such amounts are counted as Restricted Payments for purposes of such sections);

(o)                                 so long as immediately after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing, other Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and(i)(B), respectively) not exceeding the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any one time outstanding; provided, however, that, such amount may be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Restricted Payments pursuant to Section 7.06(c) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.13 or to make previous Investments pursuant to this Section 7.02(o);

(p)                                 pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with Liens permitted under Section 7.01;

(q)                                 loans or advances made to distributors in the ordinary course of business and consistent with past practice;

(r)                                    Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;

(s)                                   Investments of a Restricted Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Borrower and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger or consolidation;

(t)                                    Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively) made with the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.02(t), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that immediately before and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing; and

(u)                                 in addition to the foregoing Investments, additional Investments, so long as, after giving effect on a Pro Forma Basis to any such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and

(y) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed 5.00:1.00.

7.03                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness of the Loan Parties in respect of (A) the First Lien Obligations, (B) the ABL Obligations; provided, that the aggregate amount of the ABL Obligations (other than ABL Obligations outstanding under Secured Cash Management Agreements or Secured Hedge Agreements (each as defined in the ABL Facility without giving effect to any amendment, supplement or other modification to such defined terms in the ABL Facility that would result in an increase in the respective amounts thereof)) at any one time outstanding under this clause (B) shall not exceed the ABL Cap, and (C) the Second Lien Obligations in an aggregate amount at any one time outstanding under this clause (C), together with the then outstanding Specified Second Lien Refinancing Debt, not to exceed the Second Lien Cap;

(b)                                 Indebtedness outstanding or committed to be incurred on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(c)                                  Guarantees of any Loan Party (other than Holdings) in respect of Indebtedness of the Borrower or a Restricted Subsidiary otherwise permitted hereunder;

(d)                                 Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party constituting an Investment permitted under Section 7.02(c), 7.02(o) or 7.02(t), and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness pursuant to this clause (d) shall be (1) unsecured, (2) evidenced by the Intercompany Note, (3) if owed to a Loan Party, subject to the Collateral Agent’s perfected security interest pursuant to the Collateral Documents with the priority specified in the Intercreditor Agreements and (4) if owed by a Loan Party, expressly subordinated in right of payment to the payment in full of the First Lien Obligations on terms reasonably satisfactory to the Administrative Agent;

(e)                                  Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of any fixed or capital assets, in each case within the limitations set forth in Section 7.01(i); provided, however, that the Indebtedness incurred pursuant to this Section 7.03(e), (i) if incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) used in the business of the Borrower or any Restricted Subsidiary, the aggregate amount of all such Indebtedness at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (i), shall not exceed $15,000,000 and (ii) if incurred in connection with the financing of all or any part of the purchase price, lease expenses, rental payments or cost of design, construction or installation of Productive Assets (whether through the leasing of or direct purchase of such Productive Assets or the Equity Interests of any Person owning such Productive Assets), the aggregate amount of all such Indebtedness at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (ii), shall not exceed $25,000,000;

(f)                                   Indebtedness of the Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed $15,000,000;

(g)                                  Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(h)                                 guarantees incurred by the Borrower or a Restricted Subsidiary in the ordinary course of business in respect of obligations (not for money borrowed) of a Restricted Subsidiary to a supplier, customer, franchisee, lessor or licensee that in each case is not an Affiliate;

(i)                                     Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries;

(j)                                    Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;

(k)                                 (A) Indebtedness incurred by the Borrower or its Restricted Subsidiaries in a Permitted Acquisition or a Disposition permitted under Section 7.05 under agreements providing for the adjustment of the purchase price or similar adjustments and (B) Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is secured, if at all, only by Liens permitted by Section 7.01(p); provided that (x) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (y) immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (z) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000;

(l)                                     Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for customary indemnification, deferred purchase price, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisition, or other acquisition or Disposition of any business or assets or Person or any Equity Interests of a Subsidiary otherwise permitted hereunder, provided that, with respect to Dispositions, the maximum liability of the Borrower and the Restricted

Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and the Restricted Subsidiaries in connection with such Disposition;

(m)                             Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n)                                 Indebtedness in an aggregate principal amount not to exceed the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any time outstanding;

(o)                                 Indebtedness in respect of (A) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and (B) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business;

(p)                                 (A) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (a) and (b) in the ordinary course of business and (B) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank Guarantees, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(q)                                 obligations in respect of performance, bid, appeal and surety bonds and performance and completion Guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)                                    Indebtedness (“Specified Affiliate Indebtedness”) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (A) the borrower with respect to such Indebtedness shall be the Borrower; (B) the lender with respect to such Indebtedness shall be the Sponsor or any of its Affiliates other than Holdings, the Borrower and its Restricted Subsidiaries or any other portfolio company of the Sponsor; (C) the all-in interest rate per annum with respect to such Indebtedness shall not exceed a market interest rate as determined by the Borrower, and in any event shall not exceed the Eurodollar Rate for Dollars for a one-month interest period plus 4.50% per annum; (D) no premiums shall be payable with respect to such Indebtedness; (E) such Indebtedness shall be unsecured; (F) if guaranteed, such Indebtedness shall be guaranteed by one or more of the Guarantors only and there shall be no additional guarantors with respect to such Indebtedness other than the Sponsor or any of its Affiliates other than Holdings, the Borrower, or its Restricted Subsidiaries or other portfolio companies of the Sponsor; (G) such Indebtedness shall not be subject to any amortization or scheduled prepayments of principal; (H) the covenants, events of default, Guarantees and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (H), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (I) such Indebtedness shall not have any financial covenants; (J) the proceeds of such Indebtedness shall be used solely to fund working capital needs of the Restricted Group; (K) and such Indebtedness shall be subordinated on terms reasonably satisfactory to the Administrative Agent; (L) any repayment or prepayment of such Indebtedness shall be conditioned upon (i) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available not exceeding 5.00:1.00 and (ii) the absence of a Default or Event of Default, and (M) such Indebtedness shall be disregarded for purposes of determining the availability or amount of any covenant baskets or carve-outs;

(s)                                   Indebtedness incurred by a Loan Party constituting Permitted Other Indebtedness;

(t)                                    Indebtedness incurred by a Loan Party constituting Permitted Ratio Debt;

(u)                                 Indebtedness constituting Specified Refinancing Debt; and

(v)                                 Indebtedness constituting Specified Second Lien Refinancing Debt in an aggregate amount at any one time outstanding, together with the then outstanding Second Lien Obligations, not to exceed the Second Lien Cap.

7.04                        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)                                 any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction), provided, that the Borrower shall be the continuing or surviving Person or the surviving Person shall be a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries, provided, that when any Guarantor is merging with another Restricted Subsidiary, (A) the Guarantor shall be the continuing or surviving

Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

(b)                                 (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve, or the Borrower or any Subsidiary may (if the perfection and priority of the Liens securing the First Lien Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders (it being understood that in the case of any dissolution of a Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Guarantor; and in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)                                  any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d)                                 any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02; and

(e)                                  a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(f)(A)).

7.05                        Dispositions.  Make any Disposition, except:

(a)                                 Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of tangible property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b)                                 the abandonment or other Disposition of IP Rights (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned) to the extent Borrower determines in its reasonable business judgment that (i) such IP Rights are not  commercially reasonable to maintain under the circumstances and (ii) such Disposition could not reasonably be expected to materially and adversely affect the business of the Borrower or any of its Restricted Subsidiaries;

(c)                                  Dispositions of inventory and goods held for sale in the ordinary course of business;

(d)                                 Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e)                                  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(f)                                   (A) Dispositions permitted by Section 7.04, (B) Liens permitted by Section 7.01 (other than Section 7.01(n)(ii)), (C) Investments permitted by Section 7.02 (other than Section 7.02(e) with respect to Dispositions under this Section 7.05 and Section 7.02(h)) and (D) Restricted Payments permitted by Section 7.06;

(g)                                  Dispositions by the Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) not less than 75% of the purchase price for such property shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision) and (ii) any lease entered into in connection therewith shall not contravene Section 7.03;

(h)                                 Dispositions of Cash Equivalents;

(i)                                     Dispositions of accounts receivable in connection with the collection or compromise thereof;

(j)                                    licensing or sublicensing of IP Rights in the ordinary course of business on customary terms and which does not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(k)                                 sales of property and issuances and sales of Equity Interests (A) among or between Loan Parties (other than Holdings); provided that the sale or issuance by the Borrower of its Equity Interests to Holdings shall be permitted, (B) among or between Restricted Subsidiaries that are not Loan Parties, (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to Restricted Subsidiaries that are not Loan Parties; provided that the fair market value of all property so Disposed of pursuant to this sub-clause ((D)) shall not exceed $25,000,000 in the aggregate;

(l)                                     leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(m)                             transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(n)                                 Dispositions of Excess Properties (as defined in the Acquisition Agreement); and

(o)                                 Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (o) shall not exceed $25,000,000 and (iii) not less than 75% of the purchase price for asset or property sold in such Disposition shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision);

provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (h) and (j)), shall be for no less than the fair market value of such property at the time of such Disposition.  To the extent any Collateral is Disposed to any Person that is not a Loan Party of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)                                 each Restricted Subsidiary may make Restricted Payments to the Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)                                 the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)                                  the Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Investments pursuant to

Section 7.02(o) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.13 or to make previous Restricted Payments pursuant to this Section 7.06(c);

(d)                                 to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02, 7.04, 7.08 or 7.13;

(e)                                  the Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings (or, in the case of sub-clause (iv), to the shareholders of a Restricted Subsidiary), so long as, with respect to any such Restricted Payments made pursuant to sub-clause (iv), sub-clause (vii) or sub-clause (viii) below, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:

(i)                                     so long as the Borrower is a member of a consolidated, combined or unitary group of which Holdings (or any direct or indirect parent entity of Holdings) is the parent for foreign, federal, state or provincial or local income tax purposes, the proceeds of which will be used to pay the tax liability to each foreign, federal, state, provincial or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or any direct or indirect parent entity of Holdings) that includes the Borrower and its Subsidiaries, to the extent such tax liability does not exceed the lesser of (x) the taxes that would have been payable by the Borrower and its Subsidiaries as a stand-alone group and (y) the actual tax liability of Holdings’ (or any direct or indirect parent entity of Holdings) consolidated, combined, unitary or affiliated group, reduced by any such payments paid or to be paid directly by the Borrower or its Subsidiaries;

(ii)                                  the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,500,000 in any 12-month period plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries or (b) the fees and other amounts described in Section 7.08(d) to the extent that the Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;

(iii)                               the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) franchise taxes and similar taxes and other expenses necessary to maintain its corporate existence;

(iv)                              the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of Holdings or any of its Restricted Subsidiaries  (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interests or phantom Equity Interests) from directors, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $20,000,000 in any calendar year; provided, that the Borrower may carry over and make in any subsequent calendar year or years, in addition to the amount for such subsequent calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $20,000,000 with respect to such subsequent calendar year; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Borrower or a Restricted Subsidiary, to the extent such proceeds are received by the Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Borrower, the Net Cash Proceeds from the sale of Equity Interests of any of the Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date;

(v)                                 the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, provided that if such purchase or other acquisition had been made by the Borrower, it would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such purchase or other acquisition;

(vi)                              repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants;

(vii)                           the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, management fees permitted by Section 7.08(d); and

(viii)                        the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

(f)                                   in addition to the foregoing Restricted Payments, additional Restricted Payments in an aggregate amount not to exceed the sum of (1) an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets; plus (2) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.06(f)(2), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, provided that (in the case of this Section 7.06(f)(2)) immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(g)                                  after a Qualifying IPO, Restricted Payments of up to 6% per annum of the Net Cash Proceeds contributed to the common equity of the Borrower from such Qualifying IPO; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(h)                                 Restricted Payments (including payments on stock appreciation rights) made on the Closing Date or within 60 days thereafter, in each case in connection with the Transactions and in accordance with the Acquisition Agreement;

(i)                                     repurchases of Equity Interests of Holdings, the Borrower or any Restricted Subsidiary to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options;

(j)                                    in addition to the foregoing Restricted Payments, additional Restricted Payments, so long as, after giving effect on a Pro Forma Basis to any such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available to does not exceed 5.00:1.00; and

(k)                                 Restricted Payments consisting of the proceeds of any Disposition permitted under Section 7.05(n), to the extent made in accordance with the Acquisition Agreement.

7.07                        Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

7.08                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (d) (i) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, the direct or indirect payment of fees (including termination payments) and/or other payments to the Sponsor or its Affiliates pursuant to the Sponsor Management Agreement (which fees and/or payments shall not exceed (A) in respect of annual fees and/or payments, up to the greater of (x) $2,250,000 and (y) an amount equal to 1% of the aggregate amount of the cash equity contributions directly or indirectly made by the Sponsor to Holdings and further contributed to the Borrower, (B) in respect of the fees and/or payments payable in connection with the Acquisition, the amount disclosed to the Administrative Agent on or prior to the Closing Date and (C) in respect of fees payable in connection with transactions permitted by this Agreement, in amounts that are usual, customary and market for such transactions) and (ii) the payment of related indemnities and reasonable expenses, (e) customary fees and indemnities may be paid to any directors of Holdings (or any direct or indirect parent thereof), the Borrower and its Restricted Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed, in each case, to the extent directly attributable to the operations of the Borrower and its Restricted Subsidiaries, (f) the Borrower and its Restricted Subsidiaries may enter into employment, severance or collective bargaining arrangements or consultant or employee benefit with officers, employees and directors  in the ordinary course of business and transactions pursuant to stock option, stock appreciation rights, stock incentive or other equity compensation plans and employee benefit plans and arrangements in the ordinary course of business, (g) the Borrower and its Restricted Subsidiaries may make payments pursuant to the tax sharing agreements among the Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and its Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 7.02, (j) any payments required to be made pursuant to the Acquisition Agreement, (k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; (l) the Transactions; (m) pledges of Equity Interests of the Unrestricted Subsidiary to secured Indebtedness of such Unrestricted Subsidiary; (n) the provision of cash collateral permitted under Section 7.01 and payments and distributions of amounts therefrom; and (o) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

7.09                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, any ABL Loan Document, or any Second Lien Loan Document) that limits the ability:

(a)                                 of any Restricted Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Guarantor which is a Restricted Subsidiary of the Borrower or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for (i) any agreement in effect on the Closing Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those contained in those agreements on the Closing Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, provided that (x) any such agreement expressly permits such Restricted Payments, transfers of property and investments to pay the First Lien Obligations and (y) the exception in this clause (ii) shall not apply to agreements that are binding on a Person that becomes a Restricted Subsidiary pursuant to the second sentence of the definition of “Unrestricted Subsidiary” unless any such agreement would have otherwise been permitted under this Section 7.09(a) had such Person been a Restricted Subsidiary at the time of entering into such agreement, (iii) any agreement included in any agreement governing Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03; (iv) (x) any agreement in connection with a Disposition permitted by Section 7.05 and (y) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 7.02), which limitation is applicable only to the assets that are the subject of such agreements, (v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary restrictions contained in the Permitted Other Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Permitted Ratio Debt and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that the provisions of any such Indebtedness are not, taken as a whole, materially more restrictive (as determined by the Borrower in good faith) than similar restrictions contained in this Agreement), (viii) applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit or (ix) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; or

(b)                                 of Holdings or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the First Lien Obligations except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(e) or 7.03(k)(B) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (iii) customary restrictions contained in the Permitted Other Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Permitted Ratio Debt and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that such restrictions do not restrict the Liens securing the First Lien Obligations or the priority thereof required by the Intercreditor Agreements), (iv) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (vii) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

7.10                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB), (b) extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (c) other than pursuant to and in accordance with Section 6.11.

7.11                        Amendments of Organization Documents.  Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; it being understood and agreed that changes in organization of the Borrower or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not be deemed materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; provided that the Borrower and its Restricted Subsidiaries shall comply with the provisions of Sections 6.12 and 6.14 with respect to such changes in organization.

7.12                        Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) in the case of the Borrower only, fiscal year.

7.13                        Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments.  (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (1) the Second Lien Loans, (2) any Permitted Ratio Debt, (3) any Specified Refinancing Debt that is unsecured or secured on a junior basis to the First Lien Obligations or any Permitted Other Indebtedness that is unsecured or secured on a junior basis to the First Lien Obligations or (4) any Specified Affiliate Indebtedness (collectively, together with any Permitted Refinancing of any of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a prepayment of Junior Financing made using the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.13(a)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that immediately before and immediately after giving Pro Forma Effect to any such prepayment, no Default or Event of Default shall have occurred and be continuing; (ii) (A) the repayment, prepayment or refinancing of the Second Lien Loans or any other Junior Financing (other than Specified Affiliate Indebtedness) with the Net Cash Proceeds of any Permitted Ratio Debt or of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.13) and (B) the refinancing of the Second Lien Loans or any Indebtedness described in the preceding clause (a)(3) with the proceeds of any Specified Second Lien Refinancing Debt in respect thereof or any Permitted Other Indebtedness that is unsecured or secured on a junior basis to the First Lien Obligations, in each case, to the extent not required to prepay any Term Loans or the Term Facility pursuant to Section 2.03(b); (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests); (iv) the prepayment of any Junior Financing or Permitted Refinancing thereof, in an aggregate amount not to exceed an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets, (v) (A) any repayment or prepayment of Specified Affiliate Indebtedness that is permitted by clause (L) of Section 7.03(r) and (B) the refinancing of Specified Affiliate Indebtedness with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.13), and (vi) any repayment or prepayment of the Second Lien Loans as contemplated by clause (x) of the last sentence of Section 2.03(c) of this Agreement or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders any term or condition of any Junior Financing Documentation (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to any such modification or change, together with a reasonably detailed description of the material terms and conditions of such modification or change or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period).

7.14                        Holding Companies.  (a) In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower and the performance of the Loan Documents, the ABL Loan Documents, the Second Lien Loan Documents, any Specified Refinancing Debt or any Specified Second Lien Refinancing Debt, (ii) incur any Indebtedness (other than (x) the First Lien Obligations, the ABL Obligations and the Second Lien Obligations, (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section

7.03(n), (s), (t), (u) or (v)), (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Borrower (other than Liens pursuant to any Loan Document, any ABL Loan Document or any Second Lien Loan Document, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or non-consensual Liens arising solely by operation of law); or (iv) make any Investments (other than (x) Investments in the Borrower or its Restricted Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02) or (y) Investments of the type permitted by Section 7.02(a), (b), (h), (k) or (m).

(a)                                 Nothing in this Section 7.14 shall prevent Holdings from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Transactions, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) making Restricted Payments or Dispositions (other than Dispositions of the Equity Interests of the Borrower), (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vi) holding any cash and Cash Equivalents (but not operating any property), (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders and (ix) any activities incidental to the foregoing.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Term Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in clause (y) of the final paragraph of Section 4.01, any of Sections 6.03(a), 6.05 (solely with respect to the Borrower) and 6.11 or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or the Collateral Agent to the Borrower; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Indebtedness under the ABL Facility or the Second Lien Credit Agreement or (y) any other Indebtedness (other than Indebtedness hereunder or under the ABL Facility or the Second Lien Credit Agreement) having (in the case of this clause (y)) an aggregate principal amount of more than the Threshold Amount, (B) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to clause (e)(A) (other than the Indebtedness under the ABL Facility), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, provided that clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, or (C) fails to observe or perform any agreement or condition relating to the Indebtedness under the ABL Facility, or any other event occurs, the effect of which default or other event is to cause the Indebtedness under the ABL Facility to become due prior to its stated maturity; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries that is not an Immaterial Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary that is not an Immaterial Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j)                                    Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the First Lien Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the First Lien Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Collateral Documents.  Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien on and security interest in the Collateral covered thereby with the priority required by the Intercreditor Agreements, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, Section 6.12 or Section 6.14 or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided however that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Term Facility has been designated as “Designated Senior Debt,” and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Term Loans shall automatically terminate and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable), any amounts received on account of the First Lien Obligations shall, subject to the provisions of Section 2.13 and the prior payment and distribution of the proceeds of the ABL Priority Collateral to the ABL Collateral Agent (for distribution in accordance with the ABL Loan Documents) in accordance with the ABL/Term Intercreditor Agreement, be applied by the Collateral Agent in the following order:

First, to payment of that portion of the First Lien Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the First Lien Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the First Lien Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the First Lien Obligations constituting unpaid principal of the Term Loans and First Lien Obligations then owing under Secured Hedge Agreements, ratably among the Lenders and the Hedge Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other First Lien Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such First Lien Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date;

Sixth, to the Second Lien Collateral Agent, to be applied in accordance with the Second Lien Loan Documents or as otherwise provided in the Intercreditor Agreements;

Seventh, to the ABL Collateral Agent, to be applied in accordance with the ABL Loan Documents or as otherwise provided in the Intercreditor Agreements; and

Last, the balance, if any, after all of the First Lien Obligations and all obligations under the Second Lien Loan Documents and the ABL Loan Documents have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding anything herein to the contrary, the Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the First Lien Obligations otherwise set forth above in this Section 8.03.

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01                        Appointment and Authorization of Agents.

(a)                                 Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan

Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Delegation of Duties.  The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  None of the Administrative Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of its own gross negligence or willful misconduct to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction.

9.03                        Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04                        Reliance by Agents.

(a)                                 Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)                                 For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05                        Notice of Default.  None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the applicable Lenders, unless it shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  Each of the Administrative Agent and the Collateral Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06                        Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07                        Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other First Lien Obligations and the resignation of the Administrative Agent or the Collateral Agent.

9.08                        Agents in their Individual Capacities.  Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity

Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them.  With respect to its Term Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

9.09                        Successor Agents.

(a)                                 The Administrative Agent may resign as the Administrative Agent and the Collateral Agent upon thirty (30) days’ notice to the Lenders.  If an Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days).  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective on such date and the retiring Administrative Agent may (but shall not be obligated to) with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.  If a successor Administrative Agent has not so been appointed, the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  With effect from the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of any appointment as the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and the Collateral Agent.

(b)                                 Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as the Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent, hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and (ii) the retiring Collateral Agent shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

9.10                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent or the Collateral Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other First Lien Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent or the Collateral Agent under 2.07 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the First Lien Obligations or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding, except as set forth in clause (A)(z) of the second to last paragraph of Section 10.01.

9.11                        Collateral and Guaranty Matters.  Each of the Lenders (including in their capacities as potential or actual Hedge Banks) irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)                                 to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all First Lien Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)                                 to subordinate or release any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or, in the case of subordination only, 7.01(p); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

9.12                        Secured Hedge Agreements.  No Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, none of the Administrative Agent or the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, First Lien Obligations arising under Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such First Lien Obligations, together with such supporting documentation as the Administrative Agent or the Collateral may request, from the applicable Hedge Bank.

9.13                        Other Agents; Arranger and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.14                        Appointment of Supplemental Administrative Agents.

(a)                                 Each of the Administrative Agent and the Collateral Agent is hereby authorized to appoint additional Persons selected by it in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)                                 In the event that the Collateral Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers, privileges and duties with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the Borrower to pay the

Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)                                  Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Administrative Agent.

9.15                        Withholding.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Loan Party or the relevant Lender.

ARTICLE X
MISCELLANEOUS

10.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Borrower may, with the consent of the other (and no other Person), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:

(a)                                 extend or increase the Term Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Term Commitments shall not constitute an extension or increase of any Term Commitment of any Lender);

(b)                                 postpone any date scheduled for any payment of principal of, or interest on, any Term Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Term Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)                                 change any provision of this Section 10.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e)                                  release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)                                   release all or substantially all of the value of the guarantees made by the Guarantors, without the written consent of each Lender; or

(g)                                  change (A) Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (B) the order of application of any prepayment of Term Loans  set forth in the applicable provisions of Section 2.03(a) or 2.03(b), respectively, in any manner that materially and adversely affects the Lenders under the Term Facility (or any Class thereof), without the written consent of the Required Lenders (or the majority Lenders with respect to such Class determined in a manner consistent with the definition of the “Required Lenders”);

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Term Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) this

Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Persons providing any Specified Refinancing Debt to permit the refinancing of all outstanding Term Loans of any Class with replacement term loans in the amount of such Specified Refinancing Debt, to add such replacement term loans to this Agreement and to permit such replacement term loans and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof; (v) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; and (vi) this Agreement may be amended (or amended and restated) to the extent required to give effect of the provisions of Section 2.12.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Term Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Term Loans may not be extended and the principal amount of any of its Term Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein:

(A)                                                 (x) any Term Loans held by a Lender that is a Non-Debt Fund Affiliate shall be excluded in the determination of any “Required Lender” votes; (y) no such Lender shall have any right to (i) attend (including by telephone) any meeting, call or discussions (or portion thereof) among an Agent, an Arranger or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by an Agent, an Arranger or any Lender or any communication by or among an Agent, an Arranger and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) make or bring (other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against an Agent (except with respect to any rights expressly retained by such Affiliated Lender under the Loan Documents, which shall not be required to be waived) or an Arranger, or (iv) receive advice of counsel to an Agent, an Arranger or any other Lender (other than counsel to the Affiliated Lenders), or challenge an Agent’s, an Arranger’s or any Lender’s attorney-client privilege and (z) each Affiliated Lender that is a Non-Debt Affiliate hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any First Lien Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar First Lien Obligations held by Lenders that are not Affiliated Lenders; and

(B)                                                 in connection with any “Required Lender” votes or Class votes with respect to any Class of Term Loans, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts includable in determining whether the “Required Lenders” or a majority of Lenders with respect to such Class have consented to any amendment, modification, waiver, consent or other action that is subject to such vote.  The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Further, notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Term Commitments or Term Loans under the Term Facility (the Term Facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Administrative Agent).  Permitted Amendments shall become effective only with respect to the Class(es) of Term Commitments or Term Loans of the Lenders under the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Loan Modification Accepting Lenders”) and, in the case of any Loan Modification Accepting Lender, only with respect to such Lender’s Term Commitments or Term Loans of such Class(es) under such Affected Facility as to which such Lender’s acceptance has been made.  The Borrower and each Loan Modification Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Term Commitments and Term Loans of the Loan Modification Accepting Lenders under the Affected Facility.  Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01 reasonably requested by the Administrative Agent.  As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Term Loans of the Loan Modification Accepting Lenders (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a reduction, elimination or extension of the scheduled amortization of the applicable Term Loans of the Loan Modification Accepting Lenders, (iii) a change in rate of interest (including a change to the Applicable Margin and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Term Loans of the Loan Modification Accepting Lenders and/or a change in the payment of fees to the Loan Modification Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement); provided that any additional premiums pursuant to this clause (iii) shall apply to the applicable Term Loans of the Loan Modification Accepting Lenders after the Latest Maturity Date then in effect with respect to the Affected Facility and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence.

10.02                 Notices; Effectiveness; Electronic Communications.

(a)                                 General.  Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of Holdings, the Borrower, the Administrative Agent and the Collateral Agent and may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Collateral Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the

Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent, Collateral Agent and Lenders.  The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04                 Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arrangers for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the Arrangers and, if necessary, of one local counsel in each relevant jurisdiction and of special and conflicts counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Arranger and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel and, in the event of any conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent and each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent.  All amounts due under this Section 10.04 shall be paid within five (5) Business Days after invoiced or demand therefor.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other First Lien Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, any Arranger or any Lender, in its sole discretion.

10.05                 Indemnification by the Borrower.  The Borrower shall indemnify and hold harmless the Administrative Agent, each Arranger, each Agent-Related Person, each Lender and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Commitment, Term Loan or the use or proposed use of the proceeds therefrom, (c) any Environmental Release of Hazardous Materials on or from any property currently owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party (other than any Environmental Release or Environmental Liability resulting solely from acts or omissions by Persons other than the Borrower, its Subsidiaries or any other Loan Party, with respect to the applicable property after the Collateral Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), (d) the Commitment Letter or the Fee Letter or (e) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by the Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) arise from a dispute that does not involve any action or omission of the Borrower or any of its Affiliates and is solely among the Indemnitees (other than in connection with any such party acting in its capacity as an Arranger or an Agent) or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’ bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliate’s bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents.  No Indemnitee or Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not affect the Loan Parties’ indemnification obligations pursuant to this Section 10.05.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

No Loan Party shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Borrower’s consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s consent, or if there is a judgment against an Indemnitee in any such claim, investigation, litigation or proceeding, you agree to indemnify and hold harmless each Indemnitee in the manner set forth above. Notwithstanding the immediately preceding sentence, if at any time an Indemnitee shall have requested in accordance with this Section 10.05 that you reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any claim, investigation, litigation or proceeding, which legal or other expenses are reimbursable pursuant to this Section 10.05, you shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without your written consent if (a) such settlement is entered into more than forty-five (45) days after such request for reimbursement is sent to you and (b) you shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (unless such reimbursement request is subject to a good faith dispute).  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other First Lien Obligations.  For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes arising from a non-Tax claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05.

10.06                 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the First Lien Obligations and the termination of this Agreement.

10.07                 Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), (iv) to an SPC in accordance with the provisions of Section 10.07(g) or (v) in accordance with Section 10.07(i) or 10.07(j) (and any other attempted assignment or transfer by any party hereto shall be null and void, subject to clause (y) of the proviso to clause (v) of Section 10.07(b)); provided that, for the avoidance of doubt, no assignments to the Borrower or any of its Affiliates shall be permitted other than in accordance with Section 10.07(i) or 10.07(j).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any

Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Term Loans at the time owing to it); provided, that (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Commitments and the Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need to be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Term Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Term Commitment is not then in effect, the outstanding principal balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Commitments or the Term Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Term Loans on a non-pro rata basis; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (C) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of the Term Facility and is made to a Lender, an Affiliate of a Lender or an Approved Fund or (3) in connection with the primary syndication of the Term Facility, such assignment is made to a Lender that has been identified to and consented to by the Borrower prior to the Closing Date, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and (D) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person, (C) Holdings or any of its Subsidiaries or (D) absent the consent of the Borrower (which consent may be withheld in the sole discretion of the Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list posted on the Platform prior to the Closing Date, as updated from time to time (but no more often than quarterly) by the Borrower to include competitors of the Borrower (but not other Persons) by posting a new such list of Ineligible Assignees on the Platform; provided that, notwithstanding anything to the contrary, (x) the Administrative Agent shall not have any obligation to determine whether any potential assignee is an Ineligible Assignee or any liability with respect to any assignment made to an Ineligible Assignee and (y) if any assignment is made to any Person that is an Ineligible Assignee without the consent of the Borrower, the loans and commitments held by such Person shall be deemed to not be outstanding for purposes of any amendment, waiver or consent hereunder, and such Person shall not be permitted to attend lender meetings or receive information prepared by the Agent or any Lender in connection with this Agreement; (vi) the assigning Lender shall deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)                                  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Term Commitments of, and principal amounts (and related interest amounts) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender.  The Register shall be available for inspection by the Borrower, any Agent and any Lender with respect to such Lender’s entry, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitments and/or the Term Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further that the Administrative Agent shall not have any obligation to determine whether any potential Participant is an Ineligible Assignee or any liability with respect to any participation sold to an Ineligible Assignee.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e)                                  A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Borrower, to comply with obligations, restrictions and limitations under such Sections and Section 3.07 as though it were a Lender. Each Lender that sells a participation agrees to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.

(f)                                   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10(b)(ii).  Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and the obligations to provide the forms and certifications pursuant to Section 3.01 as if it were a Lender); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05).  Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Term Loan by an SPC hereunder shall utilize the Term Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Term Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)                                 Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)                                     Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to Holdings, the Borrower or any of its Restricted Subsidiaries or to any Non-Debt Fund Affiliate, but only if:

(i)                                     such assignment is made pursuant to an open market purchase;

(ii)                                  no Default or Event of Default has occurred or is continuing or could result therefrom;

(iii)                               the assigning Lender and Affiliated Lender purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iv)                              after giving effect to such assignment, the Non-Debt Fund Affiliates shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding;

(v)                                 in the case of any such assignment to Holdings, the Borrower or any of its Restricted Subsidiaries, Holdings, the Borrower or its Restricted Subsidiary, as the case may be, shall at the time of such assignment affirm the No Undisclosed Information Representation;

(vi)                              in the case of any such assignment to a Non-Debt Fund Affiliate, such Non-Debt Fund Affiliate shall be subject to the restrictions specified in clause (A) of the second to last paragraph of Section 10.01; and

(vii)                           any such Term Loans assigned to Holdings, the Borrower or any Restricted Subsidiary will be automatically and permanently cancelled at the time of such assignment.

(j)                                    Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Debt Fund Affiliate, but only if:

(i)                                     such assignment is made pursuant to an open market purchase; and

(ii)                                  such Debt Fund Affiliate shall at all times after such assignment be subject to the restrictions specified in clause (B) of the second to last paragraph of Section 10.01.

(k)                                 Each Lender that sells a participation or grants any rights to an SPC, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or SPC or any information relating to a Participant’s or SPC’s interest in such Lender’s rights and/or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such rights and/or obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation or SPC interest.

10.08                 Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors and to the Persons approving or administering a Term Loan on behalf of an Agent or a Lender (it being understood that all Persons pursuant to clause (a) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested or required by any regulatory authority having or purporting to have jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any prospective counterparty to any Swap Contract; (g) with the consent of the Borrower; (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.08 or (B) is independently developed by such Agent, Lender or any of their respective Affiliates; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender).  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Term Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09                 Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all First Lien Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such First Lien Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the First Lien Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each

Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.  Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary of the Borrower or a Domestic Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code constitute security, or shall the proceeds of such assets be available for, payment of the First Lien Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is directly owned by the Borrower or a Domestic Subsidiary do not constitute such an asset (and may be pledged to the extent set forth in Section 6.12) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.03(b)(ii).

10.10                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the First Lien Obligations hereunder.

10.11                 Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

10.12                 Integration; Effectiveness.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than those provisions of the Commitment Letter which by their terms remain in full force and effect to the extent not covered by this Agreement.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Term Loan or any other First Lien Obligation hereunder shall remain unpaid or unsatisfied.

10.14                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.15                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16                 WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.17                 Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Collateral Agent and the Administrative Agent shall have been notified by each Lender that each such Lender  has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

10.18                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that:  (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower, Holdings and their respective Subsidiaries and any Agent, any Arranger or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, any Arranger or any Lender has advised or is advising any of the Borrower, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Subsidiaries, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (C) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers and the Lenders has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Arrangers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests and transactions to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19                 Affiliate Activities.  Each of the Borrower and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments.  Such investment and other activities may involve securities and instruments of the Borrower, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (ii) be customers or competitors of the Borrower, Holdings and their respective Affiliates, or

(iii) have other relationships with the Borrower, Holdings and their respective Affiliates.  In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons.  It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower, Holdings and their respective Affiliates or such other entities.  The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

10.20                 Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.21                 USA PATRIOT ACT; “Know Your Customer” Checks.

(a)                                 Each Lender that is subject to the PATRIOT Act (as hereinafter defined) or other applicable “know your customer” and anti-money laundering rules and regulations and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or other applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(b)                                 If in connection with (i) the introduction of or any Change in Law, (ii) any change in the status of a Loan Party after the Closing Date, (iii) the addition of any Guarantor pursuant to Section 6.12 or (iv) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, the Administrative Agent, any Lender (or, in the case of the event described in clause (iv) above, any prospective Lender) requires additional information in order to comply with “know your customer” or similar identification procedures, each of Holdings and the Borrower shall, and shall cause each other Loan Party and Restricted Subsidiary to, promptly upon the request of the Administrative Agent or such Lender, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or such Lender (for itself or, in the case of the event described in clause (iv) above, on behalf of any prospective Lender), in order for the Administrative Agent, such Lender, such prospective Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

10.22                 Keepwell.  Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 10.22 shall remain in full force and effect so long as any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied.  Each Qualified ECP Loan Party intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.23                 Intercreditor Agreements.

Each of the Lenders hereby acknowledges that it has received and reviewed the Term Intercreditor Agreement and the ABL/Term Intercreditor Agreement and agrees to be bound by the terms thereof.  Each Lender (and each Person that becomes a Lender under this Agreement) hereby authorizes and directs the Collateral Agent to enter into the Intercreditor Agreements on behalf of such Lender and agrees that the Collateral Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreements.  In addition, each Lender and Agent acknowledge and agree that (a) the rights and remedies of the Agents and Lenders hereunder and under the other Loan Documents are subject to the Intercreditor Agreements and (b) in the event of a conflict, the provisions of the Intercreditor Agreements shall control.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GYP HOLDINGS III CORP.

By:	/s/ Justin de La Chapelle
	Name:	Justin de La Chapelle
	Title:	Vice President and Assistant Secretary

GYP HOLDINGS II CORP.

By:	/s/ Justin de La Chapelle
	Name:	Justin de La Chapelle
	Title:	Vice President and Assistant Secretary

[Signature Page to the First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
Collateral Agent and Term Lender

By:	/s/ Judith Smith
	Name:	Judith Smith
	Title:	Authorized Signatory

By:	/s/ Michael D’onofrio
	Name:	Michael D’onofrio
	Title:	Authorized Signatory

[Signature Page to the First Lien Credit Agreement]

Schedule I to
the Credit Agreement

GUARANTORS

1.              Capitol Building Supply, Inc.

2.              Capitol Interior Products, Inc.

3.              Capitol Materials of Savannah, Inc.

4.              Capitol Materials, Incorporated

5.              Carter Hardware Company

6.              Chaparral Materials, Inc.

7.              Cherokee Building Materials of OKC, Inc.

8.              Cherokee Building Materials, Inc.

9.              Coastal Interior Products, Inc.

10.       Colonial Materials of Fayetteville, Inc.

11.       Colonial Materials, Inc.

12.       Commercial Interior Products, Inc.

13.       Commonwealth Building Materials, Inc.

14.       Cowtown Materials, Inc.

15.       Eastex Materials, Inc.

16.       Gator Gypsum, Inc.

17.       GMS Strategic Solutions, Inc.

18.       GTS Drywall Supply Company

19.       GYP Holdings II Corp.

20.       Gypsum Management and Supply, Inc.

21.       Hill Country Materials, Inc.

22.       Lone Star Materials, Inc.

23.       Longhorn Building Materials, Inc.

24.       Missouri Drywall Supply, Inc.

25.       Pioneer Materials West, Inc.

26.       Pioneer Materials, Inc.

27.       Rio Grande Building Materials, Inc.

28.       Rocket Installation, Inc.

29.       Rocky Top Materials, Inc.

30.       State Line Building Supply, Inc.

31.       Sun Valley Interior Supply, Inc.

32.       Tamarack Materials Dakota, Inc.

33.       Tamarack Materials Northland, Inc.

34.       Tamarack Materials of Rochester, Inc.

35.       Tamarack Materials, Inc.

36.       Tejas Materials, Inc.

37.       Tool Source Warehouse, Inc.

38.       Tucker Acoustical Products, Inc.

39.       Tucker Materials of Columbia, Inc.

40.       Tucker Materials of Myrtle Beach, Inc.

41.       Tucker Materials, Inc.

42.       Wildcat Materials, Inc.

Schedule II to
the Credit Agreement

IMMATERIAL SUBSIDIARIES

None.

Schedule 2.01 to
the Credit Agreement

TERM COMMITMENTS AND PRO RATA SHARES

Term Facility

Name of Lender	Commitment	Pro Rata Share
Credit Suisse AG	$390,000,000	100%
Total	$390,000,000	100%

Schedule 4.01(a)(viii) to
the Credit Agreement

LOCAL COUNSEL

•                  Sutherland Asbill & Brennan LLP, 999 Peachtree Street, NE, Suite 2300, Atlanta, GA 30309-3996

Schedule 5.08(b) to
the Credit Agreement

MATERIAL REAL PROPERTY

Record Owner	Address
Capitol Building Supply, Inc.	6813 Quad Avenue, Baltimore, MD 21237
Chaparral Materials, Inc.	4220 Stanley Drive, Rio Rancho, NM 87144
GTS Drywall Supply Company	10819 120th Avenue NE, Kirkland, WA 98033
Tamarack Materials, Inc.	9300 James Avenue S., Bloomington, MN 55431
Gypsum Management and Supply, Inc.	7271 S. Eagle Street, Centennial, CO 80112
Tejas Materials, Inc.	1902 Weber Street, Houston, TX 77007-2809

Schedule 5.09 to
the Credit Agreement

ENVIRONMENTAL MATTERS

None.

Schedule 5.11(d) to
the Credit Agreement

PENSION PLANS

Plan

1.                                     Teamsters National 401(k) Savings Plan

2.                                     Minnesota Teamsters Member 401(k) Plan

3.                                     Teamsters Local 346 Savings and 401(k) Plan

4.                                     Construction Industry Laborers Welfare Fund

5.                                     Local 682 Health and Welfare Trust Fund

6.                                     Construction Laborers Pension Fund

Schedule 5.12 to
the Credit Agreement

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
(upon the consummation of the Acquisition)

	Entity Name	Jurisdiction of Organization
1.	Coastal Interior Products, Inc.**	AL
2.	Pioneer Materials West, Inc. **	CO
3.	State Line Building Supply, Inc. **	DE
4.	GYP Holdings III Corp.	DE
5.	Gator Gypsum, Inc. **	FL
6.	Capitol Interior Products, Inc. **	GA
7.	Capitol Materials of Savannah, Inc. **	GA
8.	Capitol Materials, Incorporated **	GA
9.	GMS Strategic Solutions, Inc. **	GA
10.	Gypsum Management and Supply, Inc. **	GA
11.	Rocket Installation, Inc. **	GA
12.	Sun Valley Interior Supply, Inc. **	GA
13.	Tamarack Materials Dakota, Inc. **	GA
14.	Tamarack Materials of Rochester, Inc. **	GA
15.	Tool Source Warehouse, Inc. **	GA
16.	Tucker Acoustical Products, Inc. **	GA
17.	Tucker Materials, Inc. **	GA
18.	Pioneer Materials, Inc. **	KS
19.	Tamarack Materials Northland, Inc. **	MN
20.	Tamarack Materials, Inc. **	MN
21.	Missouri Drywall Supply, Inc. **	MO
22.	Wildcat Materials, Inc. **	MO

	Entity Name	Jurisdiction of Organization
23.	Colonial Materials of Fayetteville, Inc. **	NC
24.	Colonial Materials, Inc. **	NC
25.	Chaparral Materials, Inc. **	NM
26.	Cherokee Building Materials of OKC, Inc. **	OK
27.	Cherokee Building Materials, Inc. **	OK
28.	Tucker Materials of Columbia, Inc. **	SC
29.	Tucker Materials of Myrtle Beach, Inc. **	SC
30.	Carter Hardware Company **	TN
31.	Rocky Top Materials, Inc. **	TN
32.	Commercial Interior Products, Inc. **	TX
33.	Cowtown Materials, Inc. **	TX
34.	Eastex Materials, Inc. **	TX
35.	Hill Country Materials, Inc. **	TX
36.	Lone Star Materials, Inc. **	TX
37.	Longhorn Building Materials, Inc. **	TX
38.	Rio Grande Building Materials, Inc. **	TX
39.	Tejas Materials, Inc. **	TX
40.	Capitol Building Supply, Inc. **	VA
41.	Commonwealth Building Materials, Inc. **	VA
42.	GTS Drywall Supply Company**	WA

**                                        Guarantors on the Closing Date (see Schedule I)

JOINT VENTURES

None.

PARTNERSHIPS

Grantor	Partnership	Description
Capitol Building Supply, Inc.	Winchester Property Partners	Owns real property in Winchester, VA leased to Grantor partner.
Tucker Materials, Inc.	Tucker Acoustical Holdings	Owns real property in Greenville, SC leased to Grantor partner.
Tucker Materials, Inc.	South Park Investments	Owns real property in Greenville, SC leased to Grantor partner.
Colonial Materials, Inc.	Colonial Investments	Owns real property in Charlotte, NC leased to Grantor partner.
Chaparral Materials	Mesa Land and Cattle	Owns real property in Albuquerque, NM leased to Grantor partner.
Pioneer Materials West, Inc.	Blue Sky Investments	Owns real property in Silverthorne, CO leased to Grantor partner.
Pioneer Materials West, Inc.	Silverthorne Holdings`	Owns real property in Silverthorne, CO leased to Grantor partner.
GTS Drywall Supply Co.	Four Star Enterprises	Owns real property in Rathdrum, ID leased to Grantor partner.
Rocky Top Materials, Inc.	Brownlee Investments	Owns real property in Pigeon Forge, TN leased to Grantor partner.
Capitol Materials, Inc.	Capitol Acquisitions	Owns real property in Jasper, GA leased to Grantor partner.

Schedule 5.16 to
the Credit Agreement

INTELLECTUAL PROPERTY

I.                                        PATENTS

None.

II.                                   DOMAIN NAMES AND TRADEMARKS

DOMAIN NAMES

Domain Name	Registrant
cbsi.net	Capitol Building Supply, Inc.
capitol-interior-products.com	Capitol Building Supply, Inc.
capitolinteriorproducts.net	Capitol Building Supply, Inc.
cbsi.net	Capitol Building Supply, Inc.
festoolcompany.com	Capitol Building Supply, Inc.
festooldrywallsander.com	Capitol Building Supply, Inc.
festoolplanex.net	Capitol Building Supply, Inc.
festoolplanexsander.com	Capitol Building Supply, Inc.
festoolproductdc.com	Capitol Building Supply, Inc.
festoolproductmd.com	Capitol Building Supply, Inc.
festoolproductsva.com	Capitol Building Supply, Inc.
festoolproductva.com	Capitol Building Supply, Inc.
festoolsales.com	Capitol Building Supply, Inc.
festoolsander.net	Capitol Building Supply, Inc.
festoolservice.com	Capitol Building Supply, Inc.
festoolsupershop.com	Capitol Building Supply, Inc.

Domain Name	Registrant
festoolsupply.com	Capitol Building Supply, Inc.
festoolubershop.com	Capitol Building Supply, Inc.
planexdrywallsander.com	Capitol Building Supply, Inc.
planexsander.com	Capitol Building Supply, Inc.
stateline-supply.com	Capitol Building Supply, Inc.
cbsigms.com	Capitol Building Supply, Inc.
capitolmaterialsinc.com	Capitol Materials, Incorporated
capmat.net	Capitol Materials, Incorporated
chaparralmaterials.com	Chaparral Materials, Inc.
colonialmaterials.com	Colonial Materials, Inc.
cowtownmaterials.com	Cowtown Materials, Inc.
gtsinteriorsupply.com	GTS Drywall Supply Company
capitolinteriorproducts.com	Gypsum Management and Supply, Inc.
maminc.com	Gypsum Management and Supply, Inc.
capjax.net	Gypsum Management and Supply, Inc.
capmat.com	Gypsum Management and Supply, Inc.
cbmi-va.com	Gypsum Management and Supply, Inc.
cherbmi.com	Gypsum Management and Supply, Inc.
ciphouston.com	Gypsum Management and Supply, Inc.
cmifay.com	Gypsum Management and Supply, Inc.
cmijax.com	Gypsum Management and Supply, Inc.
cmisav.com	Gypsum Management and Supply, Inc.
cmiwil.com	Gypsum Management and Supply, Inc.
coastalint.com	Gypsum Management and Supply, Inc.
eastexmaterials.com	Gypsum Management and Supply, Inc.
flintrivermaterials.com	Gypsum Management and Supply, Inc.
gatorbld.com	Gypsum Management and Supply, Inc.
gatorgypsum.com	Gypsum Management and Supply, Inc.
gms-inc.com	Gypsum Management and Supply, Inc.
gms.com	Gypsum Management and Supply, Inc.
gmsfax.com	Gypsum Management and Supply, Inc.

13

Domain Name	Registrant
gmsinternal.com	Gypsum Management and Supply, Inc.
gmsyard.com	Gypsum Management and Supply, Inc.
jobsiteready.com	Gypsum Management and Supply, Inc.
hillcountrymaterials.com	Gypsum Management and Supply, Inc.
lonestarmaterials.com	Gypsum Management and Supply, Inc.
longhornmaterials.com	Gypsum Management and Supply, Inc.
maverickmaterials.com	Gypsum Management and Supply, Inc.
mavmat.com	Gypsum Management and Supply, Inc.
missouridrywall.com	Gypsum Management and Supply, Inc.
modrywall.com	Gypsum Management and Supply, Inc.
pioneermaterials.net	Gypsum Management and Supply, Inc.
pioneermaterialswest.com	Gypsum Management and Supply, Inc.
rocketinstallation.com	Gypsum Management and Supply, Inc.
shenandoahbuildingsupply.com	Gypsum Management and Supply, Inc.
slbsupply.com	Gypsum Management and Supply, Inc.
statelinebuildingsupply.com	Gypsum Management and Supply, Inc.
tamarackmaterialsnorthland.com	Gypsum Management and Supply, Inc.
tamaracknorthland.com	Gypsum Management and Supply, Inc.
texarkanamaterials.com	Gypsum Management and Supply, Inc.
tidewaterip.com	Gypsum Management and Supply, Inc.
Tool-source.com	Gypsum Management and Supply, Inc.
toolsourceexpress.biz	Gypsum Management and Supply, Inc.
toolsourceexpress.com	Gypsum Management and Supply, Inc.
trianglematerials.com	Gypsum Management and Supply, Inc.
tswfast.com	Gypsum Management and Supply, Inc.
tswonline.com	Gypsum Management and Supply, Inc.
tuckeracoustical.com	Gypsum Management and Supply, Inc.
tuckercolumbia.com	Gypsum Management and Supply, Inc.
tuckergrn.com	Gypsum Management and Supply, Inc.
tuckermaterials.net	Gypsum Management and Supply, Inc.
tuckermaterialsinc.com	Gypsum Management and Supply, Inc.

14

Domain Name	Registrant
tuckermb.com	Gypsum Management and Supply, Inc.
valintpro.com	Gypsum Management and Supply, Inc.
valleyinterioronline.com	Gypsum Management and Supply, Inc.
vipgms.com	Gypsum Management and Supply, Inc.
vulcaninteriorproducts.com	Gypsum Management and Supply, Inc.
wilcat.com	Gypsum Management and Supply, Inc.
pioneerws.com	Pioneer Materials West, Inc.
tejasmaterials.com	Tejas Materials, Inc.

US TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor: Gypsum Management and Supply, Inc.

Trademark	Application Number	Application Filing Date	Registration Number	Registration Date
Capitol Building Supply and dome design	86/142,783	13-Dec-2013	Pending	N/A
Capitol Interior Products and liberty bell design	85/342,383	09-Jun-2011	4,156,788	12-Jun-2012
Capitol Materials, Inc. and pyramid design	85/342,391	09-Jun-2011	4,095,994	07-Feb-2012
Chaparral Materials, Inc. Leaping Greenward	85/222,038	20-Jan-2011	4,018,832	30-Aug-2011
Colonial Materials Inc.	85/302,433	22-Apr-2011	4,090,146	24-Jan-2012
Cowtown Materials, Inc. and design	85/342,396	09-Jun-2011	4,160,180	19-Jun-2012
Eastex Materials	85/302,437	22-Apr-2011	4,093,364	31-Jan-2012
Flint River Materials, Inc.	85/302,435	22-Apr-2011	4,156,630	12-Jun-2012
Gator Gypsum and alligator design	85/329,474	25-May-2011 27-Mar-2012	4,156,748	12-Jun-2012

15

GTS	74/226,237	29-Nov-1991	1,801,194	26-Oct-1993
Gypsum Management and Supply (stylized)	85/329,473	25-May-2011	4,156,747	12-Jun-2012
jobsiteready.com	85/745,795	04-Oct-2012	Pending	(ITU) Allowed
Longhorn Building Materials and steer head design	85/329,472	25-May-2011	4,093,478	31-Jan-2012
Louisiana Materials	85/302,431	22-Apr-2011	4,093,363	31-Jan-2012
Rocky Top Materials (stylized)	85/329,476	25-May-2011 27-Mar-2012	4,156,749	12-Jun-2012
State Line Building Supply, Inc.	85/305,754	27-Apr-2011 08-Nov-2011	4,090,159	24-Jan-2012
Tamarack Materials (stylized)	85/342,400	09-Jun-2011	4,160,181	19-Jun-2012
Tejas Materials and steer head design	85/342,385	09-Jun-2011	4,160,178	19-Jun-2012
TMI Triangle Materials, Inc.	85/342,389	09-Jun-2011	4,192,948	21-Aug-2012
TSW	85/303,734	25-Apr-2011	4,090,152	24-Jan-2012
Tucker Acoustical Products, Inc.	85/303,772	25-Apr-2011	4,090,154	24-Jan-2012
Valley Interior Products	85/303,774	25-Apr-2011	4,090,155	24-Jan-2012

FOREIGN TRADEMARKS AND TRADEMARK APPLICATIONS

None.

III.                              Trade Names

Entity	Trade Name(s)
Capitol Materials, Incorporated	Capitol Materials of Alabama, Inc.
Carter Hardware Company	Valley Interior Products, Inc.

16

Chaparral Materials, Inc.	Rocket Installation, Inc.
Cowtown Materials, Inc.	Rio Grande Building Materials, Inc.
Eastex Materials, Inc.	Louisiana Acoustical & Drywall Materials, Inc.; Texarkana Materials, Inc.
GTS Drywall Supply Company	GTS Interior Supply Company, Inc.
Pioneer Materials West, Inc.	Pioneer Materials West Slope, Inc.
Rocky Top Materials, Inc.	River Bend Materials, Inc.
Sun Valley Interior Supply, Inc.	Sun Valley Supply

IV.                               Registered Copyrights

None.

V.                                    Exclusive Copyright Licenses

None.

17

Schedule 5.18 to
the Credit Agreement

LABOR MATTERS

COMPLETE LIST OF MATERIAL COLLECTIVE BARGAINING AGREEMENTS

Agreement	Date

Collective bargaining agreement made by and between Missouri Drywall Supply, Inc. and the Eastern Missouri Laborers’ District Council, Laborers’ International Union of North America, AFL-CIO and its affiliated Locals

March 15, 2013

Collective bargaining agreement made by and between Missouri Drywall Supply, Inc. and the Construction, Building Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers, Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the International Brotherhood of Teamsters

March 16, 2013

Collective Bargaining agreement made by and between Tamarack Materials, Inc. (Bloomington and Cedar, Minnesota Facilities) and Teamsters Local No. 120, affiliated with the International Brotherhood of Teamsters

September 11, 2011
Collective bargaining agreement made by and between Tamarack Materials, Northland, Inc. (Duluth, Minnesota area) and Teamsters Local No. 346, affiliated with the International Brotherhood of Teamsters	September 1, 2011

Collective bargaining agreement made by and between Tamarack Materials, Northland, Inc. (St. Cloud, Minnesota area) and Teamsters Local No. 120, affiliated with the International Brotherhood of Teamsters

September 11, 2011

1

Schedule 6.14 to
the Credit Agreement

INITIAL MORTGAGED PROPERTIES(1)

Record Owner	Address
Capitol Building Supply, Inc.	6813 Quad Avenue, Baltimore, MD 21237
Tejas Materials, Inc.	1902 Weber Street, Houston, TX 77007-2809
Tamarack Materials, Inc.	9300 James Avenue S., Bloomington, MN 55431
Gypsum Management and Supply, Inc.	7271 S. Eagle Street, Centennial, CO 80112
Chaparral Materials, Inc.	4220 Stanley Drive, Rio Rancho, NM 87144
GTS Drywall Supply Company	10819 120th Avenue NE, Kirkland, WA 98033

(1)  All interests in real property with a fair market value of $2.5 million or more owned by Grantor/Subsidiaries.  All Mortgages to be entered into post-closing.

Schedule 7.01 to
the Credit Agreement

EXISTING LIENS

Loan Party	Secured Party	Collateral Description	Date
Tool Source Warehouse, Inc.	Gwinnett Industries, Inc.	Capital Lease	Matures on August 1, 2015

1

Schedule 7.02 to
the Credit Agreement

EXISTING INVESTMENTS

Equity Investments in the Subsidiaries set forth on Schedule 5.12.

Schedule 7.03 to
the Credit Agreement

EXISTING INDEBTEDNESS

A.            Capital Leases:

i.                  Tool Source Warehouse owes approximately $1,642,110 to Gwinnett Industries, Inc. under a Capital Lease that matures on August 1, 2015.

B.            Surety Bonds:

i.                  Chaparral Materials Inc. DBA Rocket Installation is the principal of a $10 million surety bond issued by RLI Group to the State of New Mexico as obligee.

ii.               Rocket Installation Inc., is the principal of a $10,000 surety bond issued by RLI Group to obligee the State of New Mexico as obligee.

iii.            Cowtown Materials Inc. is the principal of a $15,000 surety bond issued by RLI Group to the Texas Department of Transportation as obligee.

iv.           Gypsum Management and Supply, Inc is the principal of a $5,000 surety bond issued by Zurich Insurance Group to the City of Tacoma, Washington as obligee.

v.              Gator Gypsum, Inc. is the principal of a $7,000 surety bond issued by Zurich Insurance Group to the State of Florida as obligee.

vi.           Lone Star Materials, Inc. is the principal of a $15,000 surety bond issued by Zurich Insurance Group to the Texas Department of Transportation as obligee.

vii.        GTS Drywall Supply Co. Inc. is the principal of a $625,000 surety bond issued by Zurich Insurance Group to the State of Washington as obligee.

Schedule 7.08 to
the Credit Agreement

EXISTING AFFILIATE TRANSACTIONS

None.

Schedule 10.02 to
the Credit Agreement

ADMINISTRATIVE AGENTS’ OFFICES, CERTAIN ADDRESSES FOR NOTICES

BORROWER’S ADDRESS

Gypsum Management and Supply, Inc.

1825 Fellowship Road

P.O. Box 1528

Tucker, Georgia 30085-1528

Attention:  Alan Adams, Chief Financial Officer

Phone:  770-939-1711

Fax:  770-491-9487

Email:  alan@gms.com

With a copy to:

Jack Hawkins

Phone:  770-723-3355

Fax:  770-491-9487

Email:  jack.hawkins@gms.com

-and-

Lisha D’Emilio

Phone:  770-723-3373

Fax:  770-491-9487

Email:  lisha.demilio@gms.com

ADMININSTRATIVE AGENT’S ADDRESS

Credit Suisse AG

Attn: Loan Operations — Agency Manager

Eleven Madison Avenue., 23rd Floor

Phone: 919-994-6369

New York, NY 10010

Fax:  212-322-2291

Email:  agency.loanops@credit-suisse.com

COLLATERAL AGENT’S ADDRESS

Credit Suisse AG

Eleven Madison Avenue, 23rd Floor

New York, NY 10010

Attention: Loan Operations — Boutique Management

Tel: (212) 538-3525

Fax: 212-325-8315

Email:  ops-collateral@credit-suisse.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                                     ,

To:          Credit Suisse AG, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.  The undersigned hereby requests (select one):

☐       A Borrowing of Term Loans       ☐       A conversion or continuation of Term Loans

Date of Term Loan (a Business Day)

Amount
Type of Term Loan	☐ Base Rate Loan ☐ Eurodollar Rate Loan
Interest Period in months (for Eurodollar Rate Loan)

Wire Instructions

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

GYP HOLDINGS III CORP.

By:
Name:
Title:

EXHIBIT B

[Reserved.]

EXHIBIT C

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”; the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under the Agreement from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GYP HOLDINGS III CORP.

By:
Name:
Title:

[Signature Page to Note]

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:          Credit Suisse AG, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation (the “Borrower”), as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                  of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the activities of the Borrower during such fiscal period.

[select one.]

[To the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[Use following paragraph 3 if delivery of a Compliance Certificate is required under the Agreement to demonstrate calculation of any of the financial ratios set forth on Schedule 2]

3.             The financial calculations, analyses and information set forth on Schedule 2 attached hereto are delivered in compliance with the applicable provisions of the Agreement requiring delivery thereof.

4.             Attached hereto as Schedule 3 are (a) all supplements to Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) to the Agreement and (b) a description of each event, condition or circumstance during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.03(b) of the Agreement, in each case required by Section 6.02(f) of the Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                      ,                    .

GYP HOLDINGS III CORP.

By:
Name:
Title:

[Signature Page to Compliance Certificate]

For the Quarter/Year ended of                                       (“Statement Date”)

SCHEDULE 1
Financial Statements
(See Attached)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

[If calculation of the First Lien Leverage Ratio is required, please use the following table:]

A. Consolidated EBITDA

1. Consolidated Net Income	$

2. An amount which, in the determination of Consolidated Net Income, has been deducted for (other than clause (xix) below), without duplication,

(i)                                     total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations,

$

(ii)                                provision for taxes based on income, profits or capital of the Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations

$

(iii) depreciation and amortization expense (including amortization of intangible assets)	$

(iv)                              non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to

$

employees of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting

(v)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests)

$

(vi) all extraordinary, non-recurring or unusual losses and charges	$

(vii)                           costs and expenses in connection with branch startups; provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below)

$

(viii) cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions	$

(ix)                              cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and

$

clause (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below)

(x)                                 transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents, the ABL Loan Documents or the Second Lien Loan Documents, in each case, whether or not consummated)

$

(xi) any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business	$

(xii)                           any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period)

$

(xiii) management fees (or special dividends in lieu thereof) permitted under Section 7.08(d) of the Agreement	$

(xiv)                       any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02 of the Agreement

$

(xv) non-cash losses from Joint Ventures and non-cash minority interest reductions	$

(xvi) fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.13 of the Agreement	$

(xvii) other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period	$

(xviii) losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and	$

(xix)                       the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Borrower or any Restricted Subsidiary, any operational changes (including without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02 of the Agreement, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges

$

otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transactions, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix))

2.1 Total (Lines A.2(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x) + (xi) + (xii) + (xiii) + (xiv) + (xv) + (xvi) + (xvii) + (xviii) + (xix))	$

3. An amount which, in the determination of Consolidated Net Income, has been included for:

(i) federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense	$

(ii) non-recurring income or gains from discontinued operations	$

(iii) all extraordinary, non-recurring or unusual gains and non-cash income during such period	$

(iv) any gains realized upon the disposition of property outside of the ordinary course of business	$

(v)                                 the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) of the Agreement (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated pursuant to its definition in the Agreement)

$

3.1 Total (Lines A.3(i) + (ii) + (iii) + (iv) + (v))	$

4. Unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP	$

5. Consolidated EBITDA for four consecutive fiscal quarters ending on the above date (Line A.1 + Line A.2.1 - Line A.3.1 (+/-) Line A.4)	$

B. Consolidated Funded First Lien Indebtedness at Statement Date:	$

1.                                      All Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (calculated (x) in the case of Indebtedness issued at a discount to its initial principal amount, on the entire principal amount thereof and (y) in the case of Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person, at such specified amount or, if less, the fair market value of such identified asset)

$

2. Excluding:

(i) all Indebtedness that is not secured by a first priority Lien on any Collateral (other than Liens permitted under Section 7.01(i) of the Agreement)	$

(ii) all Indebtedness that is secured by a first priority Lien on any Collateral but is subordinated in right of payment to the First Lien Obligations	$

(iii) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition,	$

(iv) net obligations under any Swap Contract,

(v) any earn-out obligation until such obligation becomes a liability on the balance sheet of the Borrower and its Restricted Subsidiaries,	$

(vi) any deferred compensation arrangements,	$

(vii) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions,	$

(viii)                      obligations in respect of letters of credit, bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded First Lien Indebtedness until one (1) Business Day after such

$

amount is drawn

2.1 Total (Lines B.2(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii))	$

3. All Consolidated Funded Indebtedness constituting ABL Obligations (see final chart below for calculation of Consolidated Funded Indebtedness)	$

4. Consolidated Funded First Lien Indebtedness ((Line B.1 — Line B.2.1) + Line B.3)	$

C. First Lien Leverage Ratio

1. Consolidated Funded First Lien Indebtedness (Line B.4)	$

2. Cash and Cash Equivalents on hand that are not Restricted	$

3.                                      Cash and Cash Equivalents restricted in favor of the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, ABL Lender or any Second Lien Lender

$

4. Seasonal ABL Indebtedness in an amount not to exceed $20,000,000	$

5. Total (Line C.1 — (C.2 + C.3 + C.4))	$

6. First Lien Leverage Ratio (Line C.5 ÷ Line A.5)	:1.00

[If calculation of the Secured Leverage Ratio is required, please use the following table:]

A. Consolidated Funded Secured Indebtedness at Calculation Date:	$

1.                                      All Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (calculated (x) in the case of Indebtedness issued at a discount to its initial principal amount, on the entire principal amount thereof and (y) in the case of Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person, at such specified amount or, if less, the fair market value of such identified asset)

$

2. Excluding:

(i) all Indebtedness that is not secured by a Lien on assets of the Borrower or any of its Restricted Subsidiaries	$

(ii) all Indebtedness that is secured by a Lien on assets of the Borrower or any of its Restricted Subsidiaries but is subordinated in right of payment to the First Lien Obligations	$

(iii) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition,	$

(iv) net obligations under any Swap Contract,

(v) any earn-out obligation until such obligation becomes a liability on the balance sheet of the Borrower and its Restricted Subsidiaries,	$

(vi) any deferred compensation arrangements,	$

(vii) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions,	$

(viii)                      obligations in respect of letters of credit, bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one (1) Business Day after such amount is drawn

$

2.1 Total (Lines A.2(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii))	$

3. Consolidated Funded Secured Indebtedness (Line A.1 — Line A.2.1)	$

B. Secured Leverage Ratio

1. Consolidated Funded Secured Indebtedness (Line A.3)	$

2. Cash and Cash Equivalents on hand that are not Restricted	$

3.                                      Cash and Cash Equivalents restricted in favor of the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender

$

4. Seasonal ABL Indebtedness in an amount not to exceed $20,000,000	$

5. Total (Line B.1 — (B.2 + B.3 + B.4))	$

6. Secured Leverage Ratio (Line B.5 ÷ Line A.5 from the first table above)	:1.00

[If calculation of the Total Leverage Ratio is required, please use the following table:]

A. Consolidated Funded Indebtedness at Calculation Date:	$

1.                                      All Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (calculated (x) in the case of Indebtedness issued at a discount to its initial principal amount, on the entire principal amount thereof and (y) in the case of Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person, at such specified amount or, if less, the fair market value of such identified asset)

$

2. Excluding:

(i) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition,	$

(ii) net obligations under any Swap Contract,

(iii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the Borrower and its Restricted Subsidiaries,	$

(iv) any deferred compensation arrangements,	$

(v) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions,	$

(vi)                              obligations in respect of letters of credit, bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one (1) Business Day after such amount is drawn

$

2.1 Total (Lines A.2(i) + (ii) + (iii) + (iv) + (v) + (vi))	$

3. Consolidated Funded Indebtedness (Line A.1 — Line A.2.1)	$

B. Total Leverage Ratio

1. Consolidated Funded Indebtedness (Line A.3)	$

2. Cash and Cash Equivalents on hand that are not Restricted	$

3.                                      Cash and Cash Equivalents restricted in favor of the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent,

$

any Lender, any ABL Lender or any Second Lien Lender

4. Seasonal ABL Indebtedness in an amount not to exceed $20,000,000	$

5. Total (Line B.1 — (B.2 + B.3 + B.4))	$

6. Total Leverage Ratio (Line B.5 ÷ Line A.5 from the first table above)	:1.00

SCHEDULE 3
to the Compliance Certificate

(Supplements to Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) to the Agreement and a description of each event, condition or circumstance during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.03(b) of the Agreement)

EXHIBIT E-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                      Assignor:

2.                                      Assignee:

3.                                      Borrower: GYP Holdings III Corp., a Delaware corporation

4.                                      Administrative Agent: Credit Suisse AG

5.                                      Credit Agreement: The First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”, among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

6.                                      Assigned Interest:

Facility Assigned	Aggregate Amount of Term Commitment/Term Loans for all Lenders*	Amount of Term Commitment/Term Loans Assigned*	Percentage Assigned of Term Commitment/Term Loans
Term Facility	$	$		%
Incremental First Lien Term Commitment	$	$		%

7.                                      Trade Date:

Effective Date:                                         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Signature Page to Assignment and Assumption]

Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

Consented to:

GYP HOLDINGS III CORP.

By:
Name:
Title:](1)

(1)  To be included to the extent required.

[Signature Page to Assignment and Assumption]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not an Affiliated Lender, (iii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents or any other Lender, and (vi) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E-2

FORM OF AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                      Assignor:

2.                                      Assignee:

3.                                      Borrower: GYP Holdings III Corp., a Delaware corporation

4.                                      Administrative Agent: Credit Suisse AG

5.                                      Credit Agreement: The First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”, among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

6.                                      Assigned Interest:

Facility Assigned	Aggregate Amount of Term Commitment/Term Loans for all Lenders*	Amount of Term Commitment/Term Loans Assigned*	Percentage Assigned of Term Commitment/Term Loans
Term Facility	$	$		%
Incremental First Lien Term Commitment	$	$		%

7.                                      Trade Date:

Effective Date:                                         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Affiliated Lender Assignment and Assumption]

[Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Affiliated Lender Assignment and Assumption]

Consented to:

GYP HOLDINGS III CORP.

By:
Name:
Title:](1)

(1)  To be included to the extent required.

[Signature Page to Affiliated Lender Assignment and Assumption]

ANNEX 1 TO AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby [and] (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement[, (v) it (A) is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended, (B) is bearing the economic risk of the transactions contemplated hereby, (C) has sufficient resources to bear such economic risk and (D) is selling and assigning the Assigned Interest for its own account and (vi) (A) it has made its own evaluation of all information (the “Information”) about Holdings and its Subsidiaries which it may have received from Holdings, any of its Subsidiaries, the Sponsor or any Agent and hereby understands, acknowledges and agrees that (1) the Information was not prepared with a view to being shared with others, and thus may not be suitable for its purposes, may not contain all of the information which the Assignor might deem material and does not contain all material information regarding Holdings and its Subsidiaries, (2) the Information may have been prepared based upon information provided to the Agents by Holdings, its Subsidiaries, the Sponsor or other sources and may not be accurate or complete, (3) unless otherwise agreed to by the Agents in writing, no Agent nor any affiliate, director, officer, employee, agent or adviser of any Agent (each, a “Relevant Person”) nor any of their respective representatives make any representation or warranty, express or implied, as to, or accepts or assumes any responsibility or liability of any kind for, the accuracy, reliability, adequacy, completeness or reasonableness of any such Information or any assumptions upon which such Information is based, (4) no Relevant Person nor any of their respective representatives is acting as the Assignor’s broker or advisor, or has any fiduciary or other duty to the Assignor, in connection with or arising from the transactions contemplated hereby or any documents related thereto and (5) no Relevant Person nor any of their respective representatives is under any obligation or has any duty to provide access to or advise the Assignor or any other person of the existence of any additional Information or to review, update or correct any inaccuracy in any Information about Holdings or any of its Subsidiaries (or any assumptions upon which such Information is based) supplied by it or by any other person (including Holdings, any of its Subsidiaries and the Sponsor) or be otherwise liable to the Assignor or to any other person with respect to any such Information or assumptions and (B) it and its successors and assigns hereby irrevocably waive any claim or right of action against any Relevant Person or any of their respective representatives that might derive from any of the foregoing];(4) and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower,

(1)  Include clauses (v) and (vi) only if the Assignee is a Non-Debt Fund Affiliate.

any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement[, (ii) it is Holdings or a Subsidiary of Holdings or a Non-Debt Fund Affiliate],(5) (iii) this Assignment and Assumption is being made pursuant to an open market purchase, (iv) no Default has occurred or is continuing or would result from the consummation of the transactions contemplated by this Assignment and Assumption, (v) after giving effect to this Assignment and Assumption, the aggregate principal amount of all Term Loans held by all Non-Debt Fund Affiliates constitutes less than 25% of the aggregate principal amount of all Term Loans then outstanding, (vi) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents or any other Lender, [and] (viii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee[, (ix) it (A) is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended, (B) is bearing the economic risk of the transactions contemplated hereby, (C) has sufficient resources to bear such economic risk and (D) is acquiring the Assigned Interest for its own account, and (x) (A) it has made its own evaluation of all information (the “Information”) about Holdings and its Subsidiaries which it may have received from Holdings, any of its Subsidiaries, the Sponsor or any Agent and hereby understands, acknowledges and agrees that (1) the Information was not prepared with a view to being shared with others, and thus may not be suitable for its purposes, may not contain all of the information which the Assignee might deem material and does not contain all material information regarding Holdings and its Subsidiaries, (2) the Information may have been prepared based upon information provided to the Agents by Holdings, its Subsidiaries, the Sponsor or other sources and may not be accurate or complete, (3) unless otherwise agreed to by the Agents in writing, no Agent nor any affiliate, director, officer, employee, agent or adviser of any Agent (each, a “Relevant Person”) nor any of their respective representatives make any representation or warranty, express or implied, as to, or accepts or assumes any responsibility or liability of any kind for, the accuracy, reliability, adequacy, completeness or reasonableness of any such Information or any assumptions upon which such Information is based, (4) no Relevant Person nor any of their respective representatives is acting as the Assignee’s broker or advisor, or has any fiduciary or other duty to the Assignee, in connection with or arising from the transactions contemplated hereby or any documents related thereto and (5) no Relevant Person nor any of their respective representatives is under any obligation or has any duty to provide access to or advise the Assignee or any other person of the existence of any additional Information or to review, update or correct any

(2)  Include clause (ii) only if the Assignee is Holdings or a Subsidiary of Holdings or a Non-Debt Fund Affiliate.

inaccuracy in any Information about Holdings or any of its Subsidiaries (or any assumptions upon which such Information is based) supplied by it or by any other person (including Holdings, any of its Subsidiaries and the Sponsor) or be otherwise liable to the Assignee or to any other person with respect to any such Information or assumptions and (B) it and its successors and assigns hereby irrevocably waive any claim or right of action against any Relevant Person or any of their respective representatives that might derive from any of the foregoing](6) [and] (b) agrees that (i) it will, independently and without reliance on the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender [and (iii) it will be subject to the restrictions specified in clause (A) of the second to last paragraph of Section 10.01 of the Credit Agreement](7) [; (c) affirms the No Undisclosed Information Representation;](8) [(d) agrees to automatically and permanently cancel all Term Loans purchased from the Assignor pursuant to this Assignment and Assumption immediately after the Effective Date].(9)

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

(3)  Include clauses (ix) and (x) only if the Assignor is a Non-Debt Fund Affiliate.

(4)  Include clause (iii) only if the Assignee is a Non-Debt Fund Affiliate.

(5)  Include clause (c) only if the Assignee is Holdings, the Borrower or any of its Restricted Subsidiaries.

(6)  Include clause (d) only if the Assignee is a Loan Party.

EXHIBIT E-3

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[Deal Name]

Agent Information	Agent Closing Contact

Credit Suisse AG Eleven Madison Avenue New York, NY 10010	Candace Weaver Tel: +1 212 538 2903 E-Mail: candace.sorina@credit-suisse.com

Agent Wire Instructions

The Bank of New York Mellon ABA 021000018 Account Name: CS Agency Cayman Account Account Number: 8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

•                                          Signing Credit Agreement                                                         ☐ Yes                             ☐ No

•                                          Coming in via Assignment                                                    ☐ Yes                             ☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods:  Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Beneficial Owners:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and (for U.S. federal income tax purposes) is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

II. Non-beneficial Owners:

If your institution is organized outside the U.S., and is not, for U.S. federal income tax purposes, the beneficial owner of the interest and other income it receives under the Loan Documents, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

III. U.S. Tax Compliance Certificate:

Forms of the U.S. Tax Compliance Certificate are attached as Exhibits N-1 through N-4. Please complete if applicable.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income.  Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT F-1

FORM OF HOLDINGS GUARANTY

FIRST LIEN HOLDINGS GUARANTY

Dated as of April 1, 2014

between

GYP HOLDINGS II CORP.

as Holdings

and

CREDIT SUISSE AG

as Collateral Agent

T A B L E O F C O N T E N T S

FIRST LIEN HOLDINGS GUARANTY

FIRST LIEN HOLDINGS GUARANTY dated as of April 1, 2014 (this “Guaranty”) between GYP Holdings II Corp., a Delaware corporation (“Holdings”), and Credit Suisse AG, as Collateral Agent.

PRELIMINARY STATEMENT

GYP Holdings III Corp., a Delaware corporation (the “Borrower”), is party to a First Lien Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with Holdings, each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.  Holdings may receive, directly or indirectly, a portion of the proceeds of the Term Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.  It is a condition precedent to the making of Term Loans by the Lenders under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time, that Holdings shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Term Loans under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holdings hereby agrees as follows:

Section 1.    Guaranty; Limitation of Liability.  (a)  Holdings hereby absolutely, unconditionally and irrevocably guarantees to the Collateral Agent, for the benefit of the Secured Parties, as primary obligor and not merely as surety, the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, and performance of all First Lien Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations) and whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such First Lien Obligations being the “Guaranteed First Lien Obligations,” provided that Guaranteed First Lien Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations).  Without limiting the generality of the foregoing, Holdings’ liability shall extend to all amounts that constitute part of the Guaranteed First Lien Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)                                 Holdings, and by its acceptance of this Guaranty, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the First Lien Obligations of Holdings hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the First Lien Obligations of Holdings hereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and Holdings hereby irrevocably agree that the First Lien Obligations of Holdings under this Guaranty at any time shall be limited to the maximum amount as will result in the First Lien Obligations of Holdings under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)                                  Holdings hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty, the Subsidiary Guaranty or any other guaranty, Holdings will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.    Guaranty Absolute.  Holdings guarantees that the Guaranteed First Lien Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  Holdings further agrees that its Guarantee constitutes a continuing, absolute and unconditional guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed First Lien Obligations or operated as a discharge thereof) and not merely of collection.  The First Lien Obligations of Holdings under or in respect of this Guaranty are independent of the Guaranteed First Lien Obligations or any other First Lien Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Holdings to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of Holdings under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Holdings hereby irrevocably waives any rights, claims or defenses it may now have or hereafter acquire in any way relating to, any or all of the following (whether or not Holdings has knowledge thereof):

(a)                                 any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed First Lien Obligations or any other First Lien Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed First Lien Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)                                  the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien in or the release of any Collateral or any other collateral securing or purporting to secure the Guaranteed First Lien Obligations or any other impairment of such collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed First Lien Obligations;

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(d)                                 any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed First Lien Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed First Lien Obligations or any other First Lien Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)                                  any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)                                   any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (Holdings waiving any duty on the part of the Secured Parties to disclose such information);

(g)                                  the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of Holdings or any other guarantor or surety with respect to the Guaranteed First Lien Obligations; or

(h)                                 any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed First Lien Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. No payment made by the Borrower, Holdings, any of the other Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, Holdings, any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed First Lien Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings hereunder which shall, notwithstanding any such payment, remain liable for the Guaranteed First Lien Obligations until all of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) shall have expired or been terminated and the Term Commitments shall have expired or been terminated.

Section 3.    Waivers and Acknowledgments.  (a) Holdings hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, marshaling, presentment, demand for payment or performance, notice of nonpayment or nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed First Lien Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

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(b)                                 Holdings hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed First Lien Obligations, whether existing now or in the future.

(c)                                  Holdings hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Holdings or other rights of Holdings to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the First Lien Obligations of Holdings hereunder.

(d)                                 Holdings acknowledges that the Collateral Agent may, in accordance with the Loan Documents, without notice to or demand upon Holdings and without affecting the liability of Holdings under this Guaranty, foreclose under any mortgage by nonjudicial sale, and Holdings hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against Holdings of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)                                  Holdings hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to Holdings any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)                                   Holdings waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from Holdings under this Guaranty.   This waiver applies irrespective of any Law or any provision of a Loan Document to the contrary.

(g)                                  Holdings acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4.    Subrogation.

(a)                                 Holdings hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of Holdings’ First Lien Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed First Lien Obligations and all other amounts payable under

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this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made)  shall have expired or been terminated and the Term Commitments shall have expired or been terminated.  If any amount shall be paid to Holdings in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (b) the Latest Maturity Date of all Term Commitments and Term Loans and (c) the latest date of expiration or termination of all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made), such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of Holdings and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or to be held as Collateral for any Guaranteed First Lien Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) Holdings shall make payment to any Secured Party of all or any part of the Guaranteed First Lien Obligations, (ii) all of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, (iii) the Latest Maturity Date of all Term Commitments and Term Loans shall have occurred and (iv)  all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) shall have expired or been terminated, the Secured Parties will, at Holdings’ request and expense, execute and deliver to Holdings appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Holdings of an interest in the Guaranteed First Lien Obligations resulting from such payment made by Holdings pursuant to this Guaranty.

(b)                                 Notwithstanding any provision of this Guaranty to the contrary, all rights of Holdings under Section 4(a) and all other rights of Holdings of contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed First Lien Obligations.  Until the payment in full of the Guaranteed First Lien Obligations (other than contingent obligations that are not then due and payable), Holdings shall not demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to Holdings in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Guaranteed First Lien Obligations.  If any such payment or distribution is received by Holdings, it shall be held by Holdings in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by Holdings to the Collateral Agent, in the exact form received and, if necessary, duly endorsed. No failure on the part of Holdings to make the payments required by Section 4(a) (or any other payments required under applicable Law or otherwise) or on the part of any Subsidiary

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Guarantor to make the payments required by Section 4(a) of the Subsidiary Guaranty shall in any respect limit the obligations and liabilities of Holdings with respect to its obligations hereunder, and Holdings shall remain liable for the full amount of the obligations of Holdings hereunder.

Section 5.    Payments Free and Clear of Taxes, Etc.  Any and all payments by or on account of any obligation of Holdings under this Guaranty or any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, in accordance with, and such payments shall be made to the extent required by, the terms of the Credit Agreement (including Section 3.01 thereof).

Section 6.    Representations and Warranties.  Holdings hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to Holdings and Holdings hereby further represents and warrants as follows:

(a)                                 There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b)                                 Holdings has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and Holdings has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7.    Covenants.  Holdings covenants and agrees that, so long as any part of the Guaranteed First Lien Obligations shall remain unpaid, any Lender shall have any Term Commitment or any Secured Hedge Agreement shall be in effect, Holdings will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause Holdings or such Subsidiaries to perform or observe.

Section 8.    Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Required Lenders and Holdings and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of Holdings hereunder, release Holdings hereunder or otherwise limit Holdings’ liability with respect to the First Lien Obligations owing to the Secured Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change any provision of this Section 8.

Section 9.    Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to Holdings, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit

6

Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

Section 10.    No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.    Expenses and Indemnification.  (a) Holdings agrees to (i) pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against Holdings under this Guaranty or otherwise enforcing or preserving any rights under this Guaranty or any other Loan Document to which Holdings is a party, including the reasonable fees, disbursements and other charges of counsel and (ii) pay, and hold the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral securing the Guaranteed First Lien Obligations or in connection with any of the transactions contemplated by the Credit Agreement, in each case, in accordance with Section 10.04 of the Credit Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.  (b) Holdings agrees to pay, and to hold the Collateral Agent and the other Secured Parties (including all Indemnitees pursuant to Section 10.05 of the Credit Agreement), harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty, in each case, in accordance with Section 10.05 of the Credit Agreement to the extent the Borrower would be required to do so pursuant to Section 10.05 of the Credit Agreement.

(c)                                  The agreements in this Section 11 shall survive the termination of this Guaranty.

Section 12.    Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of Holdings against any and all of the First Lien Obligations of Holdings now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such First Lien Obligations may be unmatured.  Each Agent and each Lender agrees promptly to notify Holdings after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights

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of each Agent, each Lender and their respective Affiliates under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

Section 13.    Continuing Guaranty; Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and, subject to Section 14 below, shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (ii) the Latest Maturity Date of all Term Commitments and Term Loans and (iii) the latest date of expiration or termination of all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) (b) be binding upon Holdings, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Term Commitments, the Term Loans owing to it, the Note or Notes held by it) or any Secured Hedge Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, as and to the extent provided in Section 10.07 of the Credit Agreement or in the comparable provisions of any Secured Hedge Agreement, as applicable.  Holdings shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 14.    Keepwell.  Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 14 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 13.  Each Qualified ECP Guarantor intends that this Section 14 constitute, and this Section 14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 15.    Severability.  Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 16.    Execution in Counterparts.  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, HOLDINGS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  HOLDINGS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)                                  HOLDINGS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(d)                                 HOLDINGS IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Holdings has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Holdings:	GYP HOLDINGS II CORP.

By:
Name:
Title:

Collateral Agent:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

11

EXHIBIT F-2

FORM OF SUBSIDIARY GUARANTY

FIRST LIEN SUBSIDIARY GUARANTY

Dated as of April 1, 2014

among

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

and

CREDIT SUISSE AG

as Collateral Agent

T A B L E O F C O N T E N T S

FIRST LIEN SUBSIDIARY GUARANTY

FIRST LIEN SUBSIDIARY GUARANTY dated as of April 1, 2014 (this “Guaranty”) among the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors,” the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) and Credit Suisse AG, as Collateral Agent.

PRELIMINARY STATEMENT

GYP Holdings III Corp., a Delaware corporation (the “Borrower”), is party to a First Lien Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with GYP Holdings II Corp., a Delaware corporation (“Holdings”), each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.  Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Term Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.  It is a condition precedent to the making of Term Loans by the Lenders under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time, that each Guarantor party to this Guaranty shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Term Loans under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1.    Guaranty; Limitation of Liability.  (a)  Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees to the Collateral Agent, for the benefit of the Secured Parties, as primary obligor and not merely as surety, the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, and performance of all First Lien Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations) and whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such First Lien Obligations being the “Guaranteed First Lien Obligations,” provided that Guaranteed First Lien Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed First Lien Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)           Each Guarantor, and by its acceptance of this Guaranty, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the First Lien Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the First Lien Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the First Lien Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the First Lien Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)           Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty, the Holdings Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and Holdings so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.    Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed First Lien Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  Each Guarantor further agrees that its Guarantee constitutes a continuing, absolute and unconditional guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed First Lien Obligations or operated as a discharge thereof) and not merely of collection. The First Lien Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed First Lien Obligations or any other First Lien Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any rights, claims or defenses it may now have or hereafter acquire in any way relating to, any or all of the following (whether or not such Guarantor has knowledge thereof):

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed First Lien Obligations or any other First Lien Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed First Lien Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

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(c)           the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien in or the release of any Collateral or any other collateral securing or purporting to secure the Guaranteed First Lien Obligations or any other impairment of such collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed First Lien Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed First Lien Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed First Lien Obligations or any other First Lien Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)           any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)            any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)           the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the Guaranteed First Lien Obligations; or

(h)           any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed First Lien Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. No payment made by the Borrower, any of the Guarantors, Holdings, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, Holdings, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed First Lien Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Guaranteed First Lien Obligations until all of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) shall have expired or been terminated and the Term Commitments shall have expired or been terminated.

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Section 3.    Waivers and Acknowledgments.  (a)  Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, marshaling, presentment, demand for payment or performance, notice of nonpayment or nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed First Lien Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed First Lien Obligations, whether existing now or in the future.

(c)           Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the First Lien Obligations of such Guarantor hereunder.

(d)           Each Guarantor acknowledges that the Collateral Agent may, in accordance with the Loan Documents, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)           Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)            Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from that Guarantor under this Guaranty.   This waiver applies irrespective of any Law or any provision of a Loan Document to the contrary.

(g)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4.    Subrogation.

(a)           Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s First Lien Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration,

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contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) shall have expired or been terminated and the Term Commitments shall have expired or been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (b) the Latest Maturity Date of all Term Commitments and Term Loans and (c) the latest date of expiration or termination of all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made), such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or to be held as Collateral for any Guaranteed First Lien Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed First Lien Obligations, (ii) all of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, (iii) the Latest Maturity Date of all Term Commitments and Term Loans shall have occurred and (iv)  all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed First Lien Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

(b)           Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Section 4(a) and all other rights of the Guarantors of contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed First Lien Obligations.  Until the payment in full of the Guaranteed First Lien Obligations (other than contingent obligations that are not then due and payable), no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or

5

distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Guaranteed First Lien Obligations.  If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed. No failure on the part of any Guarantor to make the payments required by Section 4(a) (or any other payments required under applicable Law or otherwise) or on the part of Holdings to make the payments required by Section 4(a) of the Holdings Guaranty shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 5.    Payments Free and Clear of Taxes, Etc.  Any and all payments by or on account of any obligation of any Guarantor under this Guaranty or any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, in accordance with, and such payments shall be made to the extent required by, the terms of the Credit Agreement (including Section 3.01 thereof).

Section 6.    Representations and Warranties.  Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

(i)            There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(ii)           Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7.    Covenants.  Each Guarantor covenants and agrees that, so long as any part of the Guaranteed First Lien Obligations shall remain unpaid, any Lender shall have any Term Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Section 8.    Amendments, Guaranty Supplements, Etc.

(a)           No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Required Lenders and the Guarantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless

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in writing and signed by all of the Secured Parties (other than any Lender that is, at such time, a Defaulting Lender), (i) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the First Lien Obligations owing to the Secured Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (ii) postpone any date fixed for payment hereunder or (iii) change any provision of this Section 8.  Upon a Guarantor becoming an Excluded Subsidiary, or ceasing to be a Restricted Subsidiary, in each case as a result of a transaction permitted under the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

(b)           Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 9.    Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 10.    No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.    Expenses and Indemnification.

(a)           Each Guarantor agrees to (i) pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under this Guaranty or otherwise enforcing or preserving any rights under this Guaranty or any other Loan Document to which such Guarantor is a party, including the reasonable fees, disbursements and other charges of counsel and (ii) pay, and hold the Collateral Agent and the other Secured

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Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral securing the Guaranteed First Lien Obligations or in connection with any of the transactions contemplated by the Credit Agreement, in each case, in accordance with Section 10.04 of the Credit Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

(b)           Each Guarantor agrees to pay, and to hold the Collateral Agent and the other Secured Parties (including all Indemnitees pursuant to Section 10.05 of the Credit Agreement), harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty, in each case, in accordance with Section 10.05 of the Credit Agreement to the extent the Borrower would be required to do so pursuant to Section 10.05 of the Credit Agreement.

(c)           The agreements in this Section 11 shall survive the termination of this Guaranty.

Section 12.    Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the First Lien Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such First Lien Obligations may be unmatured.  Each Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Agent, each Lender and their respective Affiliates under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

Section 13.    Continuing Guaranty; Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and, subject to Section 14 below, shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed First Lien Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (ii) the Latest Maturity Date of all Term Commitments and Term Loans and (iii) the latest date of expiration or termination of all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Hedge Bank have been made) (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Term Commitments, the Term Loans owing to it, the Note or Notes held by it) or any Secured Hedge Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, as and to the extent provided in Section 10.07 of the Credit

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Agreement or in the comparable provisions of any Secured Hedge Agreement, as applicable.  No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 14.    Keepwell.  Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 14 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 13.  Each Qualified ECP Guarantor intends that this Section 14 constitute, and this Section 14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 15.    Severability.  Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 16.    Execution in Counterparts.  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND

9

DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)           EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(d)           EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Subsidiary Guarantors:	GYPSUM MANAGEMENT AND SUPPLY, INC.

By:
Name:
Title:

[First Lien Subsidiary Guaranty]

CAPITOL BUILDING SUPPLY, INC.
CAPITOL INTERIOR PRODUCTS, INC.
CAPITOL MATERIALS OF SAVANNAH, INC.
CAPITOL MATERIALS, INCORPORATED
CARTER HARDWARE COMPANY
CHAPARRAL MATERIALS, INC.
CHEROKEE BUILDING MATERIALS OF OKC, INC.
CHEROKEE BUILDING MATERIALS, INC.
COASTAL INTERIOR PRODUCTS, INC.
COLONIAL MATERIALS OF FAYETTEVILLE, INC.
COLONIAL MATERIALS, INC.
COMMERCIAL INTERIOR PRODUCTS, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
COWTOWN MATERIALS, INC.
EASTEX MATERIALS, INC.
GATOR GYPSUM, INC.
GMS STRATEGIC SOLUTIONS, INC.
GTS DRYWALL SUPPLY COMPANY
HILL COUNTRY MATERIALS, INC.
LONE STAR MATERIALS, INC.
LONGHORN BUILDING MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
PIONEER MATERIALS WEST, INC.
PIONEER MATERIALS, INC.
RIO GRANDE BUILDING MATERIALS, INC.
ROCKET INSTALLATION, INC.
ROCKY TOP MATERIALS, INC.
STATE LINE BUILDING SUPPLY, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TAMARACK MATERIALS DAKOTA, INC.
TAMARACK MATERIALS NORTHLAND, INC.
TAMARACK MATERIALS OF ROCHESTER, INC.
TAMARACK MATERIALS, INC.
TEJAS MATERIALS, INC.
TOOL SOURCE WAREHOUSE, INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
TUCKER MATERIALS OF COLUMBIA, INC.
TUCKER MATERIALS OF MYRTLE BEACH, INC.
TUCKER MATERIALS, INC.
WILDCAT MATERIALS, INC.

By:
Name:
Title:

[First Lien Subsidiary Guaranty]

Collateral Agent:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[First Lien Subsidiary Guaranty]

Exhibit A
to the
First Lien Subsidiary Guaranty

FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                           ,

Credit Suisse AG,

as Collateral Agent
[Address of Collateral Agent]

Attention:

Re:          First Lien Credit Agreement, dated as of April 1, 2014, among GYP Holdings III Corp., a Delaware corporation (the “Borrower”), GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the First Lien Subsidiary Guaranty referred to therein (such First Lien Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (this “Guaranty Supplement”), being the “Subsidiary Guaranty”).  The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.  Guaranty; Limitation of Liability.  (a)  The undersigned hereby, jointly and severally with the other Guarantors absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, and performance of all First Lien Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing First Lien Obligations) and whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof, whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such First Lien Obligations being the “Guaranteed First Lien Obligations”), provided that Guaranteed First Lien Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations.  Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed First Lien Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)           The undersigned, and by its acceptance of this Guaranty Supplement, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the First Lien Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the First Lien Obligations of the undersigned hereunder and thereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the First Lien Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the First Lien Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

(c)           The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty, the Holdings Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.  First Lien Obligations Under the Guaranty.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder.  The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary  Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

Section 4.  Delivery by Telecopier.  Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, THE UNDERSIGNED CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO

THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE UNDERSIGNED IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)           THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(d)           THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THE GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[First Lien Subsidiary Guaranty]

Acknowledged and accepted as of the date first above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[First Lien Subsidiary Guaranty]

EXHIBIT G

FORM OF SECURITY AGREEMENT

FIRST LIEN SECURITY AGREEMENT(1)

Dated as of April 1, 2014

among

THE GRANTORS REFERRED TO HEREIN

as Grantors

and

CREDIT SUISSE AG

as Collateral Agent

(1)  THIS AGREEMENT AND ANY LIEN CREATED HEREIN IS SUBJECT TO THE LIEN PRIORITY AND OTHER PROVISIONS SET FORTH IN THAT CERTAIN (I) TERM INTERCREDITOR AGREEMENT), (DATED AS OF APRIL 1), (2014 (AS AMENDED), (SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF), (THE “TERM INTERCREDITOR AGREEMENT”), (AMONG GYP HOLDINGS II CORP)., (A DELAWARE CORPORATION (“HOLDINGS”), (GYP HOLDINGS III CORP)., (A DELAWARE CORPORATION (THE “BORROWER”), (CREDIT SUISSE AG (“CREDIT SUISSE”), (AS FIRST LIEN COLLATERAL AGENT (THE “FIRST LIEN AGENT”) AND CREDIT SUISSE), (AS SECOND LIEN COLLATERAL AGENT (THE “SECOND LIEN AGENT”) AND (II) ABL/TERM INTERCREDITOR AGREEMENT), (DATED AS OF APRIL 1), (2014 (AS AMENDED), (SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF), (THE “ABL/TERM INTERCREDITOR AGREEMENT” AND), (TOGETHER WITH THE TERM INTERCREDITOR AGREEMENT), (THE “INTERCREDITOR AGREEMENTS”), (AMONG HOLDINGS), (THE BORROWER), (THE OTHER LOAN PARTIES PARTY THERETO), (WELLS FARGO BANK), (N.A)., (AS ABL COLLATERAL AGENT), (CREDIT SUISSE), (AS REPRESENTATIVE FOR THE INITIAL FIRST LIEN TERM SECURED PARTIES (EACH AS DEFINED IN THE ABL/TERM INTERCREDITOR AGREEMENT) AND CREDIT SUISSE), (AS REPRESENTATIVE FOR THE INITIAL SECOND LIEN TERM SECURED PARTIES (AS DEFINED IN THE ABL/TERM INTERCREDITOR AGREEMENT).  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENTS AND THE TERMS OF THIS AGREEMENT), (THE TERMS OF THE INTERCREDITOR AGREEMENTS), (AS APPLICABLE), (SHALL GOVERN).

T A B L E  O F C O N T E N T S

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Section 27.	Bailee for Perfection	23

SCHEDULES

Schedule I	—	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Schedule II	—	Pledged Debt and Pledged Equity

Schedule III	—	Patents, Domain Names, Trademarks and Trade Names, Copyrights and Exclusive Copyright Licenses

Schedule IV	—	Commercial Tort Claims

Schedule V	—	Locations of Equipment and Inventory

EXHIBITS

Exhibit A	—	Form of Security Agreement Supplement

Exhibit B	—	Form of Intellectual Property Security Agreement

Exhibit C	—	Form of Intellectual Property Security Agreement Supplement

ii

FIRST LIEN SECURITY AGREEMENT

FIRST LIEN SECURITY AGREEMENT dated as of April 1, 2014 (as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among GYP HOLDINGS III CORP., a Delaware corporation (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Borrower, the other Persons so listed and the Additional Grantors being, collectively, the “Grantors”), and CREDIT SUISSE AG, as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the ratable benefit of the Secured Parties.

PRELIMINARY STATEMENTS

(1)                                 The Borrower has entered into a First Lien Credit Agreement dated of even date herewith (said Agreement, as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), being the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto and Credit Suisse AG, as Administrative Agent and as Collateral Agent.

(2)                                 Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral.

(3)                                 It is a condition precedent to the making of Term Loans by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

(4)                                 Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(5)                                 Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 (including As-Extracted Collateral, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Health-Care Insurance Receivables, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Accounts, Security and Supporting Obligations).  “UCC” means the Uniform Commercial Code as defined in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Term Loans under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1.                               Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, other than Excluded Property (as hereinafter defined), in each case, as to each type of property described below, whether now owned or hereafter acquired or created by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)          all Accounts;

(b)          all cash and Cash Equivalents;

(c)           all Chattel Paper;

(d)          all Commercial Tort Claims set forth on Schedule IV hereto or for which notice is provided pursuant to Section 5(b) below;

(e)           all Deposit Accounts;

(f)            all Documents;

(g)           all Equipment;

(h)          subject to Section 24 hereof, all Fixtures;

(i)              all General Intangibles;

(j)             all Goods;

(k)          all Instruments;

(l)              all Inventory;

(m)      all Letter-of-Credit Rights;

(n)          the following (the “Security Collateral”):

(i)             all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (including the Intercompany Note, the “Pledged Debt”), including, without limitation, the Pledged Debt described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(ii)          all Equity Interests from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests of each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement, such Equity Interests being the “Pledged Equity”), and the certificates, if

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any, representing such and any additional shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; and

(iii)       all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

(o)          all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements (all such Collateral being the “Agreement Collateral”);

(p)          the following (collectively, the “Intellectual Property Collateral”):

(i)             all patents, patent applications and utility models, all inventions and improvements claimed therein and the right to claim any inventions disclosed but unclaimed therein (“Patents”);

(ii)          all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill of the business connected with the use thereof and symbolized thereby (“Trademarks”);

(iii)       all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)      all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)         all confidential and proprietary information (whether or not reduced to a writing or other tangible form), including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and

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marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)      all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)                                                   all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii)                                                all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(ix)      any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief;

(q)          all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(r)             all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

(s)            all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and/or payable with respect to, and Supporting Obligations relating to, any and all of the Collateral, and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s), the security interest in the Collateral created by this Agreement shall not extend to, and the terms “Collateral,” “Pledged Equity,” “Security Collateral,” “Agreement Collateral,” “Intellectual Property Collateral” and other terms defining the components of the Collateral in the foregoing clauses (a) through (s) shall not include, any of the following (collectively, the “Excluded Property”):

(i)             any Equity Interests issued by an Unrestricted Subsidiary;

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(ii)          any Equity Interests in partnerships, Joint Ventures and Subsidiaries (other than Subsidiaries that are wholly owned by a Grantor) to the extent that the grant of a security interest therein would require the consent of any Person (other than a Grantor or any other Affiliate of the Borrower) who owns Equity Interests in such partnership, Joint Venture or Subsidiary which consent has not been obtained (in each case to the extent such consent requirement is not rendered unenforceable pursuant to applicable provisions of the UCC or other applicable law);

(iii)       any Equity Interests in any Foreign Subsidiary or CFC Holdco acquired, owned or otherwise held by such Grantor which, when aggregated with all of the other Equity Interests in such Foreign Subsidiary or CFC Holdco pledged by such Grantor, would result in more than 65% of the Equity Interests in such Foreign Subsidiary or CFC Holdco entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the “Voting Foreign Stock”) being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement; provided that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) shall be pledged by such Grantor;

(iv)      any property subject to (x) a Capitalized Lease or purchase money security interest permitted under the Credit Agreement or (y) in the case of after-acquired property, pre-existing secured Indebtedness permitted under the Credit Agreement and not incurred in anticipation of such acquisition by the Borrower or applicable Grantor of such property, in each case to the extent a grant of a security interest therein would violate such Capitalized Lease, purchase money arrangement or secured Indebtedness or create a right of termination in favor of any other party thereto (other than any Grantor or an Affiliate of any Grantor);

(v)         any lease, license or other agreement to the extent that the terms thereof prohibit the assignment of, or granting a security interest in, such lease, license or other agreement or the grant of a security interest therein would otherwise violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided that (x) the Collateral includes Proceeds and receivables of any property excluded under this clause (v), the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by this Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof;

(vi)      any other assets to the extent that a pledge thereof or a grant of a security interest therein would be prohibited by applicable law, rule or regulation or agreements with any Governmental Authority or would require governmental (including regulatory) consent, approval, license or authorization (after giving effect to the applicable anti-

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assignment provisions of the UCC) unless such consent, approval, license or authorization has been obtained or unless such prohibition or requirement is rendered unenforceable pursuant to applicable provisions of the UCC or other applicable law; provided that the Grantors shall have used commercially reasonable efforts (not involving expending money in excess of de minimis amounts) to obtain any such consent, approval, license or authorization;

(vii)                                                   any United States intent-to-use application for registration of a Trademark, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that issues therefrom under applicable federal law;

(viii)                                                those assets as to which the Collateral Agent and the Borrower reasonably agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(ix)      any asset to the extent a security interest in such asset would result in material adverse tax or regulatory consequences, in each case as reasonably determined by the Borrower in consultation with the Collateral Agent; or

(x)         to the extent used exclusively to hold funds in trust for the benefit of third parties, (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account; and

provided, further, that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s) no Grantor shall be required to (u) enter into control agreements or otherwise perfect any security interest by “control” (other than as expressly set forth herein and as provided in Section 5.05(f) of the ABL/Term Intercreditor Agreement), (v) perfect any security interest in motor vehicles or other assets covered by a certificate of title other than by the filing of UCC financing statements, (w) perfect security interests in Letter-of-Credit Rights or Commercial Tort Claims with a value less than $2,000,000 in the aggregate, (x) obtain any landlord, warehouseman or bailee waivers or collateral access agreements, (y) take any action in any non-U.S. jurisdiction to create any security interest in assets located or titled outside of the U.S. or perfect any security interest in such assets or enter into any security agreements or pledge agreements governed by the laws of any such non-U.S. jurisdiction and (z) take such other actions with respect to the Collateral as to which the Collateral Agent and the Borrower reasonably agree that the cost of taking such actions are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby (collectively, the “Perfection Exceptions”).

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Section 2.                               Security for First Lien Obligations.  This Agreement secures the payment and performance of all First Lien Obligations of each Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such First Lien Obligations being the “Secured Obligations”).

Section 3.                               Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.                               Delivery and Control of Security Collateral.  (a)  All certificates representing or evidencing the Pledged Equity and all instruments representing or evidencing the Pledged Debt in an aggregate principal amount in excess of $2,000,000 shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (A) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (B) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (C) convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral, consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral, consisting of financial assets credited to any Securities Account.

(b)                                 Upon the occurrence and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor

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and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent.  Upon the occurrence and during the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c)           Upon the occurrence and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

Section 5.                               Maintaining Electronic Chattel Paper, Transferable Records and Giving Notice of Commercial Tort Claims.  So long as any Term Loan or any other First Lien Obligation of any Loan Party under any Loan Document shall remain unpaid or any Secured Hedge Agreement shall be in effect or any Lender shall have any Term Commitment:

(a)          Upon the occurrence and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain all (i) Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA” ); and

(b)          Each Grantor will give prompt notice to the Collateral Agent of any Commercial Tort Claim in excess of $2,000,000 that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement (with the priority set forth in the Intercreditor Agreements).

Section 6.                               Representations and Warranties.  Each Grantor represents and warrants as follows (it being understood that none of the foregoing applies to the Excluded Property):

(a)          Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement).  Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto.  The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.  Unless otherwise stated on Schedule I hereto, the Grantor is not a transmitting utility as defined in UCC § 9-102(a)(80).

(b)          All of the Equipment and Inventory of such Grantor, in each case, with the value in excess of $1,500,000 are located at the places specified therefor in Schedule V hereto.

(c)           Such Grantor is the legal and beneficial owner of the Collateral of such Grantor, free and clear of any Lien, claim, option or right of others, except for the security interest created

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under this Agreement, subject to Liens permitted under Section 7.01 of the Credit Agreement.  No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as permitted by Section 7.01 of the Credit Agreement.

(d)          Schedule II hereto sets forth all of the Pledged Equity owned by any Grantor and Pledged Debt owned by any Grantor. The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.  The Grantor is not in default of its obligations under any Organization Document of any issuer of Pledged Equity.

(e)           The Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

(f)            All Pledged Equity consisting of certificated securities have been delivered to the Collateral Agent in accordance herewith.

(g)           Upon the filing of appropriate financing statements and the recordation of the Intellectual Property Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office, all actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement with respect to which the Collateral Agent’s security interest may be perfected by filing financing statements in the applicable jurisdictions pursuant to the UCC or by filing an intellectual property security agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest (with the priority set forth in the Intercreditor Agreements) in the Collateral of such Grantor (subject to the Perfection Exceptions and Liens permitted by Section 7.01 of the Credit Agreement), securing the payment and performance of the Secured Obligations.  Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 4, to establish the Collateral Agent’s “control” (within the meaning of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities.

(h)          Set forth on Schedule III is a complete and accurate list of all issued Patents and Patent applications, Trademarks registrations and applications therefor, Copyright registrations and applications therefor, and all IP Agreements granting such Grantor an exclusive right to use any registered Copyright.

(i)              Except as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral, to the Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

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(i)             The Intellectual Property Collateral material to the business of such Grantor is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor’s knowledge, is valid and enforceable.  Such Grantor is not aware of any uses of any such item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(ii)          Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices, except as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral.

(iii)       To such Grantor’s knowledge, (A) none of the Trade Secrets material to the business of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral, except, in the case of clauses (B) and (C), as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral.

(iv)      To such Grantor’s knowledge, no Grantor or Intellectual Property Collateral material to the business of such Grantor is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

(j)             No material portion of the Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care Insurance Receivables, (v) timber to be cut or (vi) aircraft engines, satellites, ships or railroad rolling stock.

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Section 7.                               Further Assurances.  (a)  Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor, subject to the Perfection Exceptions.  Without limiting the generality of the foregoing, each Grantor will, upon the Collateral Agent’s reasonable request, promptly with respect to any Collateral of such Grantor: (i) if any of such Collateral shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) if any Letter-of-Credit Rights with a value in excess of $2,000,000 are acquired, ensure that the Collateral Agent has control of such Letter-of-Credit Rights as provided in Section 9-107 of the UCC; and (iv) deliver to the Collateral Agent evidence that all other action (subject, with respect to the Collateral only, to the Perfection Exceptions) that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

(b)          Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

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Section 8.                               As to Equipment and Inventory.  Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as required under the Credit Agreement.  Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Equipment or Inventory of such Grantor.  No Grantor shall keep any Equipment or Inventory (other than Equipment or Inventory in transit or out for repair) with a value in excess of $1,500,000 at a location other than those listed on Schedule V hereto without giving 30 days’ subsequent written notice to the Collateral Agent of such new location.

Section 9.                               Post-Closing Changes; Collections on Assigned Agreements and Accounts.  (a)  No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without first giving (x) in the case of the changes in the jurisdiction of organization, not less than ten (10) days’ (or such lesser period of time as the Collateral Agent may agree) prior written notice to the Collateral Agent and (y) in the case of all other changes, no more than five (5) days’ (or such greater period of time as the Collateral Agent may agree) subsequent written notice to the Collateral Agent, and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b)          Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction upon the occurrence and during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Accounts, of the assignment of such Accounts, to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts, shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default under Section 8.01(f) or 8.01(g) of the Credit Agreement or any other Event of Default which has resulted in the Collateral Agent exercising any of its rights under Section 8.02 of the Credit Agreement (collectively, an “Actionable Default”) shall have occurred and be continuing, applied as provided in Section 8.03 of the Credit Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.  No Grantor will permit or consent to the

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subordination of its right to payment under any of the Accounts to any other indebtedness or obligations of the Obligor thereof.

Section 10.                        As to Intellectual Property Collateral.  (a)  With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, and Copyright registration and application for registration, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except to the extent such Grantor determines in its reasonable business judgment that (x) such Intellectual Property Collateral is not commercially reasonable to maintain under the circumstances and (y) the failure to act could not reasonably be expected to materially and adversely affect the business of any Grantor.

(b)          Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright material to the business of such Grantor may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court but excluding ordinary course rejections and other ordinary course communications from Intellectual Property registries in connection with the prosecution of Intellectual Property applications) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the business of such Grantor, its right to register the same, or to keep and maintain the same, except with respect to any Intellectual Property Collateral that Grantor is not required to maintain or pursue pursuant to Sections 10(a) or 10(c).

(c)           Except to the extent such Grantor determines in its reasonable business judgment that (i) such Intellectual Property Collateral is not commercially reasonable to maintain under the circumstances and (ii) such actions (including permitting the actions of others) and omissions could not reasonably be expected to materially and adversely affect the business of any Grantor, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(d)          Except to the extent such Grantor determines in its reasonable business judgment that (i) such Intellectual Property Collateral is not commercially reasonable to maintain under the circumstances and (ii) the failure to do so could not reasonably be expected to materially and adversely affect the business of any Grantor, each Grantor shall take all commercially reasonable steps to preserve each item of its Intellectual Property Collateral, including, without limitation,

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maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(e)           Each Grantor shall, unless it reasonably determines that such item of Intellectual Property Collateral is not material to the conduct of its business or operations, promptly take such actions as it deems reasonable under the circumstances to protect each item of its Intellectual Property Collateral, which actions may include suing for infringement, misappropriation, dilution or other violation and recovering any and all damages for such infringement, misappropriation, dilution or other violation, and upon the occurrence and during the continuation of an Event of Default shall take such other actions as the Collateral Agent deems appropriate under the circumstances to protect the Intellectual Property Collateral.

(f)            With respect to its Intellectual Property Collateral, each Grantor agrees to execute and deliver to the Collateral Agent or otherwise authenticate one or more agreements, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g)           Each Grantor agrees that (i) should it obtain an ownership interest in any item of the type set forth in Section 1(p) that is not on the date hereof a part of the Intellectual Property Collateral, (ii) should it obtain an exclusive license to use any registered Copyrights that are not on the date hereof a part of the Intellectual Property Collateral, or (iii) should it file a Statement of Use or an Amendment to Allege Use with respect to any intent-to-use Trademark application that is not on the date hereof a part of the Intellectual Property Collateral (collectively, the “After-Acquired Intellectual Property”) (x) the provisions of this Agreement shall automatically apply thereto, and (y) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  Each Grantor shall, concurrently with the delivery of financial statements under Section 6.01(b) of the Credit Agreement, execute and deliver to the Collateral Agent, or otherwise authenticate, one or more agreements substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (each, an “Intellectual Property Security Agreement Supplement”) covering such After-Acquired Intellectual Property which Intellectual Property Security Agreement Supplement(s) shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 11.                        Voting Rights; Dividends; Etc.  (a)  So long as no Event of Default shall have occurred and be continuing:

(i)             Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof

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for any purpose other than originate Entitlement Orders with respect to any Securities Account or Commodity Account; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii)          Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

(A)      dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B)      dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C)      cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)       The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor, at such Grantor’s sole cost and expense, all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)          Upon the occurrence and during the continuation of an Event of Default:

(i)             All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right, without notice to any Grantor, to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

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(ii)          All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 12.                        Transfers and Other Liens; Additional Shares.  (a)  Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral and options relating to Collateral permitted under and in accordance with the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

(b)          Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to clause (iii) of the proviso in Section 1 with respect to Voting Foreign Stock).

(c)           Each Grantor agrees that it will promptly, after acquisition thereof after the date hereof, deliver and pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank.

Section 13.                        Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints, which appointment is coupled with an interest, the Collateral Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)          to obtain and adjust insurance required to be paid to the Collateral Agent;

(b)          to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clauses (a) or (b) above; and

(d)          to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

16

Section 14.                        Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 18.

Section 15.                        The Collateral Agent’s Duties.  (a)  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)          The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such sub-agent and to any of the Affiliates of the Collateral Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Loan Documents.  Notwithstanding anything herein to the contrary, each sub-agent appointed by the Collateral Agent or Affiliate of the Collateral Agent or Affiliate of any such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Secured Parties, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent or Affiliate acting in such capacity.

Section 16.                        Remedies.  If any Actionable Default shall have occurred and be continuing:

(a)          The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one

17

or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or to the extent lawful and permitted leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iv) store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate; and (v) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral and (B) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)          Each Secured Party shall have the right upon any such public sale or sales, and to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor.  For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC, the Collateral Agent shall be entitled to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent may sell the Collateral without giving any warranties as to such Collateral.  The Collateral Agent shall have no obligation to marshal any of the Collateral.

(c)           All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d)          The Collateral Agent may, without notice to any Grantor except as required by law at any time and from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held by it or by any other Secured Party.

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(e)           If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 16, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(f)            The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(g)           Each of the Grantors recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity by reason of certain prohibitions contained in the Securities Act of 1933, as amended and rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each of the Grantors acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(h)          Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in Section 4 above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (e) above.

(i)              Except as expressly provided elsewhere in this Agreement, all Proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the order of priority set forth in Section 8.03 of the Credit Agreement.

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Section 17.                        Grant of Intellectual Property License.  For the purpose of enabling the Collateral Agent to exercise the rights and remedies under Section 16 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to, upon the occurrence and during the continuation of an Actionable Default, use, license or sublicense any Intellectual Property rights now owned or hereafter acquired or created by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may, upon the occurrence and during the continuation of an Actionable Default, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks.

Section 18.                        Indemnity and Expenses.  (a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense (x) arises from a dispute that does not involve any action or omission of such Grantor or any of its Affiliates and is solely among the Indemnified Parties (other than in connection with such parties acting in its capacity as the Collateral Agent) or (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct by the Secured Party.

(b)          Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel (provided that fees and expenses of counsel shall be limited to one counsel, plus one local counsel in any relevant jurisdiction) and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

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Section 19.                        Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)          Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor,  and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I through V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 20.                        Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement or, if to the Collateral Agent, at its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

21

Section 21.                        Continuing Security Interest; Assignments under the Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent obligations not yet accrued and payable), (ii) the Latest Maturity Date of all Term Loans and Term Commitments and (iii) the termination or expiration of all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Collateral Agent and the applicable Hedge Bank have been made), (b) be binding upon each Grantor and their successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Term Commitments, the Term Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

Section 22.                        Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor, such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request.

(b)          Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent obligations not yet accrued and payable), (ii) the Latest Maturity Date of all Term Loans and Term Commitments and (iii) the termination or expiration of all Secured Hedge Agreements (other than Secured Hedge Agreements as to which other arrangements satisfactory to the Collateral Agent and the applicable Hedge Bank have been made), the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor, such documents as such Grantor shall reasonably request to evidence such termination.

22

Section 23.                        Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 24.                        The Mortgages.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 25.                        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 26.                        Intercreditor Agreements.  Notwithstanding any provision contained herein, (i) this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject to the ABL/Term Intercreditor Agreement and the Term Intercreditor Agreement and (ii) in the event of a conflict, the provisions of the Intercreditor Agreements shall control.

Section 27.                        Bailee for Perfection.  So long as the ABL Collateral Agent is acting as bailee and as agent for perfection or control on behalf of the Collateral Agent pursuant to the terms of the ABL/Term Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires delivery or control of Collateral that is ABL Priority Collateral to, or in the possession or control of such Collateral with, the Collateral Agent shall be deemed complied with and satisfied if such delivery of such Collateral is made to, or such possession or control of such Collateral is with, the ABL Collateral Agent.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Grantors:	GYP HOLDINGS III CORP.

By:
Name:
Title:

GYP HOLDINGS II CORP.

By:
Name:
Title:

GYPSUM MANAGEMENT AND SUPPLY, INC.

By:
Name:
Title:

[First Lien Security Agreement]

CAPITOL BUILDING SUPPLY, INC.
CAPITOL INTERIOR PRODUCTS, INC.
CAPITOL MATERIALS OF SAVANNAH, INC.
CAPITOL MATERIALS, INCORPORATED
CARTER HARDWARE COMPANY
CHAPARRAL MATERIALS, INC.
CHEROKEE BUILDING MATERIALS OF OKC, INC.
CHEROKEE BUILDING MATERIALS, INC.
COASTAL INTERIOR PRODUCTS, INC.
COLONIAL MATERIALS OF FAYETTEVILLE, INC.
COLONIAL MATERIALS, INC.
COMMERCIAL INTERIOR PRODUCTS, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
COWTOWN MATERIALS, INC.
EASTEX MATERIALS, INC.
GATOR GYPSUM, INC.
GMS STRATEGIC SOLUTIONS, INC.
GTS DRYWALL SUPPLY COMPANY
HILL COUNTRY MATERIALS, INC.
LONE STAR MATERIALS, INC.
LONGHORN BUILDING MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
PIONEER MATERIALS WEST, INC.
PIONEER MATERIALS, INC.
RIO GRANDE BUILDING MATERIALS, INC.
ROCKET INSTALLATION, INC.
ROCKY TOP MATERIALS, INC.
STATE LINE BUILDING SUPPLY, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TAMARACK MATERIALS DAKOTA, INC.
TAMARACK MATERIALS NORTHLAND, INC.
TAMARACK MATERIALS OF ROCHESTER, INC.
TAMARACK MATERIALS, INC.
TEJAS MATERIALS, INC.
TOOL SOURCE WAREHOUSE, INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
TUCKER MATERIALS OF COLUMBIA, INC.
TUCKER MATERIALS OF MYRTLE BEACH, INC.
TUCKER MATERIALS, INC.
WILDCAT MATERIALS, INC.

By:
Name:
Title:

[First Lien Security Agreement]

Collateral Agent:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[First Lien Security Agreement]

Schedule I to the
First Lien Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL
IDENTIFICATION NUMBER

* All Grantors are corporations.

Grantor	Location	Chief Executive Office	Organizational I.D. No.	Taxpayer I.D. No.
GYP Holdings II Corp.	Delaware	1825 Fellowship Road, Tucker, GA 30084-6560	5346658	46-2927717
GYP Holdings III Corp.	Delaware	1825 Fellowship Road, Tucker, GA 30084-6560	5478706	46-4759050
Gypsum Management and Supply, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K401433	48-0788686
Capitol Building Supply, Inc.	Virginia	1825 Fellowship Road, Tucker, GA 30084-6560	0320183-7	54-1458884
Capitol Interior Products, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	1001081	27-1838339
Capitol Materials, Incorporated	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	0504456	58-1078839
Capitol Materials of Savannah, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K425106	58-2135598
Carter Hardware Company	Tennessee	1825 Fellowship Road, Tucker, GA 30084-6560	0005382	62-0532551
Chaparral Materials, Inc.	New Mexico	4220 Stanley Dr., NE, Rio Rancho, NM 87144	119-864-7	85-0315515
Cherokee Building Materials, Inc.	Oklahoma	12222 East 60th Street, Tulsa, OK 74146-6915	1900280997	73-0976654
Cherokee Building Materials of OKC, Inc.	Oklahoma	1825 Fellowship Road, Tucker, GA 30084-6560	1900417933	73-1211957
Coastal Interior Products, Inc.	Alabama	1825 Fellowship Road, Tucker, GA 30084-6560	241-631	20-5519221

Colonial Materials, Inc.	North Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	0031430	56-1417672
Colonial Materials of Fayetteville, Inc.	North Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	0376917	56-1933262
Commercial Interior Products, Inc.	Texas	1825 Fellowship Road, Tucker, GA 30084-6560	0158047600	76-0641638
Commonwealth Building Materials, Inc.	Virginia	1825 Fellowship Road, Tucker, GA 30084	0374863-9	54-1584982
Cowtown Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	63756000	75-1849705
Eastex Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	71669600	75-1976867
Gator Gypsum, Inc.	Florida	1825 Fellowship Road, Tucker, GA 30084-6560	H05603	59-2410846
GMS Strategic Solutions, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	12070165	46-1060962
GTS Drywall Supply Company	Washington	1825 Fellowship Road, Tucker, GA 30084-6560	600345720	91-1086047
Hill Country Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	59454700	74-2222313
Lone Star Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	63553400	74-2251042
Longhorn Building Materials, Inc.	Texas	4025 Mint Way, Dallas, TX 75237-1603	46937400	75-1638990
Missouri Drywall Supply, Inc.	Missouri	100 NE 31st Street, Oklahoma City, OK 73105-2606	00115007	43-0829064
Pioneer Materials, Inc.	Kansas	1825 Fellowship Road, Tucker, GA 30084-6560	03052336	48-0807321
Pioneer Materials West, Inc.	Colorado	1825 Fellowship Road, Tucker, GA 30084-6560	19871391046	84-0807176

Rio Grande Building Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	159379000	74-2970693
Rocket Installation, Inc.	Georgia	4220 Stanley Dr., NE, Rio Rancho, NM 87144	11088370	45-3806489
Rocky Top Materials, Inc.	Tennessee	1825 Fellowship Road, Tucker, GA 30084-6560	0089003	62-1076347
State Line Building Supply, Inc.	Delaware	1825 Fellowship Road, Tucker, GA 30084-6560	2261414	51-0333719
Sun Valley Interior Supply, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	13418796	46-2987523
Tamarack Materials, Inc.	Minnesota	1825 Fellowship Road, Tucker, GA 30084-6560	3W-799	41-1401315
Tamarack Materials Dakota, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	0636726	20-4972189
Tamarack Materials Northland, Inc.	Minnesota	1825 Fellowship Road, Tucker, GA 30084-6560	1761626-4	20-4532787
Tamarack Materials of Rochester, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	0636725	20-4972931
Tejas Materials, Inc.	Texas	1902 Weber Street, Houston, TX 77007-2809	0105747600	58-1746442
Tool Source Warehouse, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K416852	58-2118482
Tucker Acoustical Products, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K820880	58-2392688
Tucker Materials of Columbia, Inc.	South Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	N/A	57-1031139
Tucker Materials of Myrtle Beach, Inc.	South Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	N/A	57-1124637
Tucker Materials, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	J115179	58-1453111
Wildcat Materials, Inc.	Missouri	2235 West Catalpa Street, Springfield, MO 65807	00382655	43-1648411

Schedule II to the
First Lien Security Agreement

PLEDGED DEBT

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Maturity Date	Outstanding Principal Amount
Gypsum Management and Supply, Inc.	Hollenbeck & Sather	Customer receivable	N/A	N/A	$2,573,707
GTS Drywall Supply Company	Westside Drywall	Customer receivable	N/A	10/1/16	$1,853,326
Longhorn Materials, Inc.	Sills & Swindel	Customer receivable	N/A	4/1/18	$2,269,937
Gypsum Management and Supply, Inc.	Capitol Materials, Incorporated	Intercompany debt	N/A	Payable on demand	$11,805,935
Tucker Acoustical Products, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,640,301
Capitol Building Supply, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$35,248,766
Gypsum Management and Supply, Inc.	Capitol Interior Products, Inc.	Intercompany debt	N/A	Payable on demand	$4,963,158
Commonwealth Building Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$31,070,789
State Line Building Supply, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,296,151
Cherokee Building Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$18,008,920
Cherokee Building Materials of OKC, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$13,856,556
Pioneer Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$6,459,262
Wildcat Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$3,235,112
Capitol Materials of Savannah, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$9,572,461
Gypsum Management and Supply, Inc.	Capitol Materials of Savannah, Inc.	Intercompany debt	N/A	Payable on demand	$1,317,747
Gator Gypsum, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$15,627,529
Missouri Drywall Supply, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$1,519,021
Tamarack Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$21,092,408
Gypsum Management and Supply, Inc.	Tamarack Materials Northland, Inc.	Intercompany debt	N/A	Payable on demand	$6,327,822
Gypsum Management and Supply, Inc.	Tamarack Materials of Rochester, Inc.	Intercompany debt	N/A	Payable on demand	$1,563,263

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Maturity Date	Outstanding Principal Amount
GTS Interior Supply Company	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$17,914,057
Gypsum Management and Supply, Inc.	GTS Interior Supply Company	Intercompany debt	N/A	Payable on demand	$1,453,862
Gypsum Management and Supply, Inc.	Sun Valley Interior Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,891,576
Tucker Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$20,221,625
Gypsum Management and Supply, Inc.	Tucker Materials of Myrtle Beach, Inc.	Intercompany debt	N/A	Payable on demand	$1,773,078
Gypsum Management and Supply, Inc.	Carter Hardware Company	Intercompany debt	N/A	Payable on demand	$15,640,430
Chaparral Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$9,633,752
Gypsum Management and Supply, Inc.	Chaparral Materials, Inc.	Intercompany debt	N/A	Payable on demand	$4,526,484
Commercial Interior Products, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$3,259,971
Cowtown Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$24,661,806
Eastex Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$18,364,830
Hill Country Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$7,271,050
Lone Star Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$5,878,898
Longhorn Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$12,929,612
Tejas Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$22,671,448
Gypsum Management and Supply, Inc.	Tool Source Warehouse, Inc.	Intercompany debt	N/A	Payable on demand	$3,644,290
Rocky Top Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$21,544,775
Pioneer Materials West, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,470,980

2

PLEDGED EQUITY

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
GYP Holdings II Corp.	GYP Holdings III Corp.	Common stock	$0.01	C-1	10	100%	100%
GYP Holdings III Corp.	Gypsum Management and Supply, Inc.	Class A Common stock	N/A	23	85,263	100%	100%
GYP Holdings III Corp.	Gypsum Management and Supply, Inc.	Class B Common stock	N/A	11	767,367	100%	100%
Gypsum Management and Supply, Inc.	Capitol Building Supply, Inc.	Common stock	$1.00	11, 15, 16, 17	72,285	99.42%	99.42%
Gypsum Management and Supply, Inc.	Capitol Interior Products, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Capitol Materials, Incorporated	Common stock	N/A	1, 5, 7, 8	1,168	100%	100%
Gypsum Management and Supply, Inc.	Capitol Materials, Incorporated	Preferred stock	$1,000	1, 2	13,812	100%	100%
Gypsum Management and Supply, Inc.	Capitol Materials of Savannah, Inc.	Common stock	$1.00	1	15,000	100%	100%
Gypsum Management and Supply, Inc.	Carter Hardware Company	Common stock	N/A	36	27,000	100%	100%
Gypsum Management and Supply, Inc.	Carter Hardware Company	Preferred stock	$1,000	1	3,500	100%	100%
Gypsum Management and Supply, Inc.	Chaparral Materials, Inc.	Common stock	$1.00	1, 8	13,466	95.39%	95.39%
Gypsum Management and Supply, Inc.	Cherokee Building Materials, Inc.	Common stock	$1.00	1, 2, 5	15,800	100%	100%
Gypsum Management and Supply, Inc.	Cherokee Building Materials of OKC, Inc.	Common stock	$1.00	1, 3	17,300	100%	100%
Gypsum Management and Supply, Inc.	Coastal Interior Products, Inc.	Common stock	N/A	1	80	100%	100%
Gypsum Management and Supply, Inc.	Colonial Materials, Inc.	Common stock	$1.00	1, 4, 5, 7	29,637	88.68%	88.68%

3

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
Gypsum Management and Supply, Inc.	Colonial Materials of Fayetteville, Inc.	Common stock	$1.00	1, 5	25,323	89.80%	89.80%
Gypsum Management and Supply, Inc.	Commercial Interior Products, Inc.	Common stock	$1.00	1	24,000	100%	100%
Gypsum Management and Supply, Inc.	Commonwealth Building Materials, Inc.	Common stock	$1.00	4, 5, 7	12,714	93.52%	93.52%
Gypsum Management and Supply, Inc.	Cowtown Materials, Inc.	Common stock	$1.00	1, 6	16,800	80%	80%
Gypsum Management and Supply, Inc.	Eastex Materials, Inc.	Common stock	$1.00	2, 12, 14	19,437	97.70%	97.70%
Gypsum Management and Supply, Inc.	Gator Gypsum, Inc.	Common stock	$1.00	2, 7, 15, 21, 22	29,874.512	90.19%	90.19%
Gypsum Management and Supply, Inc.	GMS Strategic Solutions, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	GTS Drywall Supply Company	Common stock	N/A	36, 37	26,255	96.17%	96.17%
Gypsum Management and Supply, Inc.	GTS Drywall Supply Company	Preferred stock	$1,000	2	8,000	100%	100%
Gypsum Management and Supply, Inc.	Hill Country Materials, Inc.	Common stock	$1.00	3, 14	14,160	94.65%	94.65%
Gypsum Management and Supply, Inc.	Lone Star Materials, Inc.	Common stock	$1.00	2	12,000	100%	100%
Gypsum Management and Supply, Inc.	Longhorn Building Materials, Inc.	Common stock	$1.00	7, 16, 17	57,147	100%	100%
Gypsum Management and Supply, Inc.	Missouri Drywall Supply, Inc.	Common stock	$33.33	14	15	100%	100%
Gypsum Management and Supply, Inc.	Pioneer Materials, Inc.	Common stock	$1.00	4, 6, 10	10,296	100%	100%
Gypsum Management and Supply, Inc.	Pioneer Materials West, Inc.	Common stock	$1.00	1, 5, 12, 13, 14, 15	36,508	100%	100%

4

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
Gypsum Management and Supply, Inc.	Rio Grande Building Materials, Inc.	Common stock	N/A	1	24,300	100%	100%
Gypsum Management and Supply, Inc.	Rocket Installation, Inc.	Common stock	$1.00	1	1,000	100%	100%
Gypsum Management and Supply, Inc.	Rocky Top Materials, Inc.	Common stock	$1.00	2,4, 5	18, 661	86.80%	86.80%
Gypsum Management and Supply, Inc.	State Line Building Supply, Inc.	Common stock	$1.00	3	9,500	100%	100%
Gypsum Management and Supply, Inc.	Sun Valley Interior Supply, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials, Inc.	Common stock	$1.00	1	13,800	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials Dakota, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials Northland, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials of Rochester, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tejas Materials, Inc.	Common stock	$1.00	4, 5	20,235	91.98%	91.98%
Gypsum Management and Supply, Inc.	Tool Source Warehouse, Inc.	Common stock	$1.00	1, 7, 8	17,400	100%	100%
Gypsum Management and Supply, Inc.	Tucker Acoustical Products, Inc.	Common stock	$1.00	1	20,250	100%	100%
Gypsum Management and Supply, Inc.	Tucker Materials of Columbia, Inc.	Common stock	$1.00	1, 5	25,800	100%	100%
Gypsum Management and Supply, Inc.	Tucker Materials of Myrtle Beach, Inc.	Common stock	N/A	1, 4	28,500	100%	100%
Gypsum Management and Supply, Inc.	Tucker Materials, Inc.	Common stock	N/A	24, 27	3,538	100%	100%

5

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
Gypsum Management and Supply, Inc.	Wildcat Materials, Inc.	Common stock	N/A	1, 6	20,471	100%	100%

6

Schedule III to the
First Lien Security Agreement

INTELLECTUAL PROPERTY

I.             Patents

US PATENTS AND PATENT APPLICATIONS

None.

FOREIGN PATENTS AND PATENT APPLICATIONS

None.

II.            Domain Names and Trademarks

DOMAIN NAMES

Domain Name	Registrant
cbsi.net	Capitol Building Supply, Inc.
capitol-interior-products.com	Capitol Building Supply, Inc.
capitolinteriorproducts.net	Capitol Building Supply, Inc.
cbsi.net	Capitol Building Supply, Inc.
festoolcompany.com	Capitol Building Supply, Inc.
festooldrywallsander.com	Capitol Building Supply, Inc.
festoolplanex.net	Capitol Building Supply, Inc.
festoolplanexsander.com	Capitol Building Supply, Inc.
festoolproductdc.com	Capitol Building Supply, Inc.
festoolproductmd.com	Capitol Building Supply, Inc.
festoolproductsva.com	Capitol Building Supply, Inc.
festoolproductva.com	Capitol Building Supply, Inc.
festoolsales.com	Capitol Building Supply, Inc.
festoolsander.net	Capitol Building Supply, Inc.
festoolservice.com	Capitol Building Supply, Inc.
festoolsupershop.com	Capitol Building Supply, Inc.
festoolsupply.com	Capitol Building Supply, Inc.
festoolubershop.com	Capitol Building Supply, Inc.
planexdrywallsander.com	Capitol Building Supply, Inc.
planexsander.com	Capitol Building Supply, Inc.
stateline-supply.com	Capitol Building Supply, Inc.
cbsigms.com	Capitol Building Supply, Inc.
capitolmaterialsinc.com	Capitol Materials, Incorporated
capmat.net	Capitol Materials, Incorporated

Domain Name	Registrant
chaparralmaterials.com	Chaparral Materials, Inc.
colonialmaterials.com	Colonial Materials, Inc.
cowtownmaterials.com	Cowtown Materials, Inc.
gtsinteriorsupply.com	GTS Drywall Supply Company
capitolinteriorproducts.com	Gypsum Management and Supply, Inc.
maminc.com	Gypsum Management and Supply, Inc.
capjax.net	Gypsum Management and Supply, Inc.
capmat.com	Gypsum Management and Supply, Inc.
cbmi-va.com	Gypsum Management and Supply, Inc.
cherbmi.com	Gypsum Management and Supply, Inc.
ciphouston.com	Gypsum Management and Supply, Inc.
cmifay.com	Gypsum Management and Supply, Inc.
cmijax.com	Gypsum Management and Supply, Inc.
cmisav.com	Gypsum Management and Supply, Inc.
cmiwil.com	Gypsum Management and Supply, Inc.
coastalint.com	Gypsum Management and Supply, Inc.
eastexmaterials.com	Gypsum Management and Supply, Inc.
flintrivermaterials.com	Gypsum Management and Supply, Inc.
gatorbld.com	Gypsum Management and Supply, Inc.
gatorgypsum.com	Gypsum Management and Supply, Inc.
gms-inc.com	Gypsum Management and Supply, Inc.
gms.com	Gypsum Management and Supply, Inc.
gmsfax.com	Gypsum Management and Supply, Inc.
gmsinternal.com	Gypsum Management and Supply, Inc.
gmsyard.com	Gypsum Management and Supply, Inc.
jobsiteready.com	Gypsum Management and Supply, Inc.
hillcountrymaterials.com	Gypsum Management and Supply, Inc.

2

Domain Name	Registrant
lonestarmaterials.com	Gypsum Management and Supply, Inc.
longhornmaterials.com	Gypsum Management and Supply, Inc.
maverickmaterials.com	Gypsum Management and Supply, Inc.
mavmat.com	Gypsum Management and Supply, Inc.
missouridrywall.com	Gypsum Management and Supply, Inc.
modrywall.com	Gypsum Management and Supply, Inc.
pioneermaterials.net	Gypsum Management and Supply, Inc.
pioneermaterialswest.com	Gypsum Management and Supply, Inc.
rocketinstallation.com	Gypsum Management and Supply, Inc.
shenandoahbuildingsupply.com	Gypsum Management and Supply, Inc.
slbsupply.com	Gypsum Management and Supply, Inc.
statelinebuildingsupply.com	Gypsum Management and Supply, Inc.
tamarackmaterialsnorthland.com	Gypsum Management and Supply, Inc.
tamaracknorthland.com	Gypsum Management and Supply, Inc.
texarkanamaterials.com	Gypsum Management and Supply, Inc.
tidewaterip.com	Gypsum Management and Supply, Inc.
Tool-source.com	Gypsum Management and Supply, Inc.
toolsourceexpress.biz	Gypsum Management and Supply, Inc.
toolsourceexpress.com	Gypsum Management and Supply, Inc.
trianglematerials.com	Gypsum Management and Supply, Inc.
tswfast.com	Gypsum Management and Supply, Inc.
tswonline.com	Gypsum Management and Supply, Inc.
tuckeracoustical.com	Gypsum Management and Supply, Inc.
tuckercolumbia.com	Gypsum Management and Supply, Inc.
tuckergrn.com	Gypsum Management and Supply, Inc.
tuckermaterials.net	Gypsum Management and Supply, Inc.
tuckermaterialsinc.com	Gypsum Management and Supply, Inc.

3

Domain Name	Registrant
tuckermb.com	Gypsum Management and Supply, Inc.
valintpro.com	Gypsum Management and Supply, Inc.
valleyinterioronline.com	Gypsum Management and Supply, Inc.
vipgms.com	Gypsum Management and Supply, Inc.
vulcaninteriorproducts.com	Gypsum Management and Supply, Inc.
wilcat.com	Gypsum Management and Supply, Inc.
pioneerws.com	Pioneer Materials West, Inc.
tejasmaterials.com	Tejas Materials, Inc.

4

US TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor: Gypsum Management and Supply, Inc.

Trademark	Application Number	Application Filing Date	Registration Number	Registration Date
Capitol Building Supply and dome design	86/142,783	13-Dec-2013	Pending	N/A
Capitol Interior Products and liberty bell design	85/342,383	09-Jun-2011	4,156,788	12-Jun-2012
Capitol Materials, Inc. and pyramid design	85/342,391	09-Jun-2011	4,095,994	07-Feb-2012
Chaparral Materials, Inc. Leaping Greenward	85/222,038	20-Jan-2011	4,018,832	30-Aug-2011
Colonial Materials Inc.	85/302,433	22-Apr-2011	4,090,146	24-Jan-2012
Cowtown Materials, Inc. and design	85/342,396	09-Jun-2011	4,160,180	19-Jun-2012
Eastex Materials	85/302,437	22-Apr-2011	4,093,364	31-Jan-2012
Flint River Materials, Inc.	85/302,435	22-Apr-2011	4,156,630	12-Jun-2012
Gator Gypsum and alligator design	85/329,474	25-May-2011 27-Mar-2012	4,156,748	12-Jun-2012
GTS	74/226,237	29-Nov-1991	1,801,194	26-Oct-1993
Gypsum Management and Supply (stylized)	85/329,473	25-May-2011	4,156,747	12-Jun-2012
jobsiteready.com	85/745,795	04-Oct-2012	Pending	(ITU) Allowed
Longhorn Building Materials and steer head design	85/329,472	25-May-2011	4,093,478	31-Jan-2012
Louisiana Materials	85/302,431	22-Apr-2011	4,093,363	31-Jan-2012
Rocky Top Materials (stylized)	85/329,476	25-May-2011 27-Mar-2012	4,156,749	12-Jun-2012
State Line Building Supply, Inc.	85/305,754	27-Apr-2011 08-Nov-2011	4,090,159	24-Jan-2012
Tamarack Materials (stylized)	85/342,400	09-Jun-2011	4,160,181	19-Jun-2012
Tejas Materials and steer head design	85/342,385	09-Jun-2011	4,160,178	19-Jun-2012
TMI Triangle Materials, Inc.	85/342,389	09-Jun-2011	4,192,948	21-Aug-2012
TSW	85/303,734	25-Apr-2011	4,090,152	24-Jan-2012

5

Trademark	Application Number	Application Filing Date	Registration Number	Registration Date
Tucker Acoustical Products, Inc.	85/303,772	25-Apr-2011	4,090,154	24-Jan-2012
Valley Interior Products	85/303,774	25-Apr-2011	4,090,155	24-Jan-2012

FOREIGN TRADEMARKS AND TRADEMARK APPLICATIONS

None.

III.          Trade Names

Entity	Trade Name(s)
Capitol Materials, Incorporated	Capitol Materials of Alabama, Inc.
Carter Hardware Company	Valley Interior Products, Inc.
Chaparral Materials, Inc.	Rocket Installation, Inc.
Cowtown Materials, Inc.	Rio Grande Building Materials, Inc.
Eastex Materials, Inc.	Louisiana Acoustical & Drywall Materials, Inc.; Texarkana Materials, Inc.
GTS Drywall Supply Company	GTS Interior Supply Company, Inc.
Pioneer Materials West, Inc.	Pioneer Materials West Slope, Inc.
Rocky Top Materials, Inc.	River Bend Materials, Inc.
Sun Valley Interior Supply, Inc.	Sun Valley Supply

6

IV.          Registered Copyrights

None.

V.            Exclusive Copyright Licenses

None.

7

Schedule IV to the
First Lien Security Agreement

COMMERCIAL TORT CLAIMS

None.

Schedule V to the
First Lien Security Agreement

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Location	Description
Capitol Building Supply	700 East First Street, Hagerstown, MD 21740	Distribution Center
Capitol Building Supply	7622-A Backlick Road, Springfield, VA 22150	Distribution Center
Capitol Building Supply	7595 Capitol Way, Marshall, VA 20115	Distribution Center
Capitol Building Supply	7811 Penn-Western Court, Upper Marlboro, MD 20772	Distribution Center
Capitol Building Supply	4501 46th Street, Bladensburg, MD 20710-1009	Distribution Center
Capitol Building Supply	6813 Quad Avenue, Baltimore, MD 21237	Distribution Center
Capitol Building Supply	12340 Conway, Beltsville, MD 20705	Distribution Center
Colonial Materials, Inc.	1101 N. Hoskins Road, Charlotte, NC 28216-3512	Distribution Center
Colonial Materials, Inc.	6211 Hunt Road, Pleasant Garden, NC 27313	Distribution Center
Colonial Materials, Inc.	2600 Lowery St., Winston-Salem, NC 27105-27101	Distribution Center
Commonwealth Building Materials, Inc.	401 Naval Base Road, Norfolk, VA 23505	Distribution Center
Commonwealth Building Materials, Inc.	11066-A Washington Highway, Glen Allen, VA 23059	Distribution Center
GTS Drywall Supply Company	2010 W. Casino Road, Everett, WA 98204	Distribution Center
GTS Drywall Supply Company	8212 South 196th Street, Kent, WA 98032-5748	Distribution Center
GTS Drywall Supply Company	4545 Enterprise Street, Boise, ID 83705	Distribution Center
GTS Drywall Supply Company	4000 NW St. Helen’s Road, Portland, OR 97210	Distribution Center

Exhibit A to the
First Lien Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Credit Suisse AG,
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below

Attn:

GYP HOLDINGS III CORP.

Ladies and Gentlemen:

Reference is made to (i) the First Lien Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GYP Holdings III Corp., a Delaware corporation, as the Borrower, GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), and (ii) the First Lien Security Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”) among the Grantors from time to time party thereto and the Collateral Agent for the ratable benefit of the Secured Parties.  Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1.  Grant of Security.  The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired or created by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2.  Security for First Lien Obligations.  The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all First Lien Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.  Supplements to Security Agreement Schedules.  The undersigned has attached hereto supplemental Schedules I through V to Schedules I through V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

SECTION 4.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 6 of the Security Agreement applicable to the undersigned (as supplemented by the attached supplemental schedules) as of the date hereof.

SECTION 5.  First Lien Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6.  Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Address for notices:

2

Acknowledged and accepted as of the date first above written:

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

3

Exhibit B to the
First Lien Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “IP Security Agreement”) dated as of [•], is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GYP Holdings III Corp., a Delaware corporation, has entered into a First Lien Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of the Term Loans by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain First Lien Security Agreement dated as of April 1, 2014 among the Grantors from time to time party thereto and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.   Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)            the patents and patent applications set forth in Schedule A hereto;

(ii)           the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable federal law), together with the goodwill of the business connected with the use thereof and symbolized thereby;

(iii)          the copyright registrations set forth in Schedule C hereto;

(iv)          the agreements granting any exclusive right to the Grantor in or to any registered copyright set forth in Schedule D hereto;

(v)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)          any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief; and

(vii)         any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and/or payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing provided that, notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vii), the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided, further, that (x) the Collateral includes Proceeds and receivables of any property excluded under this provision, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by the Security Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof.

SECTION 2.   Security for First Lien Obligations.  The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment and performance of all First Lien Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise

2

modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.   Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.   Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event that any provision of this IP Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 5.   Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.   Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered, if to any Grantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, or if to the Collateral Agent, to its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this IP Security Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 7.   Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Grantors:	[GRANTORS]

By:
Name:
Title:

4

Collateral Agent:	CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

5

Exhibit C to the
First Lien Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated as of [•], is among the Person listed on the signature page hereof (the “Grantor”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GYP Holdings III Corp., a Delaware corporation, has entered into a First Lien Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain First Lien Security Agreement dated as of April 1, 2014 among the Grantor, such other Persons and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated as of April 1, 2014 among the Persons listed on the signature pages thereof as Grantors and the Collateral Agent.

WHEREAS, under the terms of the Security Agreement, the Grantor has agreed to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in any after-acquired intellectual property collateral of the Grantor and has agreed in connection therewith to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security.  The Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(i)            the patents and patent applications set forth in Schedule A hereto;

(ii)           the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable federal law), together with the goodwill of the business connected with the use thereof and symbolized thereby;

(iii)          the copyright registrations set forth in Schedule C hereto;

(iv)          the agreements granting any exclusive right to the Grantor in or to any registered copyright set forth in Schedule D hereto;

(v)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)          any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief; and

(vii)         any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and/or all of the foregoing or arising from any of the foregoing.

provided that notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vii), the security interest created hereby shall not extend to, and the term “Additional Collateral” shall not include, any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided, further, that (x) the Collateral includes Proceeds and receivables of any property excluded under this provision, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by the Security Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof.

SECTION 2.  Supplement to Security Agreement.  Schedule III to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

SECTION 3.  Security for First Lien Obligations.  The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment and performance of all First Lien Obligations of the Grantor now or hereafter

7

existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 5.  Grants, Rights and Remedies.  This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event that any provision of this IP Security Agreement Supplement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 6.  Execution in Counterparts.  This IP Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.  Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered, if to any Grantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, or if to the Collateral Agent, to its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this IP Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 8.  Governing Law.  This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

8

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

9

EXHIBIT H

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “IP Security Agreement”) dated as of April 1, 2014, is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GYP Holdings III Corp., a Delaware corporation, has entered into a First Lien Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of the Term Loans by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain First Lien Security Agreement dated as of April 1, 2014 among the Grantors from time to time party thereto and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.   Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)            the patents and patent applications set forth in Schedule A hereto;

(ii)           the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable federal law), together with the goodwill of the business connected with the use thereof and symbolized thereby;

(iii)          the copyright registrations set forth in Schedule C hereto;

(iv)          the agreements granting any exclusive right to the Grantor in or to any registered copyright set forth in Schedule D hereto;

(v)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)          any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief; and

(vii)         any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and/or payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing provided that, notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi), the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided, further, that (x) the Collateral includes Proceeds and receivables of any property excluded under this provision, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by the Security Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof.

SECTION 2.   Security for First Lien Obligations.  The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment and performance of all First Lien Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing First Lien Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date

12

hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.   Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.   Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event that any provision of this IP Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 5.   Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.   Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered, if to any Grantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, or if to the Collateral Agent, to its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this IP Security Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 7.   Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

13

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Grantors:	GYPSUM MANAGEMENT AND SUPPLY, INC.

By:
Name:
Title:

[First Lien IP Security Agreement]

Collateral Agent:	CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[First Lien IP Security Agreement]

Schedule A to the

First Lien IP Security Agreement

PATENTS AND PATENT APPLICATIONS

None.

Schedule B to the

First Lien IP Security Agreement

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor: Gypsum Management and Supply, Inc.

Trademark	Country	Application Number	Application Filing Date	Registration Number	Registration Date
Capitol Building Supply and dome design	US	86/142,783	13-Dec-2013	Pending	N/A
Capitol Interior Products and liberty bell design	US	85/342,383	09-Jun-2011	4,156,788	12-Jun-2012
Capitol Materials, Inc. and pyramid design	US	85/342,391	09-Jun-2011	4,095,994	07-Feb-2012
Chaparral Materials, Inc. Leaping Greenward	US	85/222,038	20-Jan-2011	4,018,832	30-Aug-2011
Colonial Materials Inc.	US	85/302,433	22-Apr-2011	4,090,146	24-Jan-2012
Cowtown Materials, Inc. and design	US	85/342,396	09-Jun-2011	4,160,180	19-Jun-2012
Eastex Materials	US	85/302,437	22-Apr-2011	4,093,364	31-Jan-2012
Flint River Materials, Inc.	US	85/302,435	22-Apr-2011	4,156,630	12-Jun-2012
Gator Gypsum and alligator design	US	85/329,474	25-May-2011 27-Mar-2012	4,156,748	12-Jun-2012
GTS	US	74/226,237	29-Nov-1991	1,801,194	26-Oct-1993
Gypsum Management and Supply (stylized)	US	85/329,473	25-May-2011	4,156,747	12-Jun-2012
jobsiteready.com	US	85/745,795	04-Oct-2012	Pending	(ITU) Allowed
Longhorn Building Materials and steer head design	US	85/329,472	25-May-2011	4,093,478	31-Jan-2012
Louisiana Materials	US	85/302,431	22-Apr-2011	4,093,363	31-Jan-2012
Rocky Top Materials (stylized)	US	85/329,476	25-May-2011 27-Mar-2012	4,156,749	12-Jun-2012
State Line Building Supply, Inc.	US	85/305,754	27-Apr-2011 08-Nov-2011	4,090,159	24-Jan-2012
Tamarack Materials (stylized)	US	85/342,400	09-Jun-2011	4,160,181	19-Jun-2012

Trademark	Country	Application Number	Application Filing Date	Registration Number	Registration Date
Tejas Materials and steer head design	US	85/342,385	09-Jun-2011	4,160,178	19-Jun-2012
TMI Triangle Materials, Inc.	US	85/342,389	09-Jun-2011	4,192,948	21-Aug-2012
TSW	US	85/303,734	25-Apr-2011	4,090,152	24-Jan-2012
Tucker Acoustical Products, Inc.	US	85/303,772	25-Apr-2011	4,090,154	24-Jan-2012
Valley Interior Products	US	85/303,774	25-Apr-2011	4,090,155	24-Jan-2012

Schedule C to the

First Lien IP Security Agreement

REGISTERED COPYRIGHTS

None.

Schedule D to the

First Lien IP Security Agreement

EXCLUSIVE COPYRIGHT LICENSES

None.

EXHIBIT I

FORM OF OPINION MATTERS — COUNSEL TO THE LOAN PARTIES

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

April 1, 2014

Reference is made to (i) that certain First Lien Credit Agreement, dated as of the date hereof (the “First Lien Credit Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent (the “First Lien Administrative Agent”) and as collateral agent, (ii) that certain Second Lien Credit Agreement, dated as of the date hereof (the “Second Lien Credit Agreement”), among the Lead Borrower, Holdings, each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent (the “Second Lien Administrative Agent”) and as collateral agent, and (iii) that certain ABL Credit Agreement, dated as of the date hereof (the “ABL Credit Agreement” and, together with the First Lien Credit Agreement and the Second Lien Credit Agreement, the “Credit Agreements”), among the Lead Borrower, Holdings, the other borrowers from time to time party thereto, each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent (the “ABL Agent” and, together with the First Lien Administrative Agent and Second Lien Administrative Agent, the “Administrative Agents”) and as collateral agent.  Capitalized terms used but not defined herein have the meanings set forth in the applicable Credit Agreement.  This certificate is furnished to the Administrative Agents pursuant to Section 4.01(a)(ix) of each Credit Agreement.

I, [           ], certify that I am the duly appointed, qualified and acting chief financial officer of Holdings and, in such capacity, that:

On the date hereof, after giving effect to the Transactions and the related transactions contemplated by the Loan Documents, Holdings and its Subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.

The undersigned is familiar with the business and financial position of Holdings and its Subsidiaries.  In reaching the conclusions set forth in this certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings and its Subsidiaries after consummation of the transactions contemplated by the Loan Documents.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date first above written.

GYP HOLDINGS II CORP.

By:
Name:
Title:

[Signature Page to Solvency Certificate]

EXHIBIT K

FORM OF DISCOUNTED PREPAYMENT OPTION NOTICE

Date:             , 20

To:                             CREDIT SUISSE AG, as Administrative Agent

Ladies and Gentlemen:

This Discounted Prepayment Option Notice is delivered to you pursuant to Section 2.03(a)(iii) of that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent

The undersigned Borrower Purchasing Party hereby notifies you that, effective as of [              , 20  ], pursuant to Section 2.03(a)(iii) of the Agreement, such Borrower Purchasing Party is seeking:

1.                                      to prepay Term Loans in an aggregate principal amount of [$                                          ](11) (the “Proposed Discounted Prepayment Amount”), [and]

2.                                      [a percentage discount to the par value of the principal amount of the Term Loans greater than or equal to [      %] of par value but less than or equal to [        %] of par value (the “Discount Range”)(12), and](13)

3.                                      to receive a Lender Participation Notice on or before [             , 20  ](14), as determined pursuant to Section 2.03(a)(iii) of the Agreement (the “Acceptance Date”).

The undersigned Borrower Purchasing Party expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.03(a)(iii) of the Agreement.

The undersigned Borrower Purchasing Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Term Lenders as follows:

(1)  Insert amount that is minimum of $1.0 million and in an integral multiple of $1.0 million in excess thereof.

(2)  Discount Range may be a single percentage.

(3)  Include at the election of the Borrower

(4)  Insert date (a Business Day) that is at least five Business Days after date of this Discounted Prepayment Option Notice.

1.              No Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment).

2.              Each of the conditions to the Discounted Voluntary Prepayment contained in Section 2.03(a)(iii) of the Agreement has been satisfied.

3.              Such Borrower Purchasing Party does not have any material non-public information with respect to Holdings, the Borrower or any of its Subsidiaries or any of their respective securities that either (A) has not been disclosed to the Term Lenders (other than Term Lenders that do not wish to receive such information) or has not otherwise been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, prior to such time or (B) if not disclosed to the Term Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings, the Borrower and the Restricted Subsidiaries.

The undersigned Borrower Purchasing Party respectfully requests that the Administrative Agent promptly notify each of the Term Lenders party to the Agreement of this Discounted Prepayment Option Notice.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

[NAME OF APPLICABLE BORROWER PURCHASING PARTY]

By:
Name:
Title:

[Signature Page to Discounted Prepayment Option Notice]

EXHIBIT L

FORM OF LENDER PARTICIPATION NOTICE

Date:             , 20

To:                             CREDIT SUISSE AG, as Administrative Agent

Ladies and Gentlemen:

Reference is made to (a) that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent, and (b) that certain Discounted Prepayment Option Notice, dated             , 20  , from the applicable Borrower Purchasing Party listed on the signature page thereto (the “Discounted Prepayment Option Notice”).  Capitalized terms used herein and not defined herein or in the Agreement shall have the meaning ascribed to such terms in the Discounted Prepayment Option Notice.

The undersigned Term Lender hereby gives you notice, pursuant to Section 2.03(a)(iii) of the Agreement, that it is willing to accept a Discounted Voluntary Prepayment of Term Loans held by such Term Lender:

1.                                      in a maximum aggregate principal amount of [$                                 ] (the “Offered Loans”), and

2.                                      at a maximum discount to par value of the principal amount of the Term Loans equal to [   %](15) of par value (the “Acceptable Discount”).

The undersigned Term Lender expressly agrees that this offer is subject to the provisions of Section 2.03(a)(iii) of the Agreement.  Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.03(a)(iii) of the Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Term Lender hereby expressly consents and agrees to a prepayment of its Term Loans pursuant to Section 2.03(a)(iii) of the Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Discounted Prepayment Amount for the relevant Discounted Voluntary Prepayment, and acknowledges and agrees that such prepayment of its Term Loans will be allocated at par value, but the actual payment made to such Term Lender will be reduced in accordance with the Applicable Discount.

(1)  Insert amount within Discount Range, if specified by the applicable Borrower Purchasing Party.

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF TERM LENDER]

By:
Name:
Title:

[Signature Page to Lender Participation Notice]

EXHIBIT M

FORM OF DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

Date:            , 20

To:                             CREDIT SUISSE AG, as Administrative Agent

Ladies and Gentlemen:

This Discounted Voluntary Prepayment Notice is delivered to you pursuant to Section 2.03(a)(iii) of that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

The undersigned Borrower Purchasing Party hereby irrevocably notifies you that, pursuant to Section 2.03(a)(iii) of the Agreement, such Borrower Purchasing Party will make a Discounted Voluntary Prepayment to each Term Lender with Qualifying Loans, which shall be made:

1.                                      on or before [           , 20  ](16), as determined pursuant to Section 2.03(a)(iii) of the Agreement,

2.                                      in an aggregate principal amount of [$                           ], and

3.                                      at a percentage discount to the par value of the principal amount of the Term Loans equal to [         %] of par value (the “Applicable Discount”).

The undersigned Borrower Purchasing Party expressly agrees that this Discounted Voluntary Prepayment Notice is irrevocable and is subject to the provisions of Section 2.03(a)(iii) of the Agreement.

The undersigned Borrower Purchasing Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Term Lenders as follows:

1.              No Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment).

(1)  Insert date (a Business Day) that is at least one Business Day after date of this Notice and no later than five Business Days after the Acceptance Date (or such later date as the Administrative Agent and the applicable Borrower Purchasing Party shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).

2.              Such Borrower Purchasing Party does not have any material non-public information with respect to Holdings, the Borrower or any of its Subsidiaries or any of their respective securities that either (A) has not been disclosed to the Term Lenders (other than Term Lenders that do not wish to receive such information) or has not otherwise been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, prior to such time or (B) if not disclosed to the Term Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings, the Borrower and the Restricted Subsidiaries.

3.              Each of the conditions to making the Discounted Voluntary Prepayment set forth in Section 2.03(a)(iii) of the Agreement has been satisfied.

The undersigned Borrower Purchasing Party respectfully requests that the Administrative Agent promptly notify each of the relevant Term Lenders party to the Agreement who has Qualifying Loans of this Discounted Voluntary Prepayment Notice.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE BORROWER PURCHASING PARTY]

By:
Name:
Title:

[Signature Page to Discounted Voluntary Prepayment Notice]

EXHIBIT N-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Lender hereby represents and warrants that:

1.                                                                                      It is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate;

2.                                                                                      It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.                                                                                      It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

4.                                                                                      It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT N-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Lender hereby represents and warrants that:

1.                                                                                      It is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate;

2.                                                                                      Its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s));

3.                                                                                      Neither the Foreign Lender nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

4.                                                                                      None of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

5.                                                                                      None of its direct or indirect partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT N-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Participant hereby represents and warrants that:

1.                                                                                      It is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2.                                                                                      It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.                                                                                      It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

4.                                                                                      It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT N-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Participant hereby represents and warrants that:

1.                                                                                      It is the sole record owner of the participation in respect of which it is providing this certificate;

2.                                                                                      Its direct or indirect partners/members are the sole beneficial owners of such participation;

3.                                                                                      Neither the Foreign Participant nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code ;

4.                                                                                      None of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

5.                                                                                      None of its direct or indirect partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date set forth below.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:
Date:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT O

FORM OF SECURED HEDGE NOTICE

NOTICE OF SECURED HEDGE AGREEMENT

for

[Swap Contract/IDSA Master Agreement between [NAME OF HEDGE BANK] (“Hedge Bank”) and GYP Holdings III Corp., a Delaware corporation (the “Borrower”), dated as of [DATE OF ISDA/Swap Contract]

Reference is made to (i) the First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), among the Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent, and (ii) the ISDA Master Agreement dated as of [DATE OF ISDA/SWAP CONTRACT] (the “Swap Contract”).  This communication is to inform you that the Borrower and Hedge Bank hereby designate the above captioned Swap Contract as a “Secured  Hedge Agreement” as defined in the Credit Agreement secured under to that certain Guaranty (as defined in the Credit Agreement) and the Collateral Documents (as defined in the Credit Agreement).

The Borrower and Hedge Bank acknowledge and accept Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX of the Credit Agreement for itself and its Affiliates as if Hedge Bank were a “Lender” party to the Credit Agreement.

The terms of this notice shall be governed by and construed in accordance with the laws of the State of New York.

GYP HOLDINGS III CORP.

By:
Name:
Title:

[HEDGE BANK]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT P

FORM OF INTERCOMPANY NOTE

[DATE]

For value received, each of the undersigned (together with their respective successors and assigns, each a “Payor”, and collectively, the “Payors”), hereby promises to pay on demand to each of the undersigned (together with its successors and assigns, each a “Payee”), the unpaid principal amount of all loans and advances made by the Payee to each Payor. Each Payor promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by such Payor and the Payee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreements identified below (unless otherwise indicated).

Upon the commencement by or against any Payor of any case or other proceeding seeking liquidation, reorganization or other relief with respect to such Payor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by such Payor.

The Payee is hereby authorized (but not required) to record all loans and advances made by it to each Payor (all of which shall be evidenced by this Intercompany Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.  The failure to show any such indebtedness or any error in showing such indebtedness shall not affect the obligations of any Payor hereunder.

This Intercompany Note is the Intercompany Note referred to in each of the (i) First Lien Credit Agreement, dated as of the date hereof (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent and as collateral agent, (ii) Second Lien Credit Agreement, dated as of the date hereof (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among the Lead Borrower, Holdings, each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent and as collateral agent, and (iii) ABL Credit Agreement, dated as of the date hereof (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the First Lien Credit Agreement and the Second Lien Credit Agreement, each a “Credit Agreement” and, collectively, the “Credit Agreements”), among the Lead Borrower, Holdings, the other borrowers from time to time party thereto, each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent and as collateral agent.

This Intercompany Note shall be pledged by each Payee that is a Loan Party pursuant to (i) the First Lien Security Agreement (the “First Lien Security Agreement”) among the Lead Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto, and CREDIT SUISSE AG, as collateral agent (in such capacity, the “First Lien Collateral Agent”), (ii) the Second Lien Security Agreement (the “Second Lien Security Agreement”) among the Lead Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto, and CREDIT SUISSE AG, as collateral agent (in such capacity, the “Second Lien Collateral Agent”) , and (iii) the ABL Security Agreement (the “ABL Security Agreement” and, together with the First Lien Security Agreement and the Second Lien Security Agreement, the “Security Agreements”) among the Lead Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto, and WELLS FARGO BANK, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent” and, together with the First Lien Collateral Agent and the Second Lien Collateral Agent, each a “Collateral Agent” and, collectively, the “Collateral Agents”).  By its entry into this Intercompany Note, each Payor is deemed to have notice of the fact that, and each Payor hereby acknowledges and accepts that, this Intercompany Note has been pledged by the Payee (or is subject to an equivalent or similar security interest in any other relevant jurisdiction) in favor of each Collateral Agent and/or each Secured Party.  Each Payor acknowledges and agrees that after the occurrence and during the continuation of an Event of Default, the Collateral Agents and the other Secured Parties may exercise all the rights of each Payee that is a Loan Party under this Intercompany Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or any endorser of the obligations of any Payor that is a Loan Party under this Intercompany Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the First Lien Obligations (as defined in the First Lien Credit Agreement), the Second Lien Obligations (as defined in the Second Lien Credit Agreement) and the ABL Obligations (as defined in the ABL Credit Agreement) (collectively, the “Senior Debt”) until: (i) in the case of the First Lien Obligations, the termination of the Aggregate Commitments (as defined in the First Lien Credit Agreement) and payment in full of all First Lien Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Hedge Agreements (as defined in the First Lien Credit Agreement) as to which arrangements satisfactory to the applicable Hedge Bank (as defined in the First Lien Credit Agreement) shall have been made); (ii) in the case of the Second Lien Obligations (as defined in the Second Lien Credit Agreement), the termination of the Aggregate Commitments (as defined in the Second Lien Credit Agreement) and payment in full of all Second Lien Obligations (other than contingent indemnification obligations not yet accrued and payable); and (iii) in the case of the ABL Obligations (as defined in the ABL Credit Agreement), the termination of the Aggregate Commitments (as defined in the ABL Credit Agreement) and payment in full of all ABL Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements (as defined in the ABL Credit Agreement) and Secured Hedge Agreements (as defined in the ABL Credit Agreement) as to which arrangements satisfactory to the applicable Cash Management Bank (as defined in the ABL Credit Agreement) or Hedge Bank (as defined in the ABL Credit Agreement) shall have been made) and the expiration or termination of all Letters of Credit (as defined in the ABL Credit Agreement) (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer (as defined in the ABL Credit Agreement) shall have been made) (clauses (i), (ii) and (iii), collectively, “Payment in Full”); provided that, in each case, each Payor may make payments to the applicable Payee so long as no Event of Default under any Credit Agreement shall have occurred and be continuing; and provided, further, that, in each case, upon the waiver, remedy or cure of each such Event of Default, so long as no other Event of Default under any Credit Agreement shall have occurred and be then continuing, such payments shall be permitted, including any payment to bring any missed payments during the period of such Event of Default current.  Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Loan Party (whether constituting part of the Collateral given to the Collateral Agents or any other Secured Party under (i) the First Lien Credit Agreement to secure payment of all or any part of the First Lien Obligations (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement or the Secured Hedge Agreements (as defined in the First Lien Credit Agreement), (ii) the Second Lien Credit Agreement to secure payment of all or any part of the Second Lien Obligations (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement, (iii) the ABL Credit Agreement to secure payment of all or any part of the ABL Obligations (as defined in the ABL Credit Agreement) under the ABL Credit Agreement, the Secured Cash Management Agreements (as defined in the ABL Credit Agreement) or the Secured Hedge Agreements (as defined in the ABL Credit Agreement) or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agents and the other Secured Parties under each Credit Agreement in such assets.  Except as expressly permitted by each Credit Agreement or the other Loan Documents (as defined in each Credit Agreement), the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until Payment in Full.

After the occurrence of and during the continuation of an Event of Default (as defined in each Credit Agreement), if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Loan Documents (as defined in each Credit Agreement)) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the applicable Collateral Agent for application to any of the Senior Debt, due or to become due, until Payment in Full.  After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party irrevocably authorizes, empowers and appoints the applicable Collateral Agent (as required by the Intercreditor Agreements) as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in such Collateral Agent’s own names or in the name of such Payee or otherwise, as such Collateral Agent may deem necessary or advisable for the enforcement of this Intercompany Note.  After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by any Collateral Agent.  After the occurrence of and during the continuation of an Event of Default, the Collateral Agents may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Senior Debt in accordance with each Credit Agreement.  Upon the occurrence and during the continuation of any Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Loan Party upon or with respect to Payor Indebtedness owing to such Payee prior to Payment in Full, such Payee that is a Loan Party shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the applicable Collateral Agent (as required by the Intercreditor Agreements), for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in such Collateral Agent’s judgment), for application to any of the Senior Debt in accordance with each Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties.  Upon the occurrence and during the continuance of an Event of Default, if such Payee fails to make any such endorsement or assignment to the Collateral Agents, the applicable Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.  After the occurrence and during the continuation of an Event of Default, each Payee that is a Loan Party agrees that until Payment in Full, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than (x) to Holdings, the Lead Borrower or any of their respective Restricted Subsidiaries, (y) in favor of the Collateral Agents for the benefit of the Secured Parties pursuant to the Security Agreements or otherwise or (z) to the holders of Permitted Other Indebtedness (as defined in the First Lien Credit Agreement), Specified Refinancing Debt (as defined in the First Lien Credit Agreement), Permitted Other Indebtedness (as defined in the Second Lien Credit Agreement), Specified Refinancing Debt (as defined in the Second Lien Credit Agreement) and/or Permitted Term Indebtedness (as defined in the ABL Credit Agreement), in each case to the extent permitted by each Credit Agreement) any claim such Payee has or may have against any Payor, or (ii) otherwise amend, modify, supplement, waive or fail to enforce any subordination provision of this Intercompany Note or the provisions relating to the pledge of this Intercompany Note in favor of the Collateral Agents for the benefit of the Secured Parties.

The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

This Intercompany Note and the Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Intercompany Note or any Loan Document (except, as to any Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto by executing a counterpart signature page to this Intercompany Note (each additional Subsidiary, an “Additional Payor”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder.  This Intercompany Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Intercompany Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PAYORS:

[SUBSIDIARY A NAME]

By
Name:
Title:

[SUBSIDIARY B NAME]

By
Name:
Title:

[SUBSIDIARY C NAME]

By
Name:
Title:

[Signature Page to Intercompany Note]

Pay to the following PAYEES:

[SUBSIDIARY A NAME]

By
Name:
Title:

[SUBSIDIARY B NAME]

By
Name:
Title:

[SUBSIDIARY C NAME]

By
Name:
Title:

[Signature Page to Intercompany Note]

EXHIBIT Q

FORM OF TERM INTERCREDITOR AGREEMENT

EXHIBIT R

FORM OF ABL/TERM INTERCREDITOR AGREEMENT